UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE
14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )
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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
Webster Financial Corporation
(Exact Name of Registrant as Specified In Its Charter)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

Wednesday, April 26, 2023

3:00 p.m. Eastern Time

Virtual Meeting; Please visit www.virtualshareholdermeeting.com/WBS2023

To the Stockholders of Webster Financial Corporation:

You are cordially invited to attend the Webster Financial Corporation (“Webster”) Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, April 26, 2023 at 3:00 p.m., Eastern Time. The Annual Meeting will be held virtually via the Internet to allow us to facilitate participation for more stockholders, regardless of their geographic location, and provides us with another opportunity to reduce our environmental impact.

You will be able to participate in the virtual Annual Meeting, vote your shares electronically, and submit live questions by visiting www.virtualshareholdermeeting.com/WBS2023. At the Annual Meeting, you will be asked to (i) elect fifteen directors to serve for one-year terms; (ii) approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster; (iii) vote, on a non-binding, advisory basis, on the frequency of voting on the compensation of the named executive officers of Webster; (iv) approve an amendment to the Webster Financial Corporation 2021 Stock Incentive Plan; (v) approve an amendment to Webster’s Fourth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of Webster as permitted pursuant to recent Delaware General Corporation Law amendments; (vi) vote, on a non-binding basis, to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2023; and (vii) transact any other business that properly comes before the Annual Meeting or any adjournments thereof.

We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. It is important that your share(s) be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your shares via the Internet, by phone or by mail. If you attend the meeting and prefer to vote during the meeting, you may do so. Stockholders who attend the Annual Meeting by following the instructions in the Proxy Statement will be considered to be attending the meeting “in person.”

Sincerely,

John R. Ciulla	Jack L. Kopnisky
President and Chief Executive Officer	Executive Chairman

200 Elm Street Stamford, Connecticut 06902

Notice of 2023 Annual Meeting of Stockholders	When April 26, 2023 3:00 p.m. Eastern Time	Where Virtual meeting; please visit www.virtualshareholdermeeting.com/WBS2023	Record Date Close of business on March 6, 2023

To the Stockholders of

Webster Financial Corporation:

You are cordially invited to attend the Webster Financial Corporation (the “Company”, “we”, “us,” “our”, or “Webster”) Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Wednesday, April 26, 2023 at 3:00 p.m., Eastern Time. We believe that a virtual meeting allows us to facilitate participation for more stockholders, regardless of their geographic location, and provides us with another opportunity to reduce our environmental impact.

The Board of Directors of the Company has fixed the close of business on March 6, 2023 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. This Notice of Internet Availability of Proxy Materials or Proxy Statement are first being sent to stockholders on or about March 15, 2023.

You will be able to participate in the virtual Annual Meeting, vote your shares electronically, and submit questions by visiting www.virtualshareholdermeeting.com/WBS2023.

At the Annual Meeting, you will be asked to vote on the following matters:

Proposal	Description

Proposal 1.	Election of Directors - To elect fifteen directors to serve for one-year terms

Proposal 2.	Say-on-Pay - To approve, on a non-binding, advisory basis, the compensation of the named executive officers (“NEOs”) of Webster

Proposal 3.	Frequency on Say-on-Pay - To vote, on a non-binding, advisory basis, on the frequency of voting on the compensation of the named executive officers of Webster

Proposal 4.	Amendment to the Webster Financial Corporation 2021 Stock Incentive Plan - To approve an amendment to the Webster Financial Corporation 2021 Stock Incentive Plan to, among other things, increase the total number of shares authorized for issuance under such plan

Proposal 5.	Amendment to Webster’s Fourth Amended and Restated Certificate of Incorporation - To approve an amendment to Webster’s Fourth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of Webster as permitted pursuant to recent Delaware General Corporation Law amendments

Proposal 6.	Auditor Ratification - To vote, on a non-binding basis, to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2023

Proposal 7.	Other Business - To transact any other business that properly comes before the Annual Meeting, or any adjournments thereof

The Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to attend the virtual Annual Meeting, please see “Attending the Annual Meeting” on page 1. Stockholders will be able to attend, vote and submit questions from any location via the Internet. Stockholders who attend the Annual Meeting by following the instructions in this Proxy Statement will be considered to be attending the meeting “in person.”

VOTING OPTIONS

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA:

Online	Phone	Mail

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held April 26, 2023: The Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our 2022 Annual Report, are available free of charge on the Investor Relations section of our website at https://investors.websterbank.com.

Whether or not you expect to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting, and our 2022 Annual Report.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your shares via the Internet at the website printed on your proxy card, by dialing the toll-free telephone number printed on your proxy card, or you may complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope. If you attend the virtual meeting and prefer to vote during the meeting, you may do so. If your common stock is held by a bank, broker, or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of common stock voted.

For a printed copy of the Proxy Statement, please send a written request to: Webster Financial Corporation, 200 Elm Street, Stamford, Connecticut 06902, Attention: Corporate Secretary.

If you have any questions or need assistance voting your shares, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200 (or banks, brokers, and other nominees can call collect at (203) 658-9400), or by emailing WBSinfo@investor.morrowsodali.com.

Sincerely,

John R. Ciulla	Jack L. Kopnisky
President and Chief Executive Officer	Executive Chairman

Webster Financial Corporation

Letter to the Stockholders

Notice of 2023 Annual Meeting of Stockholders

1	Proxy Statement Summary

6	Commitment to Corporate Responsibility

10	Election of Directors (Proposal 1)

10	Current Board Composition, Diversity and Refreshment

12	Director Skills and Experiences

13	Director Nominees

20	Board Meetings, Committees of the Board and Related Matters

20	Commitment to Good Governance Practices

20	Board Leadership Structure and Function

22	Committees of the Board

29	Selection and Recruitment of Directors

29	Majority Voting for Directors

29	Annual Board and Committee Self-Assessments

29	Procedure for Directly Contacting the Board

30	Non-Employee Director Compensation and Stock Ownership Guidelines

31	Executive Officers

33	Executive Compensation

33	Compensation Discussion and Analysis

52	Compensation Committee Interlocks and Insider Participation

52	Compensation Committee Report

52	Audit Committee Report

53	Security Ownership of Certain Beneficial Owners and Management

53	Securities Owned by Management

54	Principal Holders of Voting Securities of Webster

55	Say-on-Pay (Proposal 2)

56	Frequency of Say-on-Pay (Proposal 3)

57	Amendment to The Webster Financial Corporation 2021 Stock Incentive Plan (as Amended and Restated Effective April 26, 2023) (Proposal 4)

57	Description of the Plan

58	Key Terms of the Plan

58	Summary Description of the Material Terms of the Plan

65	Amendment to The Webster Fourth Amended and Restated Certificate of Incorporation (Proposal 5)

65	Purpose and Possible Effects of the Proposed Amendment

66	Auditor Ratification (Proposal 6)

66	Auditor Fee Information

66	Pre-Approval Policies and Procedures

67	Additional Information

67	Transactions with Related Persons

67	Policies and Procedures Regarding Transactions with Related Persons

67	Method of Proxy Solicitation

67	Householding of Proxy Materials

67	Electronic Delivery of Annual Meeting Materials

67	Where You Can Find More Information

68	Information Not Incorporated into This Proxy Statement

68	Stockholder Proposals and Director Nominations

69	Questions and Answers

72	Other Business

Annex A

Annex B

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targets,” “continues,” “remains,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Any forward-looking statement made in this Proxy Statement speaks only as of the date on which it is made. Webster Financial Corporation (“Webster”, “we”, “our”, “us” or the “Company”) undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

For additional information, please see the other reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including discussions under the “Forward-Looking Statements” and “Risk Factors” sections of Webster’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC and available on its website at www.sec.gov.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read this entire Proxy Statement carefully before you vote your shares.

2023 ANNUAL MEETING OF STOCKHOLDERS OF WEBSTER FINANCIAL CORPORATION (THE “ANNUAL MEETING”)	When April 26, 2023 3:00 p.m. Eastern Time	Where Virtual meeting; please visit www.virtualshareholdermeeting.com/WBS2023	Record Date Close of business on March 6, 2023

Agenda and Recommendations

	Proposal	Board Recommendation

Proposal 1	Election of Directors	✓ FOR each nominee See page 10

Proposal 2	Say-on-Pay	✓ FOR See page 55

Proposal 3	Frequency on Say-on-Pay	✓ ONE YEAR See page 56

Proposal 4	Amendment to the Webster Financial Corporation 2021 Stock Incentive Plan	✓ FOR See page 57

Proposal 5	Amendment to the Webster Fourth Amended and Restated Certificate of Incorporation	✓ FOR See page 65

Proposal 6	Auditor Ratification	✓ FOR See page 66

Attending the Annual Meeting

Our Annual Meeting this year will be held entirely online via live webcast. You may log into and attend the virtual Annual Meeting beginning at 2:45 p.m. Eastern Time on April 26, 2023. The Annual Meeting will begin promptly at 3:00 p.m. Eastern Time.

If you are a registered stockholder or beneficial owner of common stock holding shares at the close of business on the record date, you may attend the Annual Meeting by going to www.virtualshareholdermeeting.com/WBS2023 and logging in by entering your name, a valid email address and the 16-digit control number found on your proxy card, Notice of Internet Availability, or voting instruction form, as applicable. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 p.m. Eastern Time on April 25, 2023 and enter your 16-digit control number.

For additional information on voting, attendance and submitting questions for the Annual Meeting, please see the sections entitled “How do I Attend the virtual Annual Meeting?”, “Will I be able to participate in the virtual Annual Meeting on the same basis I would be able to participate in a live annual meeting?” and “How do I vote my shares?”, beginning on page 69 of this Proxy Statement.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance online, or, if you requested printed copies of the proxy materials, by phone or by mail to ensure that your vote will be represented at the Annual Meeting.

No recording of the Annual Meeting is permitted, including audio and video recording.

Voting Your Shares

Your Vote is Important to us

Regardless of whether you are planning to attend this year’s Annual Meeting, please submit your vote over the Internet, by phone or by mail by completing, signing, and returning your proxy card as soon as you can so that we can be assured of obtaining a quorum. A proxy that is signed and dated, but which does not contain voting instructions, will be voted as recommended by our Board of Directors (the “Board”) on each proposal.

Who Can Vote

The securities that can be voted at the Annual Meeting consist of shares of common stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares.

Webster Financial Corporation - 2023 Proxy Statement    |    1

The Board has fixed the close of business on March 6, 2023 as the record date for the determination of stockholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 8,251 holders of record of the 174,657,761 shares of common stock then outstanding and eligible to be voted at the Annual Meeting.

How to Vote

For shares held in “street name”. If your common stock is held by a bank, broker, or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of common stock voted.

For shares held in your own name. If you hold your common stock in your own name and not through a bank, broker, or other nominee, you may vote your shares of common stock:

•

By Telephone – You can vote your shares of common stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 25, 2023. Easy-to-follow voice prompts allow you to vote your shares of common stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

•

By Internet - The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 25, 2023. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

•	By Proxy Card – You can sign, date, and mail the proxy card in the enclosed postage-paid envelope.

•	In Person - You can attend the Annual Meeting virtually and vote during the meeting.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your common stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board.

Quorum and Vote Requirements

The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Stockholders’ votes will be tabulated by the person or persons appointed by the Board to act as inspectors of election for the Annual Meeting. Stockholders who attend the Annual Meeting by following the instructions in this Proxy Statement will be considered to be attending the meeting “in person.”

If you do not give instructions, whether the broker or other nominee can vote your shares depends on whether the proposal is considered “routine” or “non-routine” under New York Stock Exchange (“NYSE”) rules. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other nominee may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other nominee is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions.

Both abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum at the Annual Meeting.

Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast on Proposals 1, 2, 3 and 4, and therefore, will have no effect on the outcome of the votes for those proposals. Abstentions will not be counted for purposes of determining the number of votes cast on Proposal 6 and, therefore, will have no effect on the outcome of the vote for that proposal. Brokerage firms or other nominees have authority to vote customers’ unvoted shares held by such firms in street name on Proposal 6; however, if a broker or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote. For Proposal 5, since approval of a majority of the outstanding shares entitled to vote at the Annual Meeting is needed, abstentions and broker non-votes will have the effect of a vote “AGAINST” the proposal.

Proposal		Vote Required for Approval(1)	Effect of Abstentions	Effect of Broker Non-Votes
Proposal 1	Election of Directors	“FOR” votes of the holders of a majority of the votes cast at the Annual Meeting	None; not counted as a “vote cast”	None; not counted as a “vote cast”
Proposal 2	Say-on-Pay	“FOR” votes of the holders of a majority of the votes cast at the Annual Meeting	None; not counted as a “vote cast”	None; not counted as a “vote cast”
Proposal 3	Frequency on Say-on-Pay	The frequency option receiving the highest number of affirmative votes cast at the Annual Meeting will be considered the preferred frequency option of stockholders	None; not counted as a “vote cast”	None; not counted as a “vote cast”
Proposal 4	Amendment to the Webster Financial Corporation 2021 Stock Incentive Plan	“FOR” votes of the holders of a majority of the votes cast at the Annual Meeting	None; not counted as a “vote cast”	None; not counted as a “vote cast”
Proposal 5	Amendment to the Webster Fourth Amended and Restated Certificate of Incorporation	“FOR” votes of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting	Vote AGAINST	Vote AGAINST
Proposal 6	Auditor Ratification	“FOR” votes of the holders of a majority of the votes cast at the Annual Meeting	None; not counted as a “vote cast”	Brokers and other nominees may vote(2); Broker non-votes are not expected
(1)	Assuming the presence of a quorum at the Annual Meeting.
(2)	If a broker or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

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Solicitation

The Board is soliciting proxies for use at the Annual Meeting. We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice of Internet Availability of Proxy Materials, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of these materials will be furnished to banks, brokers, or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or colleagues. No additional compensation will be paid to these individuals for any such services. In addition, we have engaged Morrow Sodali LLC to assist in the solicitation of proxies and provide related advice and informational support. For additional information about this engagement, please see “Additional Information—Method of Proxy Solicitation” below.

Webster Financial Corporation - 2023 Proxy Statement    |    3

Webster’s Mission, Values and Culture

At Webster, we deliver financial solutions to help businesses, individuals, families and partners achieve their financial goals. Our values are reflected in our sustained dedication to serving our customers and our communities. Our culture is centered around delivering for our customers, strong risk management, responsible corporate citizenship, diversity, equity inclusion and belonging and transparent governance. We are recognized as one of the most reputable banks in the United States, as well as for our progress in serving our customers and community citizenship efforts. This is made possible thanks to the dedication, teamwork and commitment to our values demonstrated by Webster colleagues every day.

Business Highlights

Merger of equals with Sterling Bancorp

On January 31, 2022, we completed our previously announced merger with Sterling Bancorp (collectively with Sterling National Bank, “Sterling”) in an all-stock transaction valued at $5.2 billion. The merger expanded our geographic footprint and combined two complementary organizations to create one of the largest commercial banks in the northeastern U.S. At December 31, 2022, the combined company had $71.3 billion in total assets, $49.8 billion in loans and leases, and $54.1 billion in total deposits, and operated 201 banking centers throughout southern New England and metro and suburban New York.

Acquisition of Bend Financial

On February 18, 2022, we acquired 100% of the equity interests of Bend Financial, Inc. (“Bend”), a cloud-based platform solution provider for health savings accounts, in exchange for cash. The Bend acquisition accelerated Webster’s existing efforts to deliver enhanced user experiences at HSA Bank, a division of Webster Bank, National Association (“Webster Bank”).

Acquisition of interLINK

On January 11, 2023, we announced our acquisition of StoneCastle Insured Sweep, LLC d/b/a interLINK (“interLINK”). interLINK is a technology-enabled deposit management platform administering over $9 billion of deposits from FDIC insured cash sweep programs between banks and broker/dealers and clearing firms. interLINK leverages highly scalable technology, generating significant liquidity at minimal operating cost. The acquisition of interLINK adds another technology-enabled channel to Webster’s already differentiated, omnichannel deposit gathering capabilities.

Launch of corporate real estate consolidation strategy

We successfully completed our corporate real estate consolidation strategy in 2022, as planned. During the year ended December 31, 2022, we recognized $23.1 million in right-of-use asset impairment charges and a combined $12.3 million in related exit costs and accelerated depreciation on property and equipment related to this corporate real estate consolidation strategy.

Corporate Governance Highlights

We believe in the importance of sound and effective corporate governance. Over the years, we have forged an explicit link between our corporate culture and corporate governance by identifying our core values, communicating them and living them every day. With uncompromising commitment to our core principles, we continue to add value for our customers, stockholders, colleagues and the communities we serve. The Board has adopted corporate governance practices and policies that the Board and senior management believe promote this philosophy. Certain of such practices and policies are listed below and certain of those listed are discussed in greater detail elsewhere in this Proxy Statement.

Independent leadership

•	Thirteen of our 15 directors are independent

•	Our Lead Independent Director is appointed in accordance with Webster’s Corporate Governance Policy

•	Independent directors comprise 100% of each of the Board’s Audit, Compensation, Nominating and Corporate Governance, Risk, and Technology Committees

•	Regular Board and committee executive sessions of independent directors are held without management present

Director accountability

•	All directors stand for election annually

•	Directors elected by majority vote

•

Any incumbent director must, as a condition to nomination for re-election to the Board, submit a conditional (and generally irrevocable) letter of resignation to the Chairman of the Board; If an incumbent director is not elected, the Nominating and Corporate Governance Committee of the Board will consider the conditional resignation and recommend to the Board whether to accept or reject the resignation

•

All directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which they served during 2022

Board effectiveness

•	Annual Board and committee self-assessment

•	Code of Conduct & Ethics for Directors

•	Board orientation / education program

•	Director overboarding policy

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Alignment with stockholder interests

•	Annual equity grant to non-employee directors

•	Stock ownership guidelines for directors and executive officers

•	Anti-hedging and anti-pledging policy

•	No supermajority voting provisions

•	No poison pill

Environmental, social, and governance practices

•	Our Corporate Responsibility Committee is comprised of senior executive leadership, overseeing the ESG Council and reporting on ESG efforts to the Nominating and Corporate Governance Committee

•	Robust enterprise risk management and corporate compliance functions, including cybersecurity and privacy policies

•	Regular engagement with stockholders and other stakeholders, including regulators

•

In 2022, Webster launched a $6.5 billion, three-year Community Investment Strategy with a focus on affordable housing, community development, small business lending with a focus on minority- and women-owned businesses and community support

•

A leading Small Business Administration (“SBA”) lender, Webster ranked among the Top 100 Most Active SBA Lenders in the country for the 2022 fiscal year and was also recognized as the Top SBA 7(a) Lender of the Year in Connecticut and Rhode Island

•	In 2022, Webster maintained an overall “Outstanding” rating for its Community Reinvestment Act (“CRA”) performance.

Share Repurchase Program

Webster maintains a common stock repurchase program, which was approved by the Board on October 24, 2017, that authorizes management to purchase shares of Webster common stock in open market or privately negotiated transactions, through block trades, and pursuant to any adopted predetermined trading plan subject to the availability and trading price of stock, general market conditions, alternative uses for capital, regulatory considerations, and the Company’s financial performance. On April 27, 2022, the Board increased the Company’s authority to repurchase shares of Webster common stock under the repurchase program by $600.0 million shares. During the year ended December 31, 2022, Webster repurchased shares under the program at a weighted-average price of $50.33 per share, totaling $322.1 million. At December 31, 2022, Webster’s remaining purchase authority was $401.3 million.

In addition, the Company will periodically acquire Webster common stock outside of the repurchase program related to employee stock compensation plan activity. During the year ended December 31, 2022, the Company repurchased shares at a weighted-average price of $56.90 per share, totaling $23.6 million for this purpose.

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COMMITMENT TO CORPORATE RESPONSIBILITY

COMMITMENT TO CORPORATE RESPONSIBILITY

Webster is a values-based, leading commercial bank focused on delivering financial solutions to businesses, individuals, families and partners. We offer differentiated lines of business, including Commercial Banking, Consumer Banking and our HSA Bank division, one of the country’s largest providers of employee benefits. Our culture is centered around delivering for our clients; strong risk management; responsible corporate citizenship; diversity, equity, inclusion and belonging; and transparent governance.

ESG Board Oversight

The Board and its committees ensure that environmental, social and governance (“ESG”) principles are integrated into our business strategy in ways that optimize opportunities to make positive impacts while advancing long-term goals. We are committed to conducting our business in a safe, environmentally responsible, and sustainable manner, and in a way that reflects our responsibilities to our stakeholders.

In 2022, we continued to enhance our Corporate Responsibility program. Our Board of Directors oversees Webster’s ESG efforts, led by the Nominating and Corporate Governance Committee. Our Corporate Responsibility Committee is comprised of senior executive leadership, overseeing the ESG Council activities and reporting on ESG efforts to the Nominating and Corporate Governance Committee. Our management-level ESG Council includes a cross-functional team with representatives from the Lines of Business, Audit, Compliance, Corporate Responsibility, Investor Relations, Legal, Operations and Risk. The Council meets on a quarterly basis.

Our senior leadership team is tasked with driving results in these areas given the strategic importance of ESG. Against this backdrop, we have engaged with our internal and external stakeholders on our ESG topics to help further inform our future direction and priorities. The four areas of focus for our ESG program and strategy are:

Economic Vitality

Webster believes strongly in empowering people and strengthening communities by expanding access to capital. In 2022, Webster’s merger with Sterling increased our capabilities and scale, allowing us to build on both companies’ long-standing records of citizenship, sustainability and responsibility. As part of these efforts, the new Office of Corporate Responsibility (“OCR”) was established, which manages all community-facing activities across the Company, including Supplier Diversity; Community Reinvestment Act (“CRA”) and Fair and Responsible Banking; Community Investment, Engagement and Philanthropy; Government Relations and Public Affairs; and all ESG efforts. The OCR also oversees Webster’s $6.5 billion, three-year Community Investment Strategy, providing opportunities for individuals in our communities to excel.

In developing the Community Investment Strategy, Webster worked with more than 100 community groups across the footprint, listening to their needs and concerns. Webster’s Community Investment Strategy has four key focus areas:

Small Business Lending	Affordable Housing	Community Development	Community Support

Notably:

•

In 2022, we launched three of our signature Webster Finance Labs. The Finance Labs are designed to help nonprofit partners in low- and moderate-income (“LMI”) communities create opportunities for students to gain the skills needed for economic empowerment and financial success.

•

The creation of Webster’s new Community Liaison Officer (“CLO”) Program that works in partnership with the Office of Corporate Responsibility. The CLOs provide support and financial education to LMI and minority borrowers, and work to increase lending opportunities to meet local credit needs, especially for first-time homebuyers.

Additionally, we work to build self-reliant and healthy communities through a variety of regional and local initiatives, along with key partnerships. Our colleagues have opportunities to make an impact as they share their time and skills in our communities. Webster provides all colleagues with 16 hours of paid time to volunteer at the organizations of their choice. In 2022, Webster is proud to have:

•	Volunteered for 296 organizations.

•	Contributed 14,695 hours of service in the community.

We also began building our new Supplier Diversity program in 2022, integrating diversity and inclusion into our procurement process by laying a strong foundation with key internal and external stakeholders. We developed policies, practices and procedures to ensure equal opportunity and enable access. As part of this effort, Webster partnered with a number of organizations that support women- and minority-owned businesses in New England and New York.

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COMMITMENT TO CORPORATE RESPONSIBILITY

Valuing Our People

Webster’s core values underlie our efforts to attract, acquire and retain talented colleagues for our business. As a values-driven organization, our colleagues are the cornerstone of our success. We believe that Diversity, Equity, Inclusion and Belonging (“DEIB”) is critical to our growth as a leading commercial bank. This commitment starts with Webster’s senior leadership team, who work to ensure that our commitment to DEIB is integrated with the way we do business. Our DEIB Council serves as a platform where senior leaders and representatives of our various business resource groups shape the strategy and actions of our DEIB efforts.

Webster proudly supports a host of Business Resource Groups (“BRGs”) that provide our colleagues with an authentic experience of diversity, equity, inclusion and belonging. 2022 saw expansion of our DEIB BRGs, including the establishment of more formal governance structures. These groups include:

As of December 2022, women represented approximately 62.6% and self-identified racial and ethnic minorities represented approximately 33.6% of Webster’s workforce, respectively. As part of these efforts, we strive to offer competitive total rewards programs, promote colleague development and foster a diverse environment. We offer medical, dental and vision plans, prescription benefits, life insurance and disability benefits, Health Savings Accounts, wellness incentives, health coaching, paid parental leave, paid time off, matching 401(k) retirement savings plan, colleague stock purchase plan, backup child and elder care, and wellness programs.

Webster is also committed to investing in our workforce with training and career development. Our colleagues have access to more than 400 courses offered through Webster Bank University, our internal learning resource that offers on-demand webinars, e-learning and in-person learning programs. Webster also provides unlimited access to self-directed e-learning courses taught by industry experts with curated learning paths designed for specific professional interests.

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COMMITMENT TO CORPORATE RESPONSIBILITY

In 2022, we invested in several programs to expand and strengthen our offerings, including the creation of a new Leadership Development program to support our most senior leaders’ development, scheduled to launch in 2023. The program includes individualized coaching and capability-building to strengthen and create cohesive teams that execute on corporate strategic goals. This highly personalized program will build executive strategic capabilities and alignment that will strengthen and drive transformational leadership.

Our Environment

We believe that our focus on environmental sustainability, with the objective of reducing costs and improving sustainability of our operations, provides a strategic benefit. We continue to advance plans to create further efficiencies in our operations and reduce our emissions, including increasing the amount of green energy used for our facilities. Across our footprint, we seek to maintain low-emission and energy-efficient working environments.

We recognize the importance of the transition to renewable energy and have been working to increase our use of renewable power. In 2022, we purchased renewable energy certificates, known as RECs, in our New York market to offset our energy consumption. RECs are certificates that represent the environmental attributes related to generating one megawatt-hour (MWh) of electricity from renewable sources and guarantee that equivalent energy was produced using renewable sources and added to the electricity grid.

With a view to increasing efficiency and reducing waste, we are also continuing to digitize financial center functions. In 2022, we:

•	Encouraged environmentally-friendly work practices by supporting recycling and reuse, and by continuing to install energy efficient equipment and systems throughout our network.

•	Increased the use of e-records and e-signing technology resulting in paper waste and carbon emissions reduction.

•	Focused on process improvements to facilitate standardization and efficient production, which reduces material consumption and waste.

Co-led by our Chief Risk Officer and Chief Credit Officer, we continue to develop and refine our risk management framework for measuring and managing climate-related physical and transition risks that could impact the bank’s operations and loan portfolio.

Responsible Governance

Webster is committed to operating in a transparent manner.

This commitment starts with comprehensive governance structures, policies, management committees and practices designed to ensure transparency in reporting and accountability for our Board of Directors and senior management. Our governance policies and procedures ensure that we maintain the highest levels of ethics and integrity, as well as data security and client privacy safeguards. We also maintain robust programs to manage operational risks and uphold compliance with all applicable laws, regulations and rules governing ethical business conduct.

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COMMITMENT TO CORPORATE RESPONSIBILITY

We have a broad and comprehensive approach to data security and privacy issues, including an extensive cybersecurity strategy, foundational pillars of privacy and robust efforts to fight global fraud. Because cyber threats continue to evolve, we prioritize the continued development and enhancement of our controls, processes and practices that are designed to protect our systems, computers, software, data and networks from attack, damage or unauthorized access, and facilitate the recovery of any compromised assets. Regular tabletop exercises are held at management and Board levels to validate roles and responsibilities and response protocols respective to potential security incidents. In addition, extensive penetration testing is performed to assess the effectiveness of our security controls. In the event of a data breach, we would follow guidelines issued under the Gramm-Leach-Bliley Act, as well as local data breach notification laws. We leverage the latest encryption configurations and cybertechnologies on our systems, devices, and third-party connections and further review vendor encryption to ensure proper information security safeguards are maintained.

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ELECTION OF DIRECTORS

ELECTION OF DIRECTORS (Proposal 1)

Our Board currently consists of 15 members. Upon recommendation of the Nominating and Corporate Governance Committee of the Board, the Board has nominated all 15 of the current directors for election as directors at the Annual Meeting. Each director elected at the Annual Meeting will hold office for a one-year term until the 2024 Annual Meeting of stockholders and will serve until his or her successor is duly elected and qualified.

Each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance, board service, executive management, business, finance, technology and marketing. In addition, with regard to the overall composition of the Board, the Nominating and Corporate Governance Committee and the Board seek to achieve an overall balance of backgrounds and diversity of experience with a complementary mix of skills and professional experience in areas relevant to the Company’s business and strategy. The biographies of each of the nominees set forth below contain certain information about his or her principal occupation and business experience, and also highlight certain of the nominee’s particular attributes that the Board believes the nominee brings to the Board.

The following table sets forth certain information as of March 6, 2023 with respect to our director nominees.

Director Nominees:	Age	Director Since	Expiration of Term	Positions Held with Webster and Webster Bank	Committee Membership
John R. Ciulla	57	2018	2023	President and Chief Executive Officer, Director	Executive
Jack Kopnisky	67	2022◆	2023	Executive Chairman, Director	Executive (Chair)
William L. Atwell	72	2014	2023	Lead Independent Director	Compensation; Executive; Nominating & Corporate Governance
John P. Cahill	64	2022◆	2023	Director	Compensation; Nominating & Corporate Governance
E. Carol Hayles	62	2018	2023	Director	Audit (Chair); Executive; Technology
Linda H. Ianieri	66	2020	2023	Director	Audit; Nominating & Corporate Governance
Mona Aboelnaga Kanaan	55	2022◆	2023	Director	Technology (Chair); Executive; Risk
James J. Landy	68	2022◆	2023	Director	Audit; Risk
Maureen B. Mitchell	71	2022◆	2023	Director	Audit; Technology
Laurence C. Morse	71	2004	2023	Director	Compensation (Chair); Executive; Nominating & Corporate Governance
Karen R. Osar	73	2006	2023	Director	Compensation; Risk
Richard O’Toole	66	2022◆	2023	Director	Nominating & Corporate Governance (Chair); Compensation; Executive
Mark Pettie	66	2009	2023	Director	Risk (Chair); Executive; Technology
Lauren C. States	66	2016	2023	Director	Risk; Technology
William E. Whiston	69	2022◆	2023	Director	Audit; Risk

◆	Formerly a director of Sterling and became a director of Webster on January 31, 2022, upon the closing of the merger of equals between Webster and Sterling.

Current Board Composition, Diversity and Refreshment

•

Majority Independent Board: Mr. Atwell serves as the Lead Independent Director of the Board, and 13 of our 15 director nominees are independent, as defined by the rules of the NYSE. In addition, independent directors comprise 100% of each of the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees, and, although not required, Risk and Technology Committees.

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ELECTION OF DIRECTORS

•

Diversity of Backgrounds, Skills and Experience: The Board believes different points of view brought through diverse representation lead to better business performance, decision making, and understanding of the needs of our diverse customers, colleagues, stockholders, business partners, and other stakeholders. Consistent with those values, the Board has adopted a set of Qualification Guidelines for Board Members (the “Board Qualification Guidelines”), which provide that the Nominating and Corporate Governance Committee will consider diversity, among other qualifications, when deciding on nominations for the Board. Among the nominees for election to the Board, six self-identify as female and three self-identify as diverse based on race or religion. The Board believes that the nominees for election offer a diverse range of backgrounds, skills and experience in relevant areas that contribute to overall effective leadership and exercise of oversight responsibilities by the Board.

•

New Board Structure and Strong Board Refreshment Practices: The Board believes it is critical to maintain a mix of experienced, longer-tenured directors to ensure continuity and institutional knowledge through economic cycles and an evolving competitive landscape, along with newer directors who have different expertise, backgrounds and fresh perspectives. The director nominees range in age from 55 to 73, and the average age is approximately 61. In addition, our Board Qualification Guidelines provide that the Nominating and Corporate Governance Committee will not nominate a prospective director for a new term after reaching the age of 75.

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ELECTION OF DIRECTORS

Director Skills and Experiences

Director	Other Public Co. Board Service	Audit / Financial Reporting	Financial Services Industry	C-Suite Leadership	Risk Mgt.	Technology, Cybersecty, Info. Security	Strategic Planning/ M&A	Non-Profit/ Other Leadership

John R. Ciulla			✓	✓	✓	✓	✓

Jack Kopnisky◆	✓		✓	✓	✓		✓	✓

William L. Atwell	✓		✓	✓	✓		✓	✓

John P. Cahill◆	✓		✓		✓		✓	✓

E. Carol Hayles	✓	✓	✓	✓	✓		✓

Linda H. Ianieri	✓	✓	✓		✓	✓	✓

Mona Aboelnaga Kanaan◆	✓	✓	✓	✓	✓	✓	✓	✓

James J. Landy◆	✓	✓	✓	✓	✓		✓	✓

Maureen B. Mitchell◆	✓	✓	✓	✓	✓		✓

Laurence C. Morse			✓		✓		✓	✓

Karen R. Osar	✓	✓	✓	✓	✓		✓

Richard O’Toole◆	✓	✓	✓	✓	✓		✓

Mark Pettie	✓	✓		✓	✓	✓	✓	✓

Lauren C. States	✓		✓		✓	✓	✓	✓

William E. Whiston◆		✓	✓	✓	✓		✓	✓

Total of 15 Directors	12	9	14	11	15	5	15	9

	80%	60%	93%	73%	100%	33%	100%	60%
Executive Chairperson
Lead Independent Director
◆	Formerly a director of Sterling and became a director of Webster on January 31, 2022, upon the closing of the merger of equals between Webster and Sterling.

The following are descriptions of the skills that the Board believes are critical in effective oversight of the Company:

Other Public Company Board Service Experience as either a current or prior board member of another publicly-traded company (including those in the financial services industry).	Risk Management Experience assessing and mitigating significant competitive, regulatory, and technological risks across an enterprise.

Audit / Financial Reporting Experience or expertise in financial accounting and reporting or the financial management of a major organization.	Technology, Cybersecurity, Information Security Expertise in cybersecurity and information technology systems and developments, either through academia or industry experience.

Financial Services Industry

Experience in the financial services industry, including experience as a fund trustee, with financial market products and services, or proven knowledge of key customers and/or associated risks.

Strategic Planning / M&A

Experience leading strategic planning initiatives and complex mergers, acquisitions, or divestitures, including direct involvement in the integration of people, systems, data, and operations.

C-Suite Leadership Experience as a Chief Executive Officer, Chief Financial Officer, or a Chief Operating Officer of a major organization.	Non-Profit / Other Leadership Experience as a current or prior board member or executive of a major not-for-profit organization or a significant leadership role in a major non-profit organization.

The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board recommends.

As required by Webster’s Bylaws, as amended (the “Bylaws”), directors must be elected by a majority of the votes cast with respect to such director in uncontested elections (meaning the number of shares voted “for” a director must exceed the number of votes cast “against” that director). There are no cumulative voting rights in the election of directors. In addition, under the Bylaws, incumbent directors nominated for reelection are required, as a condition to such nomination, to submit a conditional letter of resignation. In the event an incumbent nominee for director fails to receive a majority of the votes cast at an annual meeting, the Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who failed to receive a majority of the votes cast will not participate in the Board’s decision.

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ELECTION OF DIRECTORS

Director Nominees

The following provides biographical information regarding each of the nominees, including the specific business experience, qualifications, attributes, and skills that were considered, in addition to prior service on the Board. Each nominee brings significant experience to the Board and the committees on which he or she serves, and the Board believes that each of the nominees is well qualified to serve as a Director on Webster’s Board.

Several of our directors served on the Board of Directors of Sterling until Sterling was acquired by Webster in 2022 and, previously, may have served on the Boards of Hudson Valley Holding Corp. and Hudson Valley Bank (collectively “Hudson Valley”) until Hudson Valley was acquired by Sterling in 2015.

JOHN R. CIULLA President and Chief Executive Officer, Director Age: 57 Director since: 2018 President and Chief Executive Officer of Webster and Webster Bank	Committees: Executive

CAREER HIGHLIGHTS

•

President and Chief Executive Officer of Webster and Webster Bank since February 2022; Chief Executive Officer and Director of Webster and Webster Bank since January 2018, and Chairman from April 2020 to January 2022

•	Joined Webster in 2004 and has served in a variety of management positions, including Chief Credit Risk Officer and Senior Vice President, Commercial Banking, responsible for several lines of business
•	Promoted from Executive Vice President and Head of Middle Market Banking to lead Commercial Banking of Webster Bank in 2014 and to President in 2015
•	Managing Director of The Bank of New York (1997-2004)
•	Most recently served on the Federal Reserve System’s Federal Advisory Council as a representative for Boston-First District
•	Board member, American Bankers Association, and Chair, American Bankers Association’s American Bankers Council
•	Serves on the Mid-Size Bank Coalition of America’s (MBCA) Executive Committee
•	Served as former Chair and board member of the Connecticut Business and Industry Association

SELECTED DIRECTOR QUALIFICATIONS:

•	Over 20 years of leadership experience in financial services industry
•	Extensive experience as President and Chief Executive Officer of Webster, providing a thorough understanding of Webster’s opportunities, challenges and operations

JACK KOPNISKY Executive Chairman, Director Age: 67 Director since: 2022 Director of Sterling since 2011 Executive Chairman of Webster and Webster Bank	Committees: Executive (Chair)

CAREER HIGHLIGHTS

•	Executive Chairman of Webster and Webster Bank as of January 31, 2022
•	President and Chief Executive Officer of Sterling Bancorp (2011-2022), and Chief Executive Officer of Sterling National Bank (2020-2022)
•	Former Chief Executive Officer of SJB Escrow Corporation (2009-2011) and board member
•	Former President and Chief Executive Officer of First Marblehead Corporation, a provider of outsourcing services for private education lending (2005-2008) and board member
•

Held several top executive positions at KeyCorp as President of the Consumer Banking Group and Chief Executive Officer and President of KeyBank USA, President of Retail Banking and President and Chief Executive Officer of Key Investment

•

Serves on the Board of NYC Partnership and Grove City College and well as serving as a member of the Board of Trustees of St. Thomas Aquinas College, Summer Search of NYC, Children’s Museum of Manhattan and the Westchester County Association

SELECTED DIRECTOR QUALIFICATIONS:

•	Over 40 years of experience in the banking and financial services industry, having held senior leadership positions
•	Provides the Board with strong leadership skills and a strategic vision for future growth

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ELECTION OF DIRECTORS

WILLIAM L. ATWELL Lead Independent Director Age: 72 Director since: 2014 Former President of Cigna International	Committees: Compensation Executive Nominating & Corporate Governance

CAREER HIGHLIGHTS

•	Former Consulting and Managing Director of Atwell Partners, LLC, which provided consulting services and market insights to the financial services industry (2012-2019)
•	President of Cigna International at Cigna Corporation (2008-2012) and served as Senior Vice President (1996-2000)
•	Held senior executive positions with The Charles Schwab Corporation, including President of Individual Investor Enterprise and Charles Schwab Bank (2000-2005)
•	Career at Citibank, holding various senior executive roles both domestically and internationally over the course of 23 years
•	Former Chairman of the Board of Avantax, Inc. (f/k/a Blucora, Inc.) (NASDAQ: AVTA), a provider of technology-enabled financial solutions (2017-2019)
•	Chairman of AQR Mutual Funds (AQR Capital Management LLC) since 2011 and is a member of its nominating and audit committees
•	Former trustee and former Chairman of the Fairfield University board of trustees

SELECTED DIRECTOR QUALIFICATIONS:

•	Over 40 years of executive experience in the financial services industry, including banking, brokerage, healthcare and insurance
•	Provides insight regarding Webster’s opportunities and challenges

JOHN P. CAHILL Director Age: 64 Director since: 2022 Director of Sterling since 2015 and prior to that Hudson Valley since 2011 Chancellor to the Archdiocese of New York	Committees: Compensation Nominating and Corporate Governance

CAREER HIGHLIGHTS

•	Chancellor to Archdiocese of New York, overseeing the temporal matters of the Archdiocese of New York (2019-present)
•	Co-founded the Pataki-Cahill Group LLC in 2007, a strategic consulting firm focusing on the economic and policy implications of domestic energy needs, and continues as a Principal
•	Senior Counsel at Norton Rose Fulbright LLP (formerly Chadbourne & Parke LLP) (2007-2019)
•	Served in various capacities in the administration of Governor of New York, George E. Pataki, including Secretary and Chief of Staff to the Governor (2002-2006)
•	Former Director of Ecoark Holdings, Inc. (NASDAQ: ZEST), serving on its Nominating and Corporate Governance Committee (Chair) and on the Compensation Committee (2016-2021)
•	Trustee of the National September 11th Memorial & Museum at the World Trade Center Foundation, Inc.
•	Trustee of the Open Space Institute

SELECTED DIRECTOR QUALIFICATIONS:

•	Distinguished career as an attorney in government and in the private sector
•	Extensive knowledge of the financial services industry and the banking community, as well as knowledge of, and advocate for, environmental and energy preservation efforts

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ELECTION OF DIRECTORS

E. CAROL HAYLES Director Age: 62 Director since: 2018 Former Executive Vice President and Chief Financial Officer of CIT Group Inc.	Committees: Audit (Chair) Executive Technology

CAREER HIGHLIGHTS

•	Former Executive Vice President and Chief Financial Officer of CIT Group Inc., a financial services company (2015-2017), responsible for overseeing all financial operations
•

Served as Controller and Principal Accounting Officer (2010-2015) of CIT Group Inc., responsible for managing the financial accounting and reporting functions, including SEC and regulatory reporting (2010-2015)

•	Spent 24 years in various finance roles at Citigroup, Inc., most recently as Deputy Controller
•	Began career at PricewaterhouseCoopers LLP (“PwC”) and held Canadian Chartered Accountant Designation (1985-2009)
•	Serves on the board and audit committee of Avantax, Inc. (f/k/a Blucora, Inc.) (NASDAQ: AVTA), a provider of technology-enabled financial solutions since 2018
•	Serves on the board and is Chair of the Audit Committee of eBay, Inc. (NASDAQ: EBAY), a global commerce corporation since 2022

SELECTED DIRECTOR QUALIFICATIONS:

•

Extensive financial reporting and accounting experience, including as the Chief Financial Officer of a large financial institution and Chair of two public company audit committees which qualifies her as an “audit committee financial expert”

•	As an executive in the financial services industry for over 30 years, has leadership, capital allocation, operations, regulatory compliance, strategy and mergers and acquisitions experience

LINDA H. IANIERI Director Age: 66 Director since: 2020 Former Partner with PwC	Committees: Audit Nominating & Corporate Governance

CAREER HIGHLIGHTS

•	Former Partner with PwC until 2017, having spent almost 40 years providing audit and advisory services to a broad range of both public and private financial services companies
•	Served as PwC’s Chief Auditor for Banking and Capital Markets clients
•	Elected to PwC’s Board of Partners and Principals, where she served on several committees and was the Chair of its Risk and Quality Committee (2009-2017)
•	Former director at Morgan Stanley Bank, N.A. (2017-2019) and Chair of its audit committee

SELECTED DIRECTOR QUALIFICATIONS:

•	Strong financial skills and experience, including extensive experience as a Certified Public Accountant and as a former Partner with PwC
•	Maintains expertise in cybersecurity and ESG through ongoing continuing professional education

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ELECTION OF DIRECTORS

MONA ABOELNAGA KANAAN Director Age: 55 Director since: 2022 Director of Sterling since 2019 Managing Partner at K6 Investments LLC	Committees: Technology (Chair) Executive Risk

CAREER HIGHLIGHTS

•	Founder and Managing Partner of K6 Investments LLC (“K6”), a private investment firm that invests globally in the financial services, technology, media and consumer products industries (2011-present)
•

Co-founded, and served as President and Chief Executive Officer of Proctor Investment Managers LLC (“Proctor”), (2002-2006). Proctor was an early mover in GP Stakes investing in both alternative and traditional asset managers, continuing in asset management growth to the time when the firm was sold to the National Bank of Canada. Continued as Proctor’s President and Chief Executive Officer after sale of Proctor to National Bank of Canada (2006-2013)

•

Serves as the first US-based member of the Board of Directors of Perpetual Limited (ASX: PPT), an Australian-based diversified global financial services company and leading private wealth and trust business and serves on its Investment and People Committees since June 2021

•

Serves as a Director of Mondee Holdings, Inc. (NASDAQ: MOND), an innovative TravelTech company and is Chair of its Nominating and Corporate Governance Committee and is a member of its Audit Committee since July 2022

•

With a passion for financial inclusion and innovation, serves on the Board of Advisors of Ibancar, a FinTech specializing in collateralized auto lending in the country of Spain; Dubai-based VC Fund, Global Ventures; Investcorp Strategic Capital Group; and C Street Advisors

•	Trustee of The Chapin School and the Fashion Institute of Technology of the State University of New York and a member of the Council on Foreign Relations
•	Leadership Fellow of the National Association of Corporate Directors

SELECTED DIRECTOR QUALIFICATIONS:

•	Experienced Chief Executive Officer, entrepreneur, private equity investor and corporate director with over 30 years of experience in the financial services sector
•

Invested, divested and managed transformative strategic transactions in a broad range of asset classes, investment strategies, product areas and distribution channels, and brings a unique perspective on the financial services market to the Board

JAMES J. LANDY Director Age: 68 Director since: 2022 Director of Sterling since 2015 and prior to that of Hudson Valley since 2000 Former Chair of the Board of Directors of Hudson Valley	Committees: Audit Risk

CAREER HIGHLIGHTS

•	Former Chair of the Board of Directors of Hudson Valley Holding Corp. and Hudson Valley Bank (2015) and Executive Chair (2012-2014)
•	Served in various senior leadership positions with Hudson Valley Bank, including President and Chief Executive Officer (2001-2012)
•	Career began with Hudson Valley Bank, having served in various management positions with increasing responsibility
•	Serves as the Chair of the Board of Directors of St. Joseph’s Hospital, Yonkers, New York
•	Serves on the Board of Saint Vincent Catholic Medical Center of New York
•	Former Member of New York State Bankers Association (2001-2016); serving as its Board Chair (2014-2015)
•	Serves as a board member on several civic, municipal, charitable and ecumenical organizations throughout the New York metropolitan area

SELECTED DIRECTOR QUALIFICATIONS:

•	Having over 45 years of commercial banking and extensive executive management experience, as the former President and Chief Executive Officer of a commercial bank
•	Brings to the Board a unique perspective and understanding of the financial services industry, client products and operations and the communities in which we serve

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ELECTION OF DIRECTORS

MAUREEN B. MITCHELL Director Age: 71 Director since: 2022 Director of Sterling since 2018 Senior Advisor at The Boston Consulting Group	Committees: Audit Technology

CAREER HIGHLIGHTS

•	Senior Advisor at The Boston Consulting Group, a position held since 2017, providing advice on issues of strategy transformation, product development and digital execution
•	Provides consulting services to KRW International, a global leadership firm
•	President of Global Sales and Marketing and a director of GE Asset Management, Inc. (2009-2016)
•	Global Head of Distribution at Highland Capital Management, LP (2008-2009)
•

Previous experience includes ten years at Bear Stearns Asset Management, where she was a Senior Managing Director and Global Head of Institutional Sales and Client Services, leading the multi-billion asset management business

•	Serves as a member of the Board of Trustees of Natixis/Loomis Sayles Mutual Funds since 2017, and serves on the Audit and Governance Committees and Chairs the Contracts Committee
•	Serves on the Advisory Board of Investcorp Strategic Capital Group since 2023
•

Director of Fieldpoint Private Bank and Trust (2017-2018), Director of Investment Company Institute (ICI Board of Governors) (2015-2016), Director of GE Asset Management, Inc. (2009-2016), GE Investment Distributors, Inc. (2014-2016), GE Asset Management (2012-2016) and GE Asset Management Funds II PLC (2012-2014)

SELECTED DIRECTOR QUALIFICATIONS:

•	Experienced corporate board director and C-Suite executive for global companies with more than 30 years of experience in the financial services sector
•	Broad experience in the areas of banking, asset management, insurance and private equity with a strong history of driving growth and transforming organizations through the lens of strategic vision

LAURENCE C. MORSE Director Age: 71 Director since: 2004 Managing Partner of Fairview Capital Partners, Inc.	Committees: Compensation (Chair) Executive Nominating & Corporate Governance

CAREER HIGHLIGHTS

•

Managing Partner of Fairview Capital Partners, Inc., an investment management firm established in 1994 that oversees venture capital funds, some of which invest capital in venture capital partnerships and similar investment vehicles that provide capital primarily to minority-controlled companies

•	Serves as a member of the Board of Trustees of Harris Associates Investment Trust (which oversees the Oakmark Family of Mutual Funds) since 2013
•	Chair of the Board of Trustees of Howard University
•	Former director of the Institute of International Education
•	Former director of Princeton University Investment Company and a former trustee of Princeton University
•	Former director and chairman of the National Association of Investment Companies

SELECTED DIRECTOR QUALIFICATIONS:

•

Entire career in the investment management field, including as the co-founder and Managing Partner of an investment management firm, which provides the Board with extensive knowledge of the capital markets and accounting issues

•

Extensive experience has made him adept at performing rigorous risk assessments of managers and management teams, and assessing new technologies, products and services, business strategies, markets and industries

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ELECTION OF DIRECTORS

KAREN R. OSAR Director Age: 73 Director since: 2006 Former Executive Vice President and Chief Financial Officer of Chemtura Corporation	Committees: Compensation Risk

CAREER HIGHLIGHTS

•	Former Executive Vice President and Chief Financial Officer of Chemtura Corporation, a specialty chemicals company (2004-2007)
•	Former Senior Vice President and Chief Financial Officer of Westvaco Corporation and Mead Westvaco Corporation (1999-2003)
•	Former director and audit committee member of Innophos Holdings, Inc., a publicly-held specialty chemicals company
•	Former director and audit committee member of Sappi Limited (JSE: SAP), global producers of coated paper and chemical cellulose, headquartered in Johannesburg, South Africa
•	Former director and audit and finance committee chair of Allergan, Inc., a multi-specialty health care company focused on developing and commercializing pharmaceuticals

SELECTED DIRECTOR QUALIFICATIONS:

•

Strong corporate finance and accounting experience through prior service as Chief Financial Officer of a public company, as well as experience as Chair of the Audit Committee for Webster and other public companies

•	Board experience provides corporate governance and executive compensation expertise

RICHARD O’TOOLE Director Age: 66 Director since: 2022 Director of Sterling since 2011 and Chair (2017-2022) Executive Vice President of The Related Companies	Committees: Nominating & Corporate Governance (Chair) Compensation Executive

CAREER HIGHLIGHTS

•

Executive Vice President of The Related Companies, a position held since 2008, supporting the leadership to drive extraordinary growth through development and management of residential and commercial projects across the country

•	General Counsel of The Related Companies, responsible for tax structuring and origination of new business opportunities (2014-2022)
•	Partner in the Tax Department with Paul Hastings LLP (formerly Paul Hastings Janofsky & Walker LLP) (2000-2005)
•	Serves on the board of Equinox Holding Inc., a privately held company, and on its Compensation Committee
•	Serves on the board of Motivate, the operator of Citi Bike, a privately held company, and on the Compensation Committee
•	Served on the board of Ladder Capital Corp. (NYSE: LADR) (2017-2019)

SELECTED DIRECTOR QUALIFICATIONS:

•	Over 40 years of legal, merger and acquisition experience and expertise in real estate and tax matters
•	Strong leadership skills and corporate governance oversight experience

MARK PETTIE Director Age: 66 Director since: 2009 President of Blackthorne Associates, LLC	Committees: Risk (Chair) Executive Technology

CAREER HIGHLIGHTS

•	President of Blackthorne Associates, LLC, which provides consulting services to firms investing in a wide range of consumer-oriented businesses
•

Former Chairman and Chief Executive Officer of Prestige Brands Holdings, Inc. (NYSE: PBH), which developed, sold, distributed and marketed over-the-counter drugs, household cleaning products and personal care items (2007-2009)

•	President of the Dairy Foods Group with ConAgra (2005-2006)
•

Held various positions of increasing responsibility in general management, marketing and finance at Kraft Foods (1981-2004) and was named Executive Vice President and General Manager of Kraft Foods’ Coffee Division in 2002

•	Serves as a member of the Board of Darigold as well as Chair of its Audit Committee and Member of its Compensation and Finance and Risk Committees since 2017
•	Serves as director of Bear Down Brands since 2017
•	Serves as director of Gehl Foods, LLC as well as Audit Committee Chair since 2015

SELECTED DIRECTOR QUALIFICATIONS:

•	Experience as the former Chief Executive Officer and Chairman of a public company brings strong executive experience to the Board, along with his expertise in finance and marketing
•	Extensive business, corporate governance and risk management experience as a director for both public and private companies, with continued educational certification in FinTech and Financial Services

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ELECTION OF DIRECTORS

LAUREN C. STATES Director Age: 66 Director since: 2016 Former Vice President, Strategy and Transformation at IBM Software Group	Committees: Risk Technology

CAREER HIGHLIGHTS

•

Former Vice President, Strategy and Transformation for IBM Corporation’s Software Group (NYSE: IBM), having a career of more than 36 years in roles of increasing responsibility across the company, including as a leader in the company’s transformation to cloud computing, also serving as Chief Technology Officer in the corporate strategy function and in a broad variety of leadership roles including technology, strategy, transformation, sales and talent development

•

Serves as a member of the board of Clean Harbors, Inc. (NYSE: CLH), an environmental, energy and industrial services company, a position held since 2016, and serves on its Audit Committee and its Environmental Health and Safety Committee

•

Serves as a member of the board of Diebold Nixdorf, Inc. (NYSE: DBD), a global financial and retail technology company, a position held since 2020, and serves on its Nominating and Governance and Technology Committee

•	Serves on the board of NetBase Quid, a privately held marketing research company, a position held since 2020, and is Chair of its Audit Committee
•	Independent Director of Code Nation (a technology non-profit organization), serving on its Nominating and Governance Committee
•	Trustee for International House, New York (a graduate student housing non-profit organization), serving on its Development Committee
•	Independent Director for the New England Science & Sailing Foundation, Stonington, Connecticut (a non-profit that provides an experiental STEM-based curriculum), serving on its Strategy Committee

SELECTED DIRECTOR QUALIFICATIONS:

•

Experience as a former Chief Technology Officer of a public company, with a broad background in technology, strategy and transformation, provides the Board with strong executive and technology experience

•

Holds several Cybersecurity Certifications, including: CERT Certification in Cybersecurity Oversight (Software Engineering Institute at Carnegie Mellon University issued in conjunction with NACD), Cyber for Executives Certification (National Cybersecurity Center), Cybersecurity: The Intersection of Policy and Technology (Harvard Kennedy School) and Systemic Cyber Risk Governance for U.S. Public Company Corporate Directors (Digital Directors Network)

WILLIAM E. WHISTON Director Age: 69 Director since: 2022 Director of Sterling since 2014 and prior to that of Hudson Valley since 2013 Chief Financial Officer for the Archdiocese of New York	Committees: Audit Risk

CAREER HIGHLIGHTS

•	Chief Financial Officer for the Archdiocese of New York, a religious not-for-profit organization (2002-present)
•	Acting Chief Executive Officer of New York Catholic Healthcare Plan, Inc. (Legacy Fidelis Care) since 2018
•

Former Executive Vice President and Member of U.S. Management Committee of Allied Irish Bank (1972-2002), responsible for a number of key functions, including Head of Acquisitions and Brand Development, Head of e-Commerce and Information Technology, Head of Church/Not-for-Profit Lending Group, Head of Financial Consulting Services and Head of Operations

•	Serves as a Trustee of St. Patrick’s Cathedral, St. Patrick’s Landmark Foundation and St. Joseph’s Seminary
•	Member of Provident Healthcare, the member of Archcare, the healthcare arm of the Archdiocese of New York
•	Serves on the boards of Mutual of America Investment Corporation and Mutual of America Variable Life Insurance Portfolios, Inc. since 2011, and serves on the Audit Committee
•	Former Adjunct Professor in Finance at the Fordham University Graduate School of Business (1990-2010)

SELECTED DIRECTOR QUALIFICATIONS:

•	Having over 45 years of business experience in the areas of finance, financial services and e-commerce
•	Being a former bank executive, has experience in a wide range of roles and provides the Board with a unique perspective on business management matters

✓ THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

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BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

Commitment to Good Governance Practices

The business and affairs of Webster are managed under the direction of the Board. Members of the Board are kept informed of Webster’s business through discussions with the Executive Chairman of the Board, President and Chief Executive Officer and Webster’s executive officers, by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its committees. The Board is also kept apprised by the Executive Chairman of the Board, President and Chief Executive Officer, senior management, and Webster’s legal department of continuing educational programs on corporate governance and fiduciary duties and responsibilities. In addition, new directors of Webster participate in an orientation program, which is designed to familiarize them with Webster’s business and operations and with their duties as directors under applicable laws and regulations. Each member of the Board also serves as a director of Webster Bank.

The following documents are available through our website: See: https://investors.websterbank.com
BOARD COMMITTEE CHARTERS • Audit Committee Charter • Compensation Committee Charter • Nominating and Corporate Governance Charter

CORPORATE GOVERNANCE DOCUMENTS

•  Code of Conduct & Ethics Policy

•  Insider Trading Compliance Policy

•  Corporate Governance Policy

•  Board Qualification Guidelines

•  2022 Corporate Responsibility Report

Please also refer to “Information Not Incorporated into this Proxy Statement” on page 68.

Board Leadership Structure and Function

BOARD COMPOSITION FOLLOWING MERGER

Prior to the merger with Sterling, our Board leadership consisted of Mr. Ciulla, our President and Chief Executive Officer, as Chairman of the Board and Mr. Atwell as Lead Independent Director.

Effective January 31, 2022, Webster completed its merger with Sterling. At that time, Mr. Kopnisky became Executive Chairman of the Board, with Mr. Ciulla continuing to serve as President and Chief Executive Officer and Mr. Atwell continuing to serve as Lead Independent Director. Each of Mr. Cahill, Ms. Aboelnaga Kanaan, Mr. Landy, Ms. Mitchell, Mr. O’Toole, and Mr. Whiston, who were formerly members of the Sterling Board, became members of the Boards of Webster and Webster Bank. Elizabeth E. Flynn, who served as a member of our Board prior to the completion of the merger, resigned from her position as a member of the Boards of Webster and Webster Bank.

EXECUTIVE CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND LEAD INDEPENDENT DIRECTOR ROLES

The Board has determined that Mr. Kopnisky as Executive Chairman, Mr. Ciulla as President and Chief Executive Officer and Mr. Atwell as Lead Independent Director is the best leadership structure for the Company at this time, based on present needs and circumstances. This structure will, among other things, allow for Mr. Kopnisky to preside at meetings of the Company’s stockholders and the Board and, in conjunction with Mr. Ciulla, to set the overall strategy and tone for the Company, while Mr. Ciulla focuses on the Company’s operations and strategic priorities. Mr. Atwell provides additional and independent leadership for the Board, including presiding over executive sessions of independent directors and other clearly defined duties and responsibilities.

Our Board appointed Mr. Kopnisky to serve as Executive Chairman of the Board based on his leadership qualities, management capabilities and knowledge of the business and industry, including as a result of his tenure as President and Chief Executive Officer of Sterling and its predecessor since 2011.

The independent directors continue to support Mr. Atwell’s appointment as our Lead Independent Director. They believe Mr. Atwell is a seasoned leader who possesses the characteristics and qualities critical for a Lead Independent Director. As a former President of Cigna International and with 40 years of executive experience, Mr. Atwell is respected among the directors and demonstrates high personal integrity, a breadth of knowledge in management, operations and corporate governance, a willingness to listen and to engage with substance and impact, and a readiness to challenge management. The Nominating and Corporate Governance Committee and our Board believe that Mr. Atwell’s Lead Independent Director role, tasked with duties consistent with those of an independent Chairman, creates a strong independent voice in the boardroom and serves our stockholders’ best interests.

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BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

Our Lead Independent Director is appointed in accordance with Webster’s Corporate Governance Policy, which provides that the Board will appoint an independent director to serve as the Lead Independent Director of the Board for a one-year term, or until a successor is appointed. The Lead Independent Director presides over the executive sessions of the independent directors and assists and advises the Executive Chairman of the Board and has other robust and well-defined duties as described below.

The responsibilities of our Lead Independent Director include the following:
✓	Preside over executive sessions of independent directors and other meetings where the Executive Chairman is not present	✓	Review and approve matters such as schedule sufficiency and information provided to Board members
✓	Has authority to call meetings of the independent directors	✓	Assist with promoting corporate governance best practices
✓	Review and approve agenda items for Board meetings	✓	Involved in selection and interviewing of new board members
✓	Facilitate Board focus on key issues and tasks	✓	Facilitate the function of an efficient & effective Board
✓	Serve as a liaison among the Executive Chairman, President and Chief Executive Officer and independent directors	✓	Consult with directors on annual Board and committee assessment processes
✓	Contribute to the annual performance review of the President and Chief Executive Officer and participate in President and Chief Executive Officer succession planning	✓	Preside over the independent directors’ annual meetings with Webster’s primary bank regulators to discuss the appropriateness of our Board’s oversight of management and the Company

DIRECTOR INDEPENDENCE

Pursuant to the NYSE listing standards, Webster is required to have a majority of “independent directors” on its Board. In addition, each of the Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must be composed solely of independent directors. The NYSE listing standards define specific relationships that would disqualify a director from being independent and further require that for a director to qualify as “independent,” the board of directors must affirmatively determine that the director has no material relationship with the Company.

The Board, with the assistance of the Nominating and Corporate Governance Committee, conducted an evaluation of director independence, based primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other commercial, industrial, banking, consulting, legal, accounting, charitable and legal relationships with Webster, including those relationships described under “Compensation Committee Interlocks and Insider Participation” on page 52 and “Transactions with Related Persons” on page 67 of this Proxy Statement, and on discussions with the Board. As a result of this evaluation, the Board affirmatively determined that each of Messrs. Atwell, Cahill, Landy, Morse, O’Toole, Pettie, and Whiston and Mses. Hayles, Ianieri, Aboelnaga Kanaan, Mitchell, Osar and States is an “independent director” for purposes of Section 303A of the Listed Company Manual of the NYSE and applicable SEC rules and regulations. In connection with its evaluation of director independence, the Board considered that Webster provides lending and other financial services to directors, their immediate family members, and their affiliated organizations in the ordinary course of business and without preferential terms or rates.

Mr. Ciulla is not considered independent because he is an executive officer of Webster and Webster Bank. Additionally, Mr. Kopnisky is not considered independent because he is the Executive Chairman of Webster and Webster Bank and previously served as President and Chief Executive Officer of Sterling.

2022 BOARD AND COMMITTEE MEETINGS

In 2022, the Board focused, among other things, on the execution of the merger with, and integration of, Sterling and on the continuation of the strategic initiatives to drive incremental revenue and cost savings measures across the organization. During the year, Webster held 13 meetings of its Board. As discussed above in this Proxy Statement, seven former directors of Sterling were appointed to the Board on January 31, 2022 in connection with the completion of the merger. All directors attended at least 75 percent of the aggregate of (i) the total number of meetings held by the Board during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the individual served during the period that the individual served.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

In keeping with Webster’s Corporate Governance Policy, in 2022 the Board held 6 meetings that were limited to independent directors. The Lead Independent Director presides over the executive sessions of independent directors.

ORIENTATION TRAINING AND CONTINUING EDUCATION

Our Board believes that director education is essential to the ability of our directors to provide oversight and fulfill their roles. New directors are generally required to participate in an orientation program, which includes the introduction of the new directors to the Company’s principal officers and presentations by senior management to familiarize new directors with the Company’s strategic plans and business efforts. Throughout the year, our directors participate in continuing education activities and receive educational materials on a wide variety of topics (including corporate governance, ESG, the financial services industry, cybersecurity, BSA / AML, executive compensation, risk management, finance, and accounting).These educational opportunities provide our directors with timely updates on best practices among our peers and in the general marketplace and further supplement our directors’ significant business and leadership experiences.

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BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

DIRECTOR OVERBOARDING POLICY

Webster limits the number of other public company boards our directors may join to ensure that a director is not “overboarded” and is able to devote the appropriate amount of time and attention to the oversight of the Company, including attendance at Board and committee meetings. Our Board Qualification Guidelines provide that no director may serve on the board of more than three public companies (including Webster and its subsidiaries).

RISK OVERSIGHT

The Board administers its risk oversight function primarily through the Risk Committee of the Board, which is described in more detail below under the heading “Committees of the Board—Risk Committee”. The Risk Committee meets frequently throughout the year and reports its findings to the full Board on an ongoing basis. The Technology Committee of the Board assists the Board in connection with its oversight of, among other things, cybersecurity, data privacy and technology trends, including a review of technology-related risks. In addition, the Compensation Committee of the Board and the Risk Committee review and assess risks as relate to Webster’s compensation programs and the Audit Committee reviews major financial risk exposures. Webster also has a Chief Risk Officer, Daniel H. Bley, who provides regular reports to the Risk Committee.

EXECUTIVE MANAGEMENT SUCCESSION PLANNING

The Board recognizes that management succession planning is a fundamental and ongoing part of its responsibilities. The Chair of the Compensation Committee leads the independent directors in conducting a review at least annually of the performance of the President and Chief Executive Officer and communicates the results of the review to the President and Chief Executive Officer. The independent directors of the Board establish the evaluation process and determine the specific criteria on which the performance of the President and Chief Executive Officer is evaluated, and the full Board works with the President and Chief Executive Officer to review the succession plan. The Nominating and Corporate Governance Committee also works with the President and Chief Executive Officer to develop plans for interim succession for the President and Chief Executive Officer in the event of an unexpected occurrence.

Committees of the Board

The Board has established six standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee, the Risk Committee and the Technology Committee.

The following is a summary of the current composition of each of the standing committees of the Board:

Committee	Ciulla	● Kopnisky	µ Atwell	● Cahill	Hayles	Ianieri	● Aboelnaga Kanaan	● Landy	● Mitchell	Morse	Osar	● O’Toole	Pettie	States	● Whiston

Audit					✓ Chair	✓		✓	✓						✓

Comp.			✓	✓						✓ Chair	✓	✓

Nom. & Corp. Gov.			✓	✓		✓				✓		✓ Chair

Risk							✓	✓			✓		✓ Chair	✓	✓

Technology					✓		✓ Chair		✓				✓	✓

Executive	✓	✓ Chair	✓		✓		✓			✓		✓	✓

	Executive Chairperson	µ	Lead Independent Director	✓	Committee Member

●	Formerly a director of Sterling and became a director of Webster on January 31, 2022, upon the closing of the merger of equals between Webster and Sterling.

The Committee Charters adopted by the Board can be found on the Company’s website, as well as our Corporate Governance Policy and the Board Qualification Guidelines.

Webster’s Audit, Compensation, Executive, Nominating and Corporate Governance, Risk and Technology Committees also serve as joint Committees for Webster Bank and its subsidiaries.

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BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

AUDIT COMMITTEE

E. Carol Hayles, Chair	Overview

Other Members

Linda H. Ianieri

James J. Landy

Maureen B. Mitchell

William E. Whiston

Number of Meetings in

2022: 10

Independence

Each member of the Audit Committee has been determined to meet the independence requirements of applicable law, the NYSE, and Webster’s Corporate Governance Policy.

Financial Experts on Audit Committee

The Board has determined that each member of the Audit Committee is financially literate and is an “audit committee financial expert” (as defined by the SEC) and has accounting or related financial management expertise as required by the NYSE.

The Audit Committee oversees our financial reporting process, system of internal financial and accounting controls, audit process, and compliance with applicable laws and regulations. The Audit Committee also consults with management, independent accountants and the internal auditors on, among other items, matters related to the annual audit and financial reporting, internal controls, and the accounting principles applied. The Audit Committee recommends the appointment of an independent registered public accounting firm and is responsible for the oversight of such firm.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by our independent registered public accounting firm (as described on page 66 of this Proxy Statement).

The Audit Committee’s Report is included on page 52 of this Proxy Statement.

The Primary Functions of this Committee Include:

•  Assisting the Board in fulfilling its oversight responsibilities by reviewing: (i) our financial reports, other financial information and material disclosures; (ii) the integrity of our financial statements; (iii) our systems of internal controls regarding finance, accounting, reporting, legal, compliance and ethics that management and the Board have established; (iv) our compliance with legal and regulatory requirements and Webster’s auditing, accounting and financial reporting processes; (v) our independent registered public accounting firm’s (“Independent Accountants”) qualifications and independence; and (vi) the performance of our internal audit function and our Independent Accountants;

•  Reviewing our quarterly and annual financial statements, including management’s discussion and analysis, and regulatory examination findings;

•  Serving as an independent and objective party to review our financial reporting process and internal control system in all areas in the reporting period reviewed that required material judgement and estimates, including the allowance for credit losses;

•  Overseeing, reviewing, and appraising the audit efforts of our Independent Accountants and internal audit department;

•  Providing an open avenue of communication among the Independent Accountants, financial and senior management, the internal audit department, and the Board;

•  Reviewing, with the Chief Risk Officer, the Chief Audit Executive, and the Independent Accountants our major financial risk exposures and the steps management has taken to monitor and control such exposure;

•  Review activities, organizational structure, staffing and qualifications of our internal audit department, and overseeing the appointment and replacement of our Chief Audit Executive;

•  Overseeing the process, progress, and results of management’s Sarbanes-Oxley program;

•  Overseeing our policies on business ethics and conduct, as well as significant Board-level accounting policies;

•  Reviewing regulatory examination findings and discussing material issues with management, the Chief Audit Executive, and our Independent Accountants;

•  Recommending the appointment of, and responsibility for oversight of, the Independent Accountants;

•  Evaluating the qualifications and independence of the Independent Accountants, as well as the experience and qualifications of the senior members of the Independent Accountant’s team; and

•  Approving the Audit Committee Report to be included in the annual proxy statement.

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BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

COMPENSATION COMMITTEE

Laurence C. Morse, Chair	Overview

Other Members

William L. Atwell

John P. Cahill

Karen R. Osar

Richard O’Toole

Number of Meetings in

2022: 8

Independence

Each member of the Compensation Committee has been determined to meet the independence requirements of applicable law, the NYSE, and Webster’s Corporate Governance Policy.

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks or insider (employee) participation during 2022.

Our Compensation Committee oversees compensation and benefits matters, including making recommendations to the Board relating to the compensation and benefit policies, plans and programs for our President and Chief Executive Officer, Executive Chairman, and other executive officers. The Compensation Committee is also responsible for preparing an annual report on executive compensation for inclusion in the annual proxy statement.

In 2022, Compensation Committee meetings were attended by Webster’s President and Chief Executive Officer with the exception of when his compensation and benefits were discussed. Similarly, in 2023, Compensation Committee meetings may be attended by Webster’s President and Chief Executive Officer and Executive Chairman, other than while their compensation and benefits are discussed.

The Compensation Committee’s Report is included on page 52 of this Proxy Statement.

The Primary Functions of this Committee Include:

•  Reviewing and making recommendations to the Board with respect to the annual base salary, benefits, employment agreements, retention, and severance, change in control or similar agreements/provisions, and any other compensation and benefits, if any, for the President and Chief Executive Officer and the Executive Chairman;

•  Annually determining such compensation and benefits for our executive officers other than the President and Chief Executive Officer and the Executive Chairman;

•  Annually recommending to the Board the content of the annual performance evaluation for the President and Chief Executive Officer and the Executive Chairman, and reviewing performance evaluations for our executive officers;

•  Administering and implementing our performance-based incentive plans;

•  Reviewing the talent management and succession planning processes to ensure that there is a pool of qualified candidates to fill future executive officer positions;

•  Reviewing and approving on a periodic basis our employee stock ownership guidelines;

•  Reviewing at least annually our compensation philosophy with respect to salaries and other compensation for the executive officers, which considers business and financial objectives, compensation provided by comparable companies and such other information as deemed appropriate;

•  Reviewing risk considerations for financial incentives for each executive officer;

•  Reviewing and discussing our Compensation Discussion and Analysis prepared by management and recommending approval to the Board for inclusion in the annual proxy statement;

•  Reviewing and making recommendations to the Board with respect to director compensation; and

•  Approving the Compensation Committee Report to be included in the annual proxy statement.

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BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Richard O’Toole, Chair	Overview

Other Members

William L. Atwell

John P. Cahill

Linda H. Ianieri

Laurence C. Morse

Number of Meetings in

2022: 3

Independence

Each member of the Nominating and Corporate Governance Committee has been determined to meet the independence requirements of applicable law, the NYSE, and Webster’s Corporate Governance Policy.

Our Nominating and Corporate Governance Committee has overall responsibility for recommending our corporate governance process and Board operations. The Nominating and Corporate Governance Committee identifies director nominees, reviews the qualifications and experience of each person considered as a nominee for election or reelection as a director, and recommends director nominees to fill vacancies on the Board and for approval by the Board and stockholders.

The Primary Functions of this Committee Include:

•  Recommending corporate governance processes and Board operations;

•  Making recommendations to the Board concerning the appropriate size and needs of the Board and frequency of meetings;

•  Identifying individuals qualified to become Board members and to recommend to the Board director nominees;

•  Reviewing the qualifications and independence of the members of the Board and its related committees at least on an annual basis (in accordance with the Board’s Qualification Guidelines), as well as review the structure and composition of the Board;

•  Serve as a resource in providing supervision on corporate governance issues and related matters, including Environmental, Social and Governance matters;

•  Recommending director nominees to fill vacancies on the Board and for approval by the Board and stockholders;

•  Providing recommendations with respect to President and Chief Executive Officer emergency succession planning;

•  Overseeing a review by the Board of its performance, as well as the performance of the Board committees; and

•  Reviewing and assessing the adequacy of the Company’s Corporate Governance Policy.

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BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

RISK COMMITTEE

Mark Pettie, Chair	Overview

Other Members

Mona Aboelnaga Kanaan

James J. Landy

Karen R. Osar

Lauren C. States

William E. Whiston

Number of Meetings in

2022: 7

Independence

Although not required, each member of the Risk Committee has been determined to meet the independence requirements of applicable law, the NYSE, and Webster’s Corporate Governance Policy.

The Risk Committee assists the Board in fulfilling its oversight responsibilities regarding our enterprise risk management program and effectively challenging the Company’s (i) risk appetite and alignment with strategy, (ii) risk governance and culture, (iii) key enterprise risks, (iv) stress testing of capital and liquidity, and (v) Credit Risk Review functions.

The Primary Functions of this Committee Include:

•  Establish and oversee a risk appetite strategy and monitor alignment of appetite with corporate strategy, including development of the Risk Appetite Statement, and the Risk Management Strategic Plan;

•  Oversee risk governance structure, practices and risk culture, including review of significant policies, and the Enterprise Risk Management Program;

•  Understand the Company’s exposure to key enterprise risks and the maturity and effectiveness of the programs to manage these risks, including reviewing reports on top enterprise risks, their impact on the overall risk profile, and mitigation actions to ensure alignment with established risk appetite;

•  Review reports on the quality and strength of the information risk management programs (specifically addressing the Foreign Account Tax Compliance Act and the Gramm-Leach-Bliley Act) and independent examination ratings (audit and regulatory) for these programs and any significant open issues;

•  Oversee the performance of the Chief Risk Officer, the Director of Credit Risk Review and the Credit Risk Review functions to include review and approval of the risk-based review and resource plans, review and approval of the Credit Risk Review Charter and review of the performance of the Director of Credit Risk Review; and

•  Review reports on the quality and strength of the compliance risk management programs (specifically addressing the Bank Secrecy Act, the Community Reinvestment Act of 1977, and corporate compliance training), including significant compliance issues and key elements of laws and regulations that may create heightened compliance risk environment.

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BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

TECHNOLOGY COMMITTEE

Mona Aboelnaga Kanaan, Chair	Overview

Other Members

E. Carol Hayles

Maureen B. Mitchell

Mark Pettie

Lauren C. States

Number of Meetings in

2022: 4

*  The Technology Committee was formed in January 2022 in connection with the merger of Webster with Sterling.

Independence

Although not required, each member of the Technology Committee has been determined to meet the independence requirements of applicable law, the NYSE, and Webster’s Corporate Governance Policy.

Our Technology Committee assists the Board in fulfilling its oversight responsibilities with respect to the overall role of technology in executing our business strategy. The Technology Committee is responsible for reviewing and approving our technology strategy, major technology investments, operational performance, cybersecurity, data privacy and technology trends that enable our strategic plan and assist the Board and the Risk Committee with the review of technology risks.

The Primary Functions of this Committee Include:

•  Oversee the role of technology in executing Webster’s business strategy;

•  Monitor major technology expenditures;

•  Review the Company’s technology strategy and significant initiatives and evolving industry trends in connection with the strategy and goals of the Company;

•  Review significant technology expenditures and investments;

•  Receive updates on relevant metrics regarding the technology operations such as software development performance, technical operations performance, architecture, data management and investments; and

•  Review risk management reports as pertains to technology.

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BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

EXECUTIVE COMMITTEE

Jack L. Kopnisky, Chair	Overview

Other Members

John R. Ciulla

William L. Atwell

E. Carol Hayles

Mona Aboelnaga Kanaan

Laurence C. Morse

Richard O’Toole

Mark Pettie

Number of Meetings in

2022: 1

Independence

Although not required, each member of the Executive Committee, with the exception of Mr. Ciulla (our President and Chief Executive Officer) and Mr. Kopnisky (our Executive Chairman), has been determined to meet the independence requirements of applicable law, the NYSE, and Webster’s Corporate Governance Policy.

Our Executive Committee has and exercises all of the authority of the Board of Webster when the Board is not in session except to the extent such authority is limited by the resolution appointing the Executive Committee and with respect to specific actions as detailed within the Bylaws.

The Primary Functions of this Committee Include:

•  Serving as an ad hoc committee, as needed;

•  Having the authority to approve mergers and acquisitions for Webster and Webster Bank valued at up to $50 million, including the issuance of Webster’s common stock for consideration as determined by the Executive Committee acting as a Pricing Committee of the Board; and

•  Approving merger and acquisition transactions previously reviewed by the full Board for which such authority is specifically delegated to the Executive Committee.

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BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

Selection and Recruitment of Directors

Each year, the Board undergoes a self-assessment process to evaluate performance of the Board and its Committees. As part of the self-assessment process, the Board considers which attributes and skill sets are important to ensure optimal performance of the Board. The information learned through this process is utilized in part when considering outside director candidates.

The Board believes that it should be composed of directors with diverse experience in business and in areas that are relevant to the Company, and that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. Directors should also have an objective perspective and practical wisdom and should be willing and able to devote the required amount of time to Webster’s business. In addition to depth and breadth of business and civic experience in leadership positions, a potential director’s ties to Webster’s markets are considered in order to ensure diversity and broad geographic and demographic representation reflective of the markets served. The Board also considers a potential director’s independence from management, judgment, skill, integrity and reputation, as well as age, gender and ethnic background. These attributes are embodied in the Board Qualification Guidelines. The Nominating and Corporate Governance Committee reviews and assesses the effectiveness of the Board Qualification Guidelines periodically.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including third party search firms. The Nominating and Corporate Governance Committee will review the qualifications and experience of each candidate and, if the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend that candidate’s election to the full Board.

Majority Voting for Directors

Our Bylaws provide that in uncontested elections, directors will be elected by majority of the votes cast, meaning that the number of shares voted “for” that individual’s election must exceed the number of votes cast “against” that individual’s election.

Any incumbent director who is nominated for election by the Board or a committee thereof, as a condition to such nomination, must submit a conditional, and in the case of an uncontested election irrevocable, letter of resignation to the Executive Chairman of the Board. If the incumbent director is not elected, the Nominating and Corporate Governance Committee will consider the conditional resignation of such nominee and make a recommendation to the Board on whether to accept or reject the conditional resignation, or whether other action should be taken.

In making this recommendation, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons why stockholders voted against the director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to Webster, whether by accepting the resignation Webster will no longer be in compliance with any applicable law, rule, regulation, or governing document, and whether accepting the resignation is in the best interest of Webster and our stockholders. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors the Board believes to be relevant. We will promptly publicly disclose the Board’s decision and process in a report filed with or furnished to the SEC.

Annual Board and Committee Self-Assessments

The Board and each committee completes an annual self-assessment to assist in determining whether the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee oversees this process.

Our Board and committee self-assessments address such topics as the following:

•	Board and committee efficiency and overall effectiveness of Board composition and governance;

•	Director’s access to and interactions with members of management;

•	Board leadership structure, including effectiveness of the Lead Independent Director;

•	the quality of Board and committee discussions;

•	Board and committee dynamics and culture;

•	the quality, scope, and timeliness of information provided to the Board; and

•	the quality of information provided regarding, and the Board’s role in overseeing, Webster’s strategic planning, risk management, and related matters.

In addition to participating in the annual Board evaluation process, directors are encouraged to raise any topics related to Board performance and effectiveness, or any other matter, at any time with the Lead Independent Director, the Chair of the Nominating and Corporate Governance Committee, the chair of an applicable committee, the Executive Chairman or the Board as a whole, as appropriate. The Lead Independent Director makes it a point to engage one-on-one with each Board member throughout the year.

Procedure for Directly Contacting the Board

Any stockholder or other interested party may directly contact the Board (including the Board’s non-management or independent directors as a group) by writing addressed to:

Lead Independent Director of the Board of Directors

Webster Financial Corporation

200 Elm Street, Stamford, CT 06902

The Lead Independent Director of the Board will automatically send all communications to the full Board.

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BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

Non-Employee Director Compensation and Stock Ownership Guidelines

COMPENSATION OF DIRECTORS

The following table summarizes the compensation paid to Webster’s non-employee directors during 2022. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries. Webster does not issue option awards, and no non-employee directors have any option awards outstanding. Except as described below, no other compensation was paid to any such director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
William L. Atwell	119,167	110,000	3,308	232,575
John P. Cahill	82,500	110,000	2,607	195,107
Elizabeth E. Flynn(4)	6,250	–	–	6,250
E. Carol Hayles	114,583	110,000	3,176	227,759
Linda H. Ianieri	82,500	110,000	3,176	195,676
Mona Aboelnaga Kanaan	100,833	110,000	2607	213,440
James J. Landy	82,500	110,000	2,607	195,107
Maureen B. Mitchell	82,500	110,000	2,607	195,107
Laurence C. Morse	100,833	110,000	3,176	214,009
Karen R. Osar	82,500	110,000	3,176	195,676
Richard O’Toole	100,833	110,000	2,607	213,440
Mark Pettie	110,000	110,000	3,176	223,176
Lauren C. States	82,500	110,000	3,176	195,676
William E. Whiston	82,500	110,000	2,607	195,107

1.	Includes Board and committee retainers paid in 2022.
2.

The amounts in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The fair market value of the restricted shares awarded on April 28, 2022 was $51.24 per share based on the closing price of the Company’s common stock on the date of the grant.

3.	Reflects the dollar amount of dividends paid on unvested shares of restricted stock for the fiscal year ended December 31, 2022.
4.	Ms. Flynn resigned from the Board on January 31, 2022, in connection with the completion of the merger of equals between Webster and Sterling.

As of December 31, 2022, Mses. Hayles, Ianieri, Osar and States and Messrs. Morse and Pettie each had 1,421 vested restricted shares from the annual equity grants in 2021, and Mr. Atwell had 1,752 vested restricted shares from the annual equity grant in 2021.

Webster uses a combination of cash and shares of restricted stock to attract and retain qualified candidates to serve on the Board. Webster targets director compensation to be at the median for its peer group (as described in “Compensation Discussion and Analysis” below). Stock Ownership Guidelines have also been established for directors to closely align directors’ interests with those of Webster’s stockholders.

Webster engages its independent compensation consultant Compensation Advisory Partners LLC (“CAP”), to offer market perspectives on the compensation of Webster’s directors. To provide this perspective, CAP utilized publicly available proxy information from Webster’s Peer Group. In 2022, following the completion of the merger with Sterling, the Compensation Committee recommended, and the Board approved, an increase in non-employee director compensation whereby non-employee directors received an annual Board member retainer of $90,000, paid quarterly and prorated for the number of months served in the case of a director who joined or left the Board during the year and an annual equity award in the amount of $110,000, with shares determined based on the ten-day average closing price of common stock prior to the date of grant. Further, for 2022, the annual retainer for the Lead Independent Director was $130,000. The annual retainers for the committee chairs are as follows: Audit Committee Chair $35,000, Risk Committee Chair $30,000, Compensation Committee Chair $20,000, Nominating and Corporate Governance Committee Chair $20,000 and Technology Committee Chair $20,000.

In addition to payment of annual Board and committee retainers, the Lead Independent Director and each of the other non-employee directors received 2,173 shares of restricted stock (on April 28, 2022). All shares of restricted stock vest after one year and have a two-year holding period following the vesting period. Webster continued to reimburse directors for reasonable travel expenses incurred in connection with attending Board meetings.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS

The Webster stock ownership guidelines require non-employee directors to own Webster common stock with a market value equal to that of 5x the annual board member cash retainer (or $450,000 for 2022). Non-employee directors who do not meet the guidelines agree to hold all long-term incentives, which include vested shares of restricted stock (net of exercise price and taxes), until they achieve the required ownership threshold of Webster common stock.

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EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The following table sets forth information regarding the executive officers of Webster and Webster Bank. Executive officers are appointed annually by the Board. All ages are provided as of March 6, 2023.

Name	Age	Positions with Webster and Webster Bank
John R. Ciulla	57	President and Chief Executive Officer
Jack Kopnisky	67	Executive Chairman[1]
Glenn I. MacInnes	62	Chief Financial Officer
Luis Massiani	46	Chief Operating Officer[2]
Daniel H. Bley	54	Chief Risk Officer
Javier L. Evans	61	Chief Human Resources Officer[3]
Christopher J. Motl	52	President of Commercial Banking
Charles L. Wilkins	61	Head of HSA Bank

1.	Mr. Kopnisky was appointed Executive Chairman as of January 31, 2022 in connection with the completion of the merger of Webster with Sterling.
2.	Mr. Massiani was appointed Chief Operating Officer as of January 31, 2022 in connection with the completion of the merger of Webster with Sterling.
3.	Mr. Evans was appointed Chief Human Resources Officer as of January 31, 2022 in connection with the completion of the merger of Webster with Sterling.

Provided below is biographical information for each of Webster’s executive officers other than Mr. Ciulla and Mr. Kopnisky. For information regarding Mr. Ciulla and Mr. Kopnisky, see “Election of Directors — Director Nominees.”

GLENN I. MACINNES Chief Financial Officer of Webster and Webster Bank

Mr. MacInnes, age 62, has served as Chief Financial Officer of Webster and Webster Bank since 2011. Prior to joining Webster, Mr. MacInnes was Chief Financial Officer at New Alliance Bancshares for two years and prior to that was employed for 11 years at Citigroup in a series of senior positions, including Deputy Chief Financial Officer for Citibank North America and Chief Financial Officer of Citibank (West) FSB. Mr. MacInnes serves on the Board of Wellmore Behavioral Health, Inc.

LUIS MASSIANI Chief Operating Officer of Webster and Webster Bank

Mr. Massiani, age 46, serves as Chief Operating Officer of Webster and Webster Bank. Mr. Massiani was President of Sterling National Bank and Chief Operating Officer of Sterling Bancorp from January 2021 until the completion of the merger of Webster and Sterling in January 2022. He was Senior Executive Vice President since October 2014, and Chief Financial Officer from October 2013 to March 1, 2021 of Sterling Bancorp and Sterling National Bank. Prior to the combination with Sterling in October 2013, Mr. Massiani was Executive Vice President and Chief Financial Officer at Provident NY Bancorp and Provident Bank from December 2012 to October 2013. Prior to joining Provident, Mr. Massiani was Director of the Investment Banking Department of Credit Suisse Securities (USA) LLC from May 2011 to December 2012. Mr. Massiani also served first as Vice President and then as a Director of the investment banking department of Citadel Securities LLC, from September 2009 to May 2011.

DANIEL H. BLEY Chief Risk Officer of Webster and Webster Bank

Mr. Bley, age 54, serves as Chief Risk Officer of Webster and Webster Bank. He joined Webster in 2010. Prior to joining Webster, Mr. Bley worked at ABN AMRO and Royal Bank of Scotland from 1990 to 2010, having served as Managing Director of Financial Institutions Credit Risk and Group Senior Vice President, Head of Financial Institutions and Trading Credit Risk Management. Mr. Bley currently serves on the Board of Directors of Junior Achievement of Greater Fairfield County.

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EXECUTIVE OFFICERS

JAVIER L. EVANS Chief Human Resources Officer of Webster and Webster Bank

Mr. Evans, age 61, serves as Chief Human Resources Officer of Webster and Webster Bank. He also served as Executive Vice President, Chief Business Operations and Services Officer for Sterling and Sterling National Bank from 2021 until the completion of the merger of Webster and Sterling in January 2022, and as Chief Human Resources Officer of Sterling and Sterling National Bank from 2017 to 2021. Mr. Evans joined Sterling National Bank in conjunction with the 2017 merger of Sterling National Bank with Astoria Bank, where Mr. Evans served as Senior Vice President of Human Resources. Prior to joining Astoria Bank in 2014, Mr. Evans was responsible for Human Resources services and programs at TD Bank and TD Securities for select divisions while supporting investment management and securities.

CHRISTOPHER J. MOTL President of Commercial Banking of Webster and Webster Bank

Mr. Motl, age 52, serves as President of Commercial Banking of Webster and Webster Bank. He joined Webster in 2004 and was responsible for establishing and growing the Sponsor and Specialty Banking Group and, prior to his current position, was most recently Executive Vice President and Director of Middle Market Banking. Prior to joining Webster, Mr. Motl worked at CoBank, where he was Vice President and Relationship Manager. Mr. Motl is on the Board of Special Olympics of Connecticut and the Travelers Championship.

CHARLES L. WILKINS Executive Vice President of Webster Bank and Head of HSA Bank

Mr. Wilkins, age 61, joined Webster in 2014 and currently serves as Executive Vice President of Webster Bank and Head of HSA Bank. Prior to joining Webster, he was President of his own consulting practice specializing in healthcare and financial services from 2012 through 2013.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Introduction

The CD&A discusses in detail the 2022 executive compensation program for the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executives (collectively our “NEOs”). Our NEOs for 2022 were:

•	John R. Ciulla, President and Chief Executive Officer

•	Jack L. Kopnisky, Executive Chairman

•	Glenn I. MacInnes, Chief Financial Officer

•	Luis R. Massiani, Chief Operating Officer

•	Christopher J. Motl, President of Commercial Banking

On January 31, 2022, Webster closed a merger of equals with Sterling (the “Sterling Merger”). In connection with the closing of the Sterling Merger, many key decisions and changes were made regarding executive compensation to reflect the doubling of the size of the Company as a result of the Sterling Merger, and to incentivize executives to successfully integrate the two companies:

•

A new Compensation Committee (the “Committee”) was formed with members from both Webster and Sterling’s prior Board of Directors, all of whom previously served on one of the two prior Compensation Committees.

•

New roles for certain executives were announced effective with the Sterling Merger, including the signing of two-year retention agreements for our Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer and a three-year letter agreement for our Executive Chairman, all which include changes to compensation to reflect their new roles.

•

Special Synergy performance stock awards (“Synergy Awards”) were granted to our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and President of Commercial Banking in the form of performance shares with three-year ratable vesting.

•

The Committee approved a new compensation peer group to better reflect the recent doubling of the size of the Company following the Sterling Merger, increased director pay to be competitive with our new peer group, defined new stock ownership guidelines for executives and directors, approved a new Committee charter, and engaged a new independent compensation consultant to advise the Committee.

•	The Committee reviewed and approved 2022 target pay for all executives in line with compensation of the new peer group.

•

Upon the closing of the Sterling Merger, outstanding performance shares for all executives from both companies, including the NEOs, were converted to time-based shares based on the level of performance achieved through the close of the Sterling Merger. The time-based shares vest according to the original vesting periods of the awards.

Financial Performance Summary - In 2022, Webster had a strong performance year. We met or exceeded our financial performance goals that link to executive compensation. The performance resulted in funding for the annual Cash Incentive Awards at 125% of target, as described below in “Annual Cash Incentive Scoring – Results”.

Highlights of 2022 performance include:

•	Total revenue of $2.5 billion

•	Net income of $644.3 million

•	Net income available to common stockholders of $628.4 million

•	Pre-provision net revenue (“PPNR”) of $1.1 billion ($1,079 million); Adjusted PPNR of $1.3 billion ($1,337 million), exceeding plan by 35.5%

•	Adjusted Return on average assets (“ROAA”) of 1.49%, exceeding plan by 25.6% (GAAP ROAA = .99%)

•	Adjusted Return on equity of 12.48% (GAAP return on average equity = 8.34%)

In addition to our strong financial performance, the Company made significant accomplishments from a culture and talent perspective in the first year following the close of the Sterling Merger and has positioned Webster for long-term success.

2022 Say-on-Pay Vote - Each year, Webster presents to its stockholders an advisory resolution to approve the compensation of Webster’s NEOs. Approximately 97% of the shares of Webster Common Stock that were voted on the proposal at last year’s annual meeting of stockholders, held on April 28, 2022, were voted for the approval of the compensation of the NEOs. The Committee considers the outcome of the vote when determining compensation policies and setting NEO compensation and believes that the results show strong support for Webster’s compensation policies and programs. Correspondingly, no changes in the overall structure of the compensation program were made in 2022.

Objectives of Compensation Program

Webster’s executive compensation program is designed to attract, engage and retain qualified executives and to reward actions and results that the Committee and Board of Directors believe will increase Webster’s Economic Profit and maximize stockholder return. “Economic Profit” is a non-GAAP measure calculated at the consolidated and business unit level, which equals net income less the imputed cost of equity capital (estimated at 10%). Special attention is given to ensuring that compensation plans do not encourage NEOs or other executives to take excessive risks.

Webster’s executive compensation program is performance-based and closely aligns total compensation with achievement of Webster’s financial and strategic goals. A meaningful portion of total compensation is variable and tied to future stockholder return, thereby rewarding NEOs and other executives for pursuing strategies that increase Economic Profit over time.

The compensation program has four primary objectives:

•	Performance-Based—A majority of total compensation is intended to be variable based on the Company’s success in achieving established financial and strategic goals.

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EXECUTIVE COMPENSATION

•

Equity Based - A meaningful portion of the total compensation opportunity is equity-based, creating a strong link between our NEOs’ compensation and stockholder return. Additionally, the majority of our NEOs’ equity compensation is performance-based and is dependent on: absolute return on equity (“ROE”); and relative total stockholder return (“TSR”) over a three-year period.

•

Competitive - Total compensation opportunities should be competitive, thereby enabling Webster to attract, engage and retain highly qualified NEOs and other executive officers who will be motivated to achieve Webster’s financial and strategic goals.

•

Safety and Soundness - Webster’s incentive compensation programs reward individual actions and behaviors that support Webster’s mission, business strategies and performance-based culture and do not encourage excessive risk taking.

Compensation Best Practices

The Committee regularly (and at least annually) reviews best practices in executive compensation and governance and endeavors to constantly enhance our policies and practices, which include the following:

What We Do	What We Don’t Do

✓ Pay for Performance — A substantial portion of each NEO’s total compensation opportunity is in the form of variable pay, such that actual compensation is closely tied to financial performance and business results

× Incentivize excessive risk taking

✓ Long-Term Incentives — Our long-term equity program is 60% performance-based, driving a pay for performance culture	× Provide excise tax gross-up provisions in any agreements with our NEOs

✓ Stock Ownership Guidelines — We have robust stock ownership guidelines that are reviewed annually	× Allow hedging or pledging of shares

✓ Alignment with Peers — We review at least annually the compensation of our executives against a relevant peer group	× Allow stock option repricing

✓ Independent Compensation Consultant — We use an independent compensation consultant that reports directly to the Compensation Committee of the Board	× Pay dividends on unvested performance shares until after shares are vested

✓ Clawback Policy — We have a “clawback” feature under which any bonus or incentive compensation (including equity) for NEOs and other executives is subject to recovery if based on criteria later shown to be materially inaccurate, without regard to whether the inaccuracy arose from any misconduct

× Count performance shares in our stock ownership guidelines until after the shares are vested

✓ Annual Say-On-Pay Vote — We conduct an annual say-on-pay vote, the frequency preferred by our stockholders

Compensation Risk Assessment Disclosure

The Committee has discussed, evaluated and reviewed each compensation program applicable to Webster’s NEOs and other employees. The Committee concluded that Webster’s compensation programs do not incentivize excessive risk taking by its NEOs or other employees. The Committee furthermore concluded that the structure provides appropriate incentives to balance risk and reward, provides sufficient risk controls and aligns the interests of its employees with those of stockholders.

The following features of the compensation programs, agreements and organizational structure restrain risk taking to acceptable levels and strongly discourage the manipulation of earnings for personal gain:

•

The “clawback” feature applicable to NEOs and certain other executives encourages executives and staff to maintain accurate books and records and comply with relevant accounting policies. Under the “clawback,” any bonus or incentive compensation (including equity) for executives is subject to recovery by Webster if such compensation is based on criteria that are later shown to be materially inaccurate, without regard to whether the inaccuracy arose from any misconduct.

•	The vesting elements of the equity awards align the interests of the executives with the long-term health of Webster, the quality of earnings, and the interests of stockholders.

•

The programs include a mix of cash and equity awards, which support an appropriate balance of short-term and long-term risk and reward decision making. Equity awards include a performance element with a payout dependent upon achieving designated goals.

•

Strong governance structure, which includes key elements such as a code of conduct and ethics policy, various risk management and board committees, and a new activity process with embedded risk controls and executive approvals.

•	Risk function reports outside of the lines of business and the pay of risk managers is not determined by the businesses they evaluate.

•	Stock ownership requirements that align executive officers with the interests of the stockholders.

•	Strong independent internal credit oversight and quality controls.

•	Shared accountability for incentive design, budget and payout with oversight by the Incentive Compensation Oversight Committee and the Committee with input from the Chief Risk Officer.

Role of the Compensation Committee

The Committee consists of five (5) members of the Board, each of whom is independent. The Chair of the Committee reports on material Committee actions at Board meetings.

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EXECUTIVE COMPENSATION

The Committee oversees and recommends all changes to pay and compensation arrangements for all the Executive Management Committee members. The Committee recommends the base salaries for the Chief Executive Officer and Executive Chairman to the Board of Directors, approves the annual cash incentives and long-term equity-based incentives (“LTI”) for the Chief Executive Officer and Executive Chairman, and approves the compensation recommended by the Chief Executive Officer for Webster’s other NEOs. Non-NEO members of the Executive Management Committee are also compensated under the same compensation programs and approved by the Committee.

The Committee also annually reviews the Company’s peer group, assesses the risks in connection with all compensation programs to ensure executives are not encouraged or rewarded for taking excessive risks, approves the design and metrics for the annual cash and performance-equity plans, and reviews succession planning for key leadership positions. In addition, the Committee reviews director compensation as compared to the peer group, Webster’s stock ownership guidelines for executives, the Committee’s charter, and the CD&A.

Setting 2022 Compensation

In February 2022, the Committee reviewed all elements of compensation for the NEOs and approved the compensation structure. This structure is intended to provide NEOs with a compensation opportunity commensurate with persons with similar duties and responsibilities at other financial institutions of similar size. In determining levels of each NEOs’ overall compensation, a meaningful portion of compensation is tied to financial and strategic performance. The Committee also considers the qualifications and experience of the respective officer, Webster’s size and complexity of operations and, to a certain extent, the compensation paid to other employees of the Company. The Committee uses external data as input for the Committee’s analysis and to obtain a general understanding of current market compensation practices, rather than as strict rules for establishing compensation. Consequently, actual compensation received will vary from targeted compensation.

Compensation Consultant

In the beginning of 2022, the Committee was advised by both Webster’s prior consultant, McLagan, who is part of the Rewards Solutions practice at Aon plc (“McLagan”), and by Compensation Advisory Partners LLC (“CAP”), an independent compensation consultant who had been the independent compensation consultant to Sterling’s Compensation Committee prior to the Sterling Merger. The Committee conducted an RFP process in the 2nd quarter of 2022, with five consulting firms bidding to become the Committee’s new compensation consultant. Following the process, the Committee selected CAP as its independent compensation consultant beginning in June 2022.

In carrying out its responsibilities, the Committee engages CAP to offer market perspectives on annual pay, current executive and director compensation trends and assess and advise regarding compensation programs currently in place at Webster. The independent compensation consultant also provides insight into regulatory issues affecting compensation. The Committee has the authority to hire and terminate the independent compensation consultant and determine the nature and scope of the consultant’s assignments. The Committee reviewed the work performed by CAP and, under SEC and NYSE regulations, determined that the work did not create a conflict of interest.

CAP provided the Committee with ongoing insights relating to trends in executive compensation in the banking sector. At the direction of the Committee, CAP reviewed all elements of compensation for the NEOs and other executive officers and made recommendations with regard to plan design. CAP also reviewed an analysis of Webster’s 2022 performance relative to peers and opined on management’s proposals to the Committee regarding 2022 executive compensation. CAP attended all Committee meetings following its appointment as the independent compensation consultant and, in each meeting, had the opportunity to meet with the Committee in executive session. The Committee weighs the independent compensation consultant’s perspective as part of its decision-making process. The Committee communicates compensation decisions directly to management. The Committee utilized market context and recommendations from CAP when determining the amount and form of compensation paid to Webster’s executive officers and directors for 2022.

Compensation Peer Group

In late 2021, both McLagan and CAP began analyzing what banks would meet the requirements to be in a new Webster peer group to be created as a result of the then-pending Sterling Merger. The objective is to maintain a group of peer banks that individually and collectively represent suitable comparators for compensation-related analyses. Suitability is defined using a number of factors, including size, scope, business mix and geographic focus. Scope measures include total assets, net revenue, market capitalization and number of employees. Business mix is reflected by an analysis of loan composition (consumer, real estate, commercial and construction) and revenue composition (sources and proportion of net interest income and non-interest income). Banks with a geographic focus outside the continental United States are excluded regardless of the appropriateness of their scope and business mix.

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EXECUTIVE COMPENSATION

In February 2022, the Committee reviewed an aggregate of 24 peer companies recommended by either or both of McLagan and CAP. After a robust discussion, the Committee chose the final 20 companies listed below because of their similar size and business model to Webster.

2022 COMPENSATION PEER GROUP (THE “PEER GROUP”)[1]

Company	Total Assets (in millions)
Associated Banc-Corp	$34,440
BankUnited Inc	$35,306
BOK Financial Corp	$46,923
Comerica Incorporated	$94,529
Cullen/Frost Bankers Inc	$47,860
First Citizens Bancshares Inc	$117,767
First Horizon Corporation	$88,537
Hancock Whitney Corporation	$35,318
New York Community Bancorp Inc	$57,890
Old National Bancorp	$24,019
PacWest Bancorp	$35,524
Regions Financial Corporation	$159,262
Signature Bank	$107,851
SVB Financial Group	$188,327
Synovus Financial Corp	$55,509
Texas Capital Bancshares	$36,404
Valley National Bancorp	$41,278
Western Alliance Bancorporation	$52,775
Wintrust Financial Corporation	$47,832
Zions Bancorporation NA	$88,306
75th Percentile	$90,035
Median	$50,318
25th Percentile	$36,184
Webster	$63,900
Webster Percent Rank	64%

[1]	Data as of January 2022, the point the peer group was selected, and provided by CAP and McLagan.

The Committee uses a combination of proxy information from the Peer Group and available market compensation survey data to review annually the compensation of Webster’s NEOs relative to comparable positions. The Committee may also use comparisons to the Peer Group to consider other market practices relevant to the scope of the NEOs’ responsibilities. This may include, for example, change in control provisions and stock ownership guidelines. The Committee also uses the Peer Group when reviewing competitive pay levels and practices for the Company’s directors.

In 2022, the Committee considered actual and, where available, target compensation data from the Peer Group, along with available market compensation survey data. This data was presented by McLagan and CAP and contributed to an assessment of the competitiveness of actual and target pay for Webster’s NEOs.

Elements of 2022 Compensation

Webster’s compensation program has three basic elements: base salary, annual cash incentive and LTI. The annual cash incentive rewards current year performance, while the LTI aligns the NEOs’ incentives with the long-term goals and performance of the Company. LTI grants consist of a 60%/40% mix of performance-based shares and time-based restricted stock, respectively. Performance shares have a three-year performance period with cliff vesting, and time-based restricted stock has a three-year vesting schedule of one-third vesting on each anniversary of the grant date.

The Committee reviews all elements of compensation annually, separately and in aggregate, to ensure that the total amount of compensation is within appropriate competitive parameters based on data from independent sources and based on the performance of the Company and NEOs.

In early 2022, each of McLagan and CAP provided an analysis of Webster’s total compensation and each of the individual components compared to the Peer Group and McLagan additionally provided a comparison against McLagan’s 2021 Top Management Compensation Survey. This was supplemented by management with other data from available market compensation surveys. This aggregate data contributed to an assessment of the competitiveness of actual and target pay for Webster’s NEOs. Considering the findings, the Committee set the components of pay and the weight of each component creating a structure that reflects Webster’s objectives for compensation (as described above) while allowing individual variations based on job scope, tenure, retention risk and other factors relevant to the Committee. In February 2022 the Committee approved 2022 total direct compensation at target for the NEOs, which was higher than compensation for 2021, given the change to the size and scope of their roles following the Sterling Merger.

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EXECUTIVE COMPENSATION

The table below displays total direct compensation at target by component and by NEO, including target by each component for the program approved in February 2022.

2022 Components of Total Direct Compensation at Target

Name	Salary	Annual Cash Incentive	Total Cash Compensation	Long-Term Incentive	Total Direct Compensation

John R. Ciulla	$1,100,000	$1,375,000	$2,475,000	$3,300,000	$5,775,000

Jack L. Kopnisky[1]	$1,100,000	$1,375,000	$2,475,000	$3,300,000	$5,775,000

Glenn I. MacInnes	$600,000	$600,000	$1,200,000	$900,000	$2,100,000

Luis R. Massiani[1]	$750,000	$750,000	$1,500,000	$1,500,000	$3,000,000

Christopher J. Motl	$650,000	$682,500	$1,332,500	$975,000	$2,307,500

[1]

Amounts for each of Messrs. Kopnisky and Massiani are annualized based on a full year of service for 2022; however, each of these individuals joined Webster on February 1, 2022 following the completion of the Sterling Merger.

The charts below illustrate target compensation pay mix as a percentage of total direct compensation for each component of pay, including the mix of restricted shares and performance-based shares in long-term incentive compensation.

Salary

Annual salary is the only fixed component of Webster’s executive compensation program. In setting salary, the Committee looks at current pay practices, Peer Group comparisons and general market analysis in consultation with its compensation consultant, CAP. The Committee then establishes salaries that are competitive to the Peer Group and the external market for similar positions. The Committee reviews the salaries on at least an annual basis.

In the case of a change in role, an officer’s new responsibilities, external pay practices, internal equity, past performance and experience are all considered in determining whether a change in salary is warranted.

In connection with the closing of the Sterling Merger, all of the NEOs pay was increased to be more competitive with that of a larger bank based on Peer Group data. This included salary adjustments to be in line with the median of benchmark survey data. Salary ranged from 19% to 29% for each of the NEOs as compared to total compensation.

Annual Cash Incentive Compensation – Plan Overview

Annual cash incentive compensation is variable based on performance and ties a significant portion of the NEOs’ compensation to achievement of the Company’s annual financial plan and also considers financial performance relative to the Peer Group. The Committee approves measurements for the cash incentive plan annually. For 2022, target incentives were set as a percentage of salary for each of the NEOs and reflect between 24% and 30% of total compensation. The cash incentive plan is designed so that the weighted average performance for the financial measures must exceed a predetermined threshold before a payout can be made.

The cash incentive plan is structured to calculate cash incentive awards based on two Primary Components:

1.

Corporate Component - This component has two elements: Financial Performance relative to the annual financial plan and Financial Performance relative to Peer Group. “Financial Performance” is determined by scoring performance against two pre-established financial measures tied to the annual financial plan. Each measure is weighted equally, and then the measures are totaled to determine a weighted score. Adjustments to this score may then be made, by as much as 20 percentage points, based on the Committee’s assessment of the Company’s performance against financial performance goals and their degree of difficulty in light of the economic environment and the Committee’s assessment of performance against the two pre-established financial measures relative to the Company’s Peer Group.

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EXECUTIVE COMPENSATION

2.

Line of Business Component – The Line of Business Component will only be scored or paid if Corporate Component is scored at or above its threshold payout level. If so, the Line of Business Component is determined based on the Financial Performance of the line of business against its pre-established financial goals, and the line of business performance against significant strategic objectives for the year. Adjustments may then be made based on the Chief Executive Officer’s and the Committee’s assessment of results against objectives, the competitive environment and the degree of difficulty of the goals.

For the 2022 cash incentive plan, it was determined that Line of Business measures could not be set due to the Sterling Merger and reorganization within the teams. Therefore, the Committee approved the 2022 Line of Business component consistent with the Corporate Component score.

The Corporate Component rating generates a potential funding of 0% to 150% of target. A score of 100% results in funding at target. Scores below 50% on an individual measure are reduced to zero and a total weighted score below 50% on the two goals in the aggregate earns no payout.

ANNUAL CASH INCENTIVE SCORING—RESULTS

Financial Performance Relative to Plan—Webster’s 2022 results compared to plan are set forth in the table below. The Committee has discretion to adjust for extraordinary, unusual or non-recurring items and for material negative risk outcomes. For 2022, PPNR was reduced for adjustments due to direct investment income and purchase accounting accretion greater than plan.

2022 ANNUAL CASH INCENTIVE—FINANCIAL PERFORMANCE RELATIVE TO PLAN (THE “CORPORATE PERFORMANCE SCORE”)

Financial Metric	Threshold	Target	Maximum	Actual[1]	Score	Weight	Weighted Score
Pre-Provision Net Revenue ($ millions)	$985.2	$1,173.3	$1,361.3	$1,307.0	135.5%	50%	67.7%
Return on Average Assets	1.10%	1.33%	1.56%	1.49%	125.6%	50%	62.8%
					Total	100%	130.5%

[1]	Actual results used for compensation calculation differs from GAAP.

Financial Performance Relative to Peer Group—As described above, the Committee has discretion to adjust the Corporate Performance Score by plus or minus 20 percentage points (the “Adjustment”) based on Webster’s performance against pre-established financial measures or performance relative to its Peer Group. The table below shows Webster’s performance relative to the 20 companies in the Peer Group.

2022 ANNUAL CASH INCENTIVE—FINANCIAL PERFORMANCE RELATIVE TO PEER GROUP

Financial Metric[1]	2022				2021
	Results	Percentile Rank	Weight	Weighted Percentile Rank	Percentile Rank	Weight	Weighted Percentile Rank
Pre-Provision Net Revenue/Avg. Assets	1.67%	70%	50%	35%	65%	50%	32.5%
Return on Average Assets	0.99%	15%	50%	7.5%	55%	50%	27.5%
		Weighted Percentile Rank[2]		42.5%	Weighted Percentile Rank		60.0%

[1]	Data as reported by SNL Securities for comparability.
[2]

The Committee reviewed the peer performance against reported results and adjusted results. The adjusted results, which excluded all the one-time items related to the Sterling Merger, resulted in a weighted percentile rank of 95.0%.

Final Corporate Component—The Financial Performance Relative to Peer Group did not warrant any adjustment to the Corporate Performance Score. However, management recommended a negative adjustment of 5.5% to the final score due to performance overachievement being driven partially by a higher rate environment. The Committee agreed with management’s recommendation and approved the final Corporate Component being equal to 125.0%.

2022 ANNUAL CASH INCENTIVE—FINANCIAL PERFORMANCE AND ADJUSTMENTS

Corporate Financial Performance Score	Adjustment	Final Corporate Component
130.5%	-5.5%	125.0%

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EXECUTIVE COMPENSATION

2022 ANNUAL CASH INCENTIVE COMPENSATION AWARDED IN FEBRUARY 2023

Individual NEO Performance—Individual performance is determined through the annual review process as part of the Company-wide performance management process. Each NEO is evaluated based on achievement of individual performance objectives which include strategic goals, personal behavior, risk management, regulatory compliance and leadership. The Committee evaluates the Chief Executive Officer and the Executive Chairman, and the Chief Executive Officer evaluates the other NEOs in consultation with the Committee.

NEO’S PERFORMANCE SUMMARIES FOR 2022

Name	Performance Summary
John R. Ciulla

•  Successfully led planning and completion of the merger of equals with Sterling

•  Established the strategic vision for the combined company with defined financial objectives, strong core values, expected behaviors and strong governance and risk management, positively setting the standards for the culture enterprise-wide

•  Provided leadership, management and guidance for the Company, and specifically for the executive leadership team, driving performance in excess of the financial goals

•  Along with the Executive Chairman, led in the selection and integration of Directors from two distinct Boards

•  Chaired the Executive Management Committee building consensus across the executive leadership team for strategy, execution, and culture

•  Co-chaired Webster’s Diversity, Equity, Inclusion & Belonging (DEIB) Council ensuring that diversity initiatives are a strategic priority

Jack L. Kopnisky

•  Successfully planned and completed the merger of equals with Webster as a Sterling executive

•  Provided guidance and leadership in establishing the strategic vision for the combined Company, including financial objectives and core values

•  Led the selection and integration of Directors from two distinct Boards

•  Successfully established a common set of board policies and governance for Webster

•  Provided counsel to the Chief Executive Officer as well as guidance and respectful challenge on strategy to the executive leadership team in setting objectives for 2022 and for long-range planning

•  Operated as Board Chairman overseeing Board activities

•  Worked with the Chief Executive Officer and leadership team to identify incremental growth and M&A opportunities

Glenn I. MacInnes

•  Responsible for all financial matters including regulatory filings and the financial control environment for the combined company and successfully completed all merger related filings; expanded the control environment consistent with the growth of the Company

•  Provided strong financial guidance across the enterprise supporting our business lines and functional units driving expense management and monitoring performance on merger related synergies (i.e., corporate real estate consolidation)

•  Expertly led the investor relations function, managing all analyst and rating agency relationships ensuring accurate and timely communications with analysts throughout the merger and throughout the year

•  Provided oversight and management of the consolidated procurement process leveraging the Company’s scale ensuring efficiencies are realized

•  Engaged in our DEIB initiatives as an executive sponsor of a business resource group

Luis R. Massiani

•  Led planning and closing of the Sterling Merger as a Sterling executive

•  Post-merger, assumed the responsibilities of the Chief Operating Officer, a new executive leadership position, responsible for overseeing consumer banking, technology, bank operations, corporate development, strategy, and innovation

•  Exceeded the financial plan in the areas of his responsibility

•  Led corporate development activities resulting in definitive agreements and successful acquisitions of Bend Financial (HSA Bank) and interLINK (diversifying funding sources)

•  Led the Bank Conversion Project, which includes planning and overseeing the implementation of Webster’s core technology and business processes; conversion date is planned for July 2023

•  Actively engaged in our DEIB initiatives as an executive sponsor of a business resource group and provided leadership for our community investments, including the development of the strategy

Christopher J. Motl

•  Post-merger, led all commercial banking activities including consolidating management, integrating sales teams and realigning support staff; set target state organizational structure and aspirational objectives

•  Successfully led the business line in exceeding expectations with respect to financial performance, growth in both loans and deposits, client retention and colleague engagement

•  Strengthened the culture of the Company through his leadership in credit risk management, enterprise risk management, culture and executive sponsorship of a business resource group

•  Provided leadership and strategic influence across the enterprise by deepening his relationships with his peers on the executive management committee and with colleagues in the other lines of business and functional units

•  Engaged in our DEIB initiatives as an executive sponsor of a business resource group

2022 Annual Cash Incentive Compensation—Once the Committee determines the financial corporate score, the score is applied to the Chief Executive Officer’s and Executive Chairman’s and each other NEO’s annual Cash Incentive Award target to calculate the funded cash incentive awards. The Committee retains discretion to adjust the Chief Executive Officer and the Executive Chairman’s calculated Cash Incentive Awards. The Chief Executive Officer retains discretion, in consultation with the Committee, to adjust the other NEOs’ calculated annual Cash Incentive Awards.

Discretionary Adjustment for Individual Performance—Based on the Chief Executive Officer’s assessment of the individual performance of each NEO (other than the Chief Executive Officer and the Executive Chairman) measured against specific performance objectives and overall, the Chief Executive Officer may use discretion to recommend a positive or negative adjustment to the calculated annual Cash Incentive Award. Additionally, the Chief Executive Officer in consultation with the Chief Human Resources Officer and the Chief Risk Officer considers potential adjustments (referred to as meaningful consequences) based on each NEO’s record of identifying, managing and mitigating risk, including an assessment of outcomes in the areas of compliance, operating risk, credit, audit findings or regulatory citings, or other contributions that should be taken into account.

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EXECUTIVE COMPENSATION

The Committee considers potential adjustments for the Chief Executive Officer and the Executive Chairman based on each individual’s performance against objectives and his leadership of the Company. In addition, the Committee considers meaningful consequences adjustments to the Chief Executive Officer and the Executive Chairman based on his record of managing and mitigating risk.

The Chief Executive Officer made a positive adjustment to the annual cash incentive payment of Mr. Motl in recognition of (i) the strong financial performance of commercial banking, including targeted loan growth that exceeded plan and strong year over year PPNR growth, and (ii) maintaining strong asset quality metrics. The Committee approved Mr. Ciulla’s recommendation for this positive adjustment as well as the other awards recommended by the Chief Executive Officer (other than himself and the Executive Chairman).

Consistent with the Bank’s incentive policy, a thorough review of risk management in the areas of regulatory, internal audit, operating and credit compliance and Sarbanes-Oxley occurred. As a result of the review and in connection with the Sarbanes-Oxley control weakness, downward adjustments were made to the annual cash incentive payments of Mr. Massiani at the recommendation of the Chief Executive Officer and approved by the Committee and to Mr. Ciulla as approved by the Committee, totaling $60,000.

2022 Final Payment Determination—The Committee determines and approves the short-term incentive awards for the Chief Executive Officer and the Executive Chairman and reviews and approves the short-term incentive awards that are recommended by the Chief Executive Officer for the other NEOs. The final calculations and approved awards for annual cash incentive compensation, based on the above metrics and individual performance assessments, are set forth below.

2022 ANNUAL INCENTIVE COMPENSATION

Name	Annual Cash Incentive Target	Corporate Component	Calculated Award	Individual Discretionary Adjustment	Total Cash Incentive Award
John R. Ciulla	$1,375,000	125.0%	$1,718,750	$(30,000)	$1,688,750
Jack L. Kopnisky	$1,375,000	125.0%	$1,718,750	—	$1,718,750
Glenn I. MacInnes	$600,000	125.0%	$750,000	—	$750,000
Luis R. Massiani	$750,000	125.0%	$937,500	$(30,000)	$907,500
Christopher J. Motl	$682,500	125.0%	$853,125	$96,875	$950,000

LONG-TERM INCENTIVE COMPENSATION–PLAN OVERVIEW

Long-Term Incentive Vehicles: Webster awards two forms of LTI grants, performance shares and restricted stock as displayed in the table below.

LONG-TERM INCENTIVE VEHICLES

Vehicle	Vesting	Rationale	Vehicle Mix
Performance Shares	Cliff vests following the conclusion of three-year performance period	To align LTI with the achievement of 1) total stockholder return relative to peers and 2) average return on equity goals	60%

Time-Vested Restricted Stock	One third vests per year	To provide LTI and retention value to the NEOs and other executives	40%

Performance Shares: Performance Shares vest following the conclusion of the three-year performance period and the Committee certifies the results based 50% on Company three-year TSR relative to Webster’s Peer Group and 50% on the three-year average return on equity compared to plan. Performance must meet threshold levels, or the shares are forfeited.

•

Three-year TSR reflects the rate of return including price appreciation plus reinvestment of dividends calculated as follows: (ending stock price – beginning price + dividends paid per share) / beginning stock price. The Peer Group reflects Webster’s Compensation Peer Group listed in the Compensation Peer Group section at the start of the three-year period.

•

Average Return on Equity Over the Three-Year Period is calculated as the ratio of adjusted net income to adjusted average equity. The average return on equity targets are set annually during the performance period by the Committee giving consideration to the Board approved financial plan set at the end of the prior year. The score is calculated each year and then averaged over three years.

PAYOUT DETERMINATION FOR PERFORMANCE SHARES GRANTED IN MARCH 2022 BASED ON 2022-2024 PERFORMANCE

Payout Metric	Below Threshold Payout	Threshold Payout	Target Payout	Maximum Payout
Peer-relative three-year TSR	0%	50%	100%	150%
Average Return on Equity over three-year period	0%	50%	100%	150%

The Company does not vest performance-based restricted stock for performance below threshold. A threshold level of performance must be met for each metric in order for payment to be earned. Once threshold performance is achieved, actual awards will be interpolated between threshold and maximum of target. The Company accrues but does not pay dividends on performance shares until the actual number of shares is known based on final performance and the shares vest. The accrued dividends are paid as a lump sum following vesting.

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EXECUTIVE COMPENSATION

LONG-TERM INCENTIVE COMPENSATION APPROVED IN FEBRUARY 2022

2022 Long-Term Incentive Grants—Annual LTI grants were approved in February 2022 in the form of 60% Performance Shares and 40% time-vested restricted stock, as described above, based in part on each NEO’s 2021 performance and granted based on the NEOs’ new 2022 base pay and LTI target percent. For 2022, target long-term incentives were set for each of the NEOs between 42% and 57% of total compensation.

LTI awards may be increased or decreased from target levels based on a variety of factors including the Company’s prior year performance against financial and strategic goals. The Committee determines the recommended grants for the Chief Executive Officer and the Executive Chairman and reviews and approves the Chief Executive Officer’s recommendation for the other NEOs. The Committee approved grants for each NEO as shown in the chart below.

The Committee also approved Synergy Awards upon the closing of the Sterling Merger in the form of performance-based restricted stock to Messrs. Ciulla, MacInnes, Massiani, and Motl. These awards will be eligible to vest ratably in thirds over the next three years based on the achievement of applicable performance metrics and the grantee’s continued employment. The performance metrics were determined to be PPNR and ROAA, each weighted 50%, and approved by the Committee at the beginning of each performance period. The payments are measured as a percent of target for each metric with a minimum payout of 50% and maximum of 100% for each metric. The approved amount for each Synergy Award is also shown in the chart below.

2022 LONG-TERM INCENTIVE COMPENSATION

Name	Long-Term Incentive Target	Long-Term Incentive Award	Synergy Award	Total Long-Term Incentive Awards
John R. Ciulla[1]	$3,300,000	$3,300,000	$1,666,667	$4,966,667
Jack L. Kopnisky	$3,300,000	$3,300,000	—	$3,300,000
Glenn I. MacInnes	$900,000	$900,000	$1,000,000	$1,900,000
Luis R. Massiani	$1,500,000	$1,500,000	$3,000,000	$4,500,000
Christopher J. Motl	$1,063,750	$1,063,750	$2,000,000	$3,063,750

[1]

In the 2021 Stock Incentive Plan, there is a limit of 100,000 shares that can be granted to any employee in a calendar year. Due to this, Mr. Ciulla only received the first tranche of his three-year Synergy Award in 2022 with the remaining two tranches to be granted in 2023 with the original vesting schedule.

RETIREMENT PLANS

Pension Plan—Webster Bank maintains a frozen tax-qualified defined benefit pension plan (the “Pension Plan”). Webster stopped benefit accruals under the plan for all employees, including the NEOs, after December 31, 2007. Please see “Pension Plan Benefits” below for additional information about pension benefits for the eligible NEOs.

401(k) Plans—Webster Bank maintains two separate tax-qualified defined contribution 401(k) plans (each a “401(k) Plan”) for eligible employees, including the NEOs, with eligibility based on the employee’s previous employer prior to the Sterling Merger. Both plans allow employees, including the NEOs, to make pre-tax or Roth contributions of their pay, up to Internal Revenue Code (“IRC”) limits ($20,500 in 2022). Both plans provide for a company contribution up to 5% of employee’s eligible compensation. Under IRC limits, annual compensation in excess of $305,000 in 2022 may not be taken into account for determining benefits or contributions under the qualified plan. Employees who are age 50 or older by the last day of the year (December 31, 2022) may contribute an additional $6,500 to the plan.

Supplemental Defined Contribution Plans—Webster Bank maintains a non-qualified supplemental defined contribution plan (the “SERP”) for certain executives, including the NEOs except the Executive Chairman. This plan provides each NEO with an allocation to their SERP account equal to the additional match that the NEO would have received in either of the 401(k) Plans if there were no IRC compensation or deferral limits. The notional investments are in the same funds as the 401(k) Plan other than Webster stock and participants earnings are tracked accordingly. There are no “above-market rates” for earnings. Distributions from the plan are paid in cash. The Executive Chairman previously participated in a supplemental plan that no longer has new contributions but still has a balance in his account. Please see “Non-Qualified Deferred Compensation” below for additional information.

Non-Qualified Deferred Compensation Plan—Certain executives, including some of the NEOs, were eligible to participate in a voluntary non-qualified deferred compensation plan (the “NQDC Plan”). The plan allowed eligible highly compensated employees to defer up to 25% of their base salary and up to 100% of their annual incentive award. No company contributions were made into this plan for 2022. Please see “Non-Qualified Deferred Compensation” below for additional information.

OTHER EXECUTIVE BENEFITS

Webster offers a limited number of benefits to the NEOs and other executives in addition to the broad-based employee benefits program. Each benefit supports a specific objective but falls within the overall purpose of recognizing leadership responsibility and contributions to the Company’s goals. Management reviews the benefits with the Committee for consistency with Webster’s organizational culture and market practices. These benefits, which are limited to participation in the Supplemental Defined Contribution Plan, long-term care insurance and additional life insurance benefits are described in a footnote to the Summary Compensation Table.

EMPLOYMENT AGREEMENTS

During 2022, none of the NEOs had formal employment agreements. Following the Sterling Merger, Messrs. Ciulla, MacInnes and Massiani signed retention agreements defining terms of employment for the two years following the Sterling Merger and Mr. Kopnisky signed a letter agreement defining his terms of employment for two years following the Sterling Merger followed by one year as a consultant. Mr. Motl has a change in control and non-compete agreement. None of the agreements provide for any golden parachute tax gross-up provisions nor do they provide for the acceleration of vesting of stock options or restricted shares based on a single trigger provision for potential payments upon a change in control. Please see “Potential Payments Upon Termination or Change in Control” below for additional information.

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EXECUTIVE COMPENSATION

POST-TERMINATION ARRANGEMENTS

Webster’s change in control practices are designed to retain the NEOs during rumored and actual change in control activity. During these times, continuity is a key factor in preserving the value of the business. Webster also provides other termination benefits designed to facilitate changes in key executives as needed. The amounts payable, triggering events and other terms of Webster’s change in control and other termination arrangements are set by the Committee based on Company policy and competitive market information. Webster reviews the provisions of the change in control agreements annually. Please see “Potential Payments Upon Termination or Change in Control” below for additional information.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Webster believes stock ownership by management is beneficial in aligning the interests of management and stockholders. Executive Stock Ownership Guidelines are established to enhance stockholder value and focus each executive’s attention on the long-term success of the Company. Webster has adopted stock ownership guidelines for all of its executive officers, including the NEOs. The table below reflects the minimum stock ownership guidelines for our NEOs.

Name	Holding Requirements
John R. Ciulla	6X base salary
Jack L. Kopnisky	6X base salary
Glenn I. MacInnes	3X base salary
Luis R. Massiani	3X base salary
Christopher J. Motl	3X base salary

As of December 31, 2022, all NEOs have met their stock ownership guidelines. Once achieved, ownership of the guideline amount must be maintained for as long as the executive is subject to the stock ownership guidelines. NEOs who do not meet the guidelines agree to hold all net Common Stock received through vested LTI awards until they achieve their respective ownership thresholds. We do not count performance shares in our stock ownership guidelines until after the shares are vested.

Anti-hedging/anti-pledging—Directors, officers and other employees of Webster are prohibited from hedging their ownership of Webster securities, including through the use of options, puts, calls, short sales, futures contracts, equity swaps, collars or other derivative instruments relating to Webster securities, regardless of whether such directors, officers and employees have material non-public information about Webster. Directors and executive officers are prohibited from pledging their Webster securities as collateral for a loan.

POLICY ON INTERNAL REVENUE CODE SECTION 162(M)

Internal Revenue Code Section 162(m) generally places a $1 million limit on the amount of compensation a company can deduct in any one year for the Company’s chief executive officer, chief financial officer and three other most highly compensated executive officers (and any employee of the Company or any predecessor who was an Internal Revenue Code Section 162(m) “covered employee” for any tax year beginning after December 31, 2016, including periods during which the individual is a former employee and after the employee’s death). While Webster’s NEO compensation was previously structured so that certain awards qualified for a performance-based compensation exemption from the deduction limitation, that exemption was eliminated beginning in 2018 as a result of the passage of the Tax Cuts and Jobs Act, other than with respect to payments made pursuant to certain grandfathered arrangements. While the Committee considers deductibility as one factor in determining executive compensation, the Committee will continue to link pay with performance and retains the flexibility to award compensation consistent with the goals of our executive compensation program even if the awards are not deductible for tax purposes.

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EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

SUMMARY COMPENSATION TABLE

Salary, bonus, incentive payments and other compensation amounts to Webster’s NEOs are summarized in the following table. Some of the amounts below represent the opportunity to earn future compensation under performance-based compensation incentives that may be forfeited based on future performance vesting. As a result of mixing compensation paid and contingent compensation, the totals shown in the Summary Compensation Table include amounts that the NEOs may never receive.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)

John R. Ciulla President and Chief Executive Officer	2022	1,088,462	—	4,824,116	1,688,750	—	475,528	8,076,856
	2021	1,000,000	—	1,985,580	1,500,000	—	235,947	4,721,527
	2020	995,192	—	1,509,732	750,000	21,800	211,135	3,487,859

Jack L. Kopnisky[6] Executive Chairman	2022	1,003,270	1,000,000	3,154,142	1,718,750	—	41,629	6,917,791

Glenn I. MacInnes Chief Financial Officer	2022	590,768	—	1,862,269	750,000	—	156,920	3,359,958
	2021	520,000	—	652,094	568,784	—	91,893	1,832,771
	2020	516,154	—	516,159	337,000	—	97,916	1,467,229

Luis R. Massiani[6] Chief Operating Officer	2022	703,587	—	4,439,763	907,500	—	114,163	6,165,013

Christopher J. Motl President of Commercial Banking	2022	616,865	—	3,020,757	950,500	—	183,785	4,771,407
	2021	515,000	—	618,931	726,424	—	112,580	1,972,935
	2020	510,192	—	652,333	452,412	14,900	102,708	1,732,545

[1]

Amount shown in this column is in recognition of services performed by the Executive Chairman to close and integrate the Sterling Merger and to compensate for agreement to certain restrictive covenants defined in his Letter Agreement made effective upon the Sterling Merger.

[2]	Amounts shown in this column are based on the grant date fair value related to restricted stock awards made in 2020, 2021 and 2022, in accordance with FASB ASC Topic 718.
[3]	Amounts shown in this column represent cash awards paid under the performance-based annual incentive plan.
[4]

Webster Bank maintains a Pension Plan. Benefit accruals for service and compensation were frozen after December 31, 2007. The Pension Plan is described more fully below under the heading “Pension Plan Benefits”. The amounts in this column reflect the change in the actuarial present value of the NEOs’ benefits under the Pension Plan determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements. Specifically, the assumptions used to value the accumulated benefits at December 31, 2022 consisted of a 4.96% interest rate for the Pension Plan versus 2.65% in 2021, and the Pri-2012 with MP-2021 Mortality Table. The change in pension value in 2022 is primarily due to the change in interest rates used to calculate the present value of the benefits and actuarial increases for executives over age 65, if applicable. Messrs. Ciulla and Motl are both participants in the Pension Plan and had negative changes in the pension value during 2022 of $39,500 and $27,600 respectively.

[5]

All Other Compensation includes amounts contributed or allocated, as the case may be, to the 401(k) Plan in which the NEO participates (excluding the NEOs’ contributions to the 401(k) Plan), the SERP, dividends paid on unvested restricted stock and on earned performance-based stock awards, the premium on a life insurance policy and any other payments received that are not included in other tables. The table below shows the main components of the “All Other Compensation” column.

2022 ALL OTHER COMPENSATION
Name	Company Contribution to 401(k) Plan ($)	Supplemental Defined Contribution Plan ($)	Dividends ($)	Premium on Life Insurance Policies ($)
John R. Ciulla	19,398	161,794	285,878	8,458
Jack L. Kopnisky	15,250	—	26,379	—
Glenn I. MacInnes	13,298	44,679	96,548	2,395
Luis R. Massiani	15,250	25,746	73,167	—
Christopher J. Motl	16,348	65,250	95,694	3,504

[6]

Messrs. Kopnisky and Massiani joined Webster on February 1, 2022 in connection with the closing of the Sterling Merger. Their compensation is shown for the last 11 months of 2022 only since they were not executive officers of Webster in January 2022 or the years ended December 31, 2021 or 2020.

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EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding awards granted during the fiscal year ended December 31, 2022 to each NEO under the Company’s plans, including possible and future payouts under non-equity incentive plan awards and equity incentive plan awards.

GRANTS OF PLAN-BASED AWARDS IN 2022

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock or Units (#)	Closing Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards[4]($)
Name	Award Type[1]	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John R. Ciulla[5]	CIP	—	687,500	1,375,000	2,750,000	—	—	—	—	—	—
	Synergy	2/1/2022	—	—	—	13,861	27,722	27,722	—	60.24	1,669,973
	Time	3/1/2022	—	—	—	—	—	—	21,982	55.85	1,227,695
	Perf	3/1/2022	—	—	—	16,487	32,973	49,460		55.85	1,926,448
Jack L. Kopnisky	CIP	—	687,500	1,375,000	2,750,000	—	—	—	—	—	—
	Time	3/1/2022	—	—	—	—	—	—	21,982	55.85	1,227,695
	Perf	3/1/2022	—	—	—	16,487	32,973	49,460	—	55.85	1,926,448
Glenn I. MacInnes	CIP	—	300,000	600,000	1,200,000	—	—	—	—	—	—
	Synergy	2/1/2022	—	—	—	8,317	16,634	16,634	—	60.24	1,002,032
	Time	3/1/2022	—	—	—	—	—	—	5,995	55.85	334,821
	Perf	3/1/2022	—	—	—	4,497	8,993	13,490	—	55.85	525,416
Luis R. Massiani	CIP	3/1/2022	375,000	750,000	1,500,000	—	—	—	—	—	—
	Synergy	2/1/2022	—	—	—	24,951	49,901	49,901	—	60.24	3,006,036
	Time	3/1/2022	—	—	—	—	—	—	9,992	55.85	558,053
	Perf	3/1/2022	—	—	—	7,494	14,988	22,482	—	55.85	875,674
Christopher J. Motl	CIP	3/1/2022	341,250	682,500	1,365,000	—	—	—	—	—	—
	Synergy	2/1/2022	—	—	—	16,634	33,267	33,267		60.24	2,004,004
	Time	3/1/2022	—	—	—	—	—	—	7,086	55.85	395,753
	Perf	3/1/2022	—	—	—	5,315	10,629	15,944	—	55.85	621,000

[1]	Award Types are: Cash Incentive Plan (CIP), Synergy Awards (Synergy), Time-based annual stock grant (Time), and Performance-based annual stock grant (Perf).
[2]

Columns represent the potential payouts to each of the NEOs resulting from an award pursuant to the annual cash incentive compensation plan, subject to achievement of pre-established performance goals discussed in this Proxy Statement. Actual amounts earned by the NEOs are set forth under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table set forth above.

[3]

Represents the threshold, target and maximum number of Performance Shares that may vest if performance targets are satisfied for the 2022 through 2024 performance period for the annual awards and for the Synergy Awards granted on February 1, 2022 to four of the NEOs. Dividends will be deferred on all unearned Performance Shares and will be paid upon conclusion of the performance period to the extent earned.

[4]	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718 of all equity awards granted in 2022.
[5]

In the 2021 Stock Incentive Plan, there is a limit of 100,000 shares that can be granted to any employee in a calendar year. Due to this, Mr. Ciulla only received the first tranche of his three-year Synergy Award in 2022 and the remaining two tranches will be granted in 2023 with the original vesting schedule.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding outstanding awards held by Webster’s NEOs as of December 31, 2022.

Outstanding Equity Awards at Fiscal Year-End 2022

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested[1] ($)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)

John R. Ciulla	3/2/2020	—	—	—	5,326	[2]	252,133	—		—
	3/2/2020	—	—	—	23,964	[3]	1,134,456	—		—
	5/4/2021	—	—	—	9,596	[2]	454,275	—		—
	5/4/2021	—	—	—	23,966	[6]	1,134,550	—		—
	2/1/2022	—	—	—	—		—	27,722	[4]	1,312,359
	3/1/2022	—	—	—	21,982	[2]	1,040,628	32,973	[5]	1,560,942

Jack L. Kopnisky	3/1/2022	—	—	—	21,982	[6]	1,040,628	32,973	[5]	1,560,942

Glenn I. MacInnes	3/2/2020	—	—	—	1,821	[2]	86,206	—		—
	3/2/2020	—	—	—	8,193	[3]	387,857	—		—
	5/4/2021	—	—	—	3,152	[2]	149,216	—		—
	5/4/2021	—	—	—	7,871	[3]	372,613	—		—
	2/1/2022	—	—	—	—		—	16,634	[7]	787,454
	3/1/2022	—	—	—	5,995	[2]	283,803	8,993	[5]	425,729

Luis R. Massiani	2/6/2020	—	—	—	2,526	[2]	119,581	—		—
	2/6/2020	—	—	—	15,762	[3]	746,173	—		—
	10/23/2020	—	—	—	10,286	[2]	486,939	—		—
	2/8/2021	—	—	—	8,705	[2]	412,095	—		—
	2/8/2021	—	—	—	13,702	[3]	648,653	—		—
	2/1/2022	—	—	—	—		—	49,901	[7]	2,362,313
	3/1/2022	—	—	—	9,992	[2]	473,021	14,988	[5]	709,532

Christopher J. Motl	2/20/2013	2,353	23.00	2/20/2023	—		—	—		—
	3/2/2020	—	—	—	1,487	[2]	70,395	—		—
	3/2/2020	—	—	—	5,690	[3]	269,365	—		—
	3/2/2020	—	—	—	6,691	[3]	316,752	—		—
	5/4/2021	—	—	—	2,992	[2]	141,641	—		—
	5/4/2021	—	—	—	7,470	[3]	353,630	—		—
	2/1/2022	—	—	—	—		—	33,267	[7]	1,574,860
	3/1/2022	—	—	—	7,086	[2]	335,451	10,629	[5]	503,177

[1]	Market value calculated by multiplying the closing market price of Webster’s Common Stock on December 31, 2022, which was $47.34, by the number of shares of stock.
[2]

The restricted stock award will vest one-third on the first anniversary of the grant; one-third on the second anniversary of the grant; and the final third will vest on the third anniversary of the grant.

[3]	The restricted stock award will fully vest on the third anniversary of the grant.
[4]	The performance criteria will be evaluated after the December 31st close of the one-year performance period.
[5]	The performance criteria will be evaluated after the December 31st close of the final year of the three-year performance period.
[6]	The restricted stock award will fully vest on the first anniversary of the grant.
[7]	The performance criteria will be evaluated after the December 31st close of the of the one-year performance period, the two-year performance period and the three-year performance period.

Webster Financial Corporation - 2023 Proxy Statement    |    45

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the number of shares of stock acquired by Webster’s NEOs in fiscal 2022 as a result of the vesting of shares of restricted stock. Webster’s NEOs did not exercise any stock options in fiscal 2022.

OPTION EXERCISES AND STOCK VESTED IN 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[1] ($)
John R. Ciulla	—	—	15,546	1,394,946
Jack L. Kopnisky	—	—	75,935	9,654,840
Glenn I. MacInnes	—	—	5,886	499,275
Luis R. Massiani	—	—	7,357	701,213
Christopher J. Motl	—	—	7,827	757,884

[1]

Value realized calculated by multiplying the number of shares vesting by the fair market value of Webster’s Common Stock on the vesting date. Stock awards vested include a reduction to shares received by Messrs. Ciulla, MacInnes and Motl for the 2019 Performance Awards that were earned and distributed in 2022 with a result of 65%, resulting in a 35% decrease in the number of shares distributed under the target grant.

PENSION PLAN BENEFITS

The following table shows the present value of accumulated benefits payable to each of the eligible NEOs, including the number of years of service credited to each such NEO, under the frozen Pension Plan as of December 31, 2022. The accumulated benefit value is based upon the benefit that is payable at the NEOs’ Normal Retirement Age (65) with actuarial increases for executives over age 65, if applicable.

2022 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
John R. Ciulla	Webster Bank Pension Plan	4	89,400
Christopher J. Motl	Webster Bank Pension Plan	4	44,800

Webster Bank maintains the frozen Pension Plan for eligible employees of Webster Bank and affiliated companies that have adopted the plan. Pension benefits were frozen as of December 31, 2007. Therefore, service and compensation after this date will not be used in calculating a benefit from this plan.

The Pension Plan is a defined benefit tax-qualified plan under the IRC and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees hired before January 1, 2007 were eligible to participate in the Pension Plan upon reaching the age of 21 and completing one year of service.

Benefits under the Pension Plan are funded solely by contributions made by Webster Bank. Under the Pension Plan’s benefit formula, a participant’s monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant’s monthly compensation for each year of credited service beginning on or after January 1, 1987 through August 31, 2004, plus (c) the sum of 1.25% of the participant’s monthly compensation if the participant has less than 10 years of credited service at the beginning of the year, or 1.50% of the participant’s monthly compensation if the participant has 10 or more years of credited service at the beginning of the year, for each year of credited service beginning on or after September 1, 2004 through December 31, 2007. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is a life annuity for the participant’s lifetime. A Pension Plan participant becomes 100% vested in the benefits under the Pension Plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant’s early retirement date (age 55), normal retirement date (age 65), deferred retirement date or death. Benefits payable at early retirement date are reduced 1/15th each year for the first five years and 1/30th each year for the next five years before normal retirement date.

NON-QUALIFIED DEFERRED COMPENSATION

Webster maintains a non-qualified SERP which provides supplemental employer match contributions that are not available under the 401(k) Plan because annual compensation in excess of $305,000 in 2022 may not be used in the calculation of retirement benefits under the IRC and because annual contributions to the 401(k) Plan that can be matched by the employer were subject to a maximum of $20,500 in 2022. The Executive Chairman does not participate in this SERP but has previous contributions in a prior non-qualified plan (the “Prior SERP”), which are disclosed below. These plans allow distribution upon termination in either a lump sum or 10 annual installments.

Webster also offers a voluntary NQDC Plan. The plan allowed eligible highly compensated employees to defer up to 25% of their base salary and up to 100% of their annual incentive award. No company contributions were made into this plan. Participants can elect in-service withdrawals made at least five years after deferral or withdrawals upon separation from service in either a lump sum or annual installments. There are no “above-market” rates for earnings.

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EXECUTIVE COMPENSATION

The following table shows the contributions to and the earnings in each NEO’s account under Webster’s SERP, Prior SERP, and NQDC Plan for the fiscal year ended December 31, 2022. There were no distributions from any NEO’s accounts in 2022.

2022 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY1 ($)	Aggregate Earnings in Last FY2 ($)	Aggregated Balance at Last FYE ($)
John R. Ciulla	—	161,794	(96,022)	908,494
Jack L. Kopnisky	—	—	(35,433)	305,138
Glenn I. MacInnes	—	44,679	(23,722)	317,956
Luis R. Massiani	—	25,746	(19,846)	96,633
Christopher J. Motl	—	65,250	(47,495)	276,281

[1]	The amounts in this column are reported as supplemental defined contribution plan contributions in the “All Other Compensation” column in the Summary Compensation Table.
[2]	The amounts in this column show the investment gain or loss for each NEO during 2022, based on the investment choices selected by each NEO.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Historically, Webster has entered into Change in Control Agreements and Non-Competition or Non-Solicitation Agreements with its NEOs, which provide post-termination payments to the NEOs. In addition, certain executives have special Retention agreements or Letter agreements following the Sterling Merger, which define their payments upon termination.

Retention Agreements—Messrs. Ciulla, MacInnes, and Massiani entered into retention agreements upon the closing of the Sterling Merger. These agreements provide for a term ending on January 31, 2024 and each agreement provides their base salary, cash incentive, and equity incentive targets as well as stating that they are eligible for consistent benefits to those of other senior executives. The three agreements each have non-compete and non-solicitation covenants that remain in effect for 24 months following any termination for the non-compete and 12 months following any termination for non-solicitation of employees or clients/customers. Messrs. Ciulla and MacInnes are covered by a Change in Control agreement (described below) that remains in effect during the Retention Agreement

If the Company terminates any of these executives without Cause or for Good Reason (as defined in the agreement), each executive will receive severance benefits subject to signing a Release as follows:

•

A lump sum cash payment equal to the product of (a) the sum of the executive’s then current annual base salary and target incentive payment and (b) three for Messrs. Ciulla and Massiani and two for Mr. MacInnes payable within 60 calendar days following termination.

•

A prorated annual Cash Incentive Award for the fiscal year in which the termination occurs based upon the period of time elapsed during such fiscal year, calculated on a basis no less favorable than other senior executives and payable at the time that annual Cash Incentive Awards are paid to other senior executives.

•

A lump sum equal to the product of (a) the current annual cost of continuation of medical under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the annual cost of life insurance and (b) three for Messrs. Ciulla and Massiani and two for Mr. MacInnes payable within 60 calendar days following termination.

•

A lump sum equal to the sum of all Company contributions to which the participant would be eligible under the Company’s 401(k) Plans and SERP multiplied by three for Messrs. Ciulla and Massiani and two for Mr. MacInnes payable within 60 calendar days following termination.

•

Any outstanding long-term incentive awards granted to each executive will vest in full with respect to service vesting requirements and any performance-vesting awards will remain outstanding and be eligible to be earned based on the level of performance achieved as determined on a basis no less favorable than that applicable to other senior executives without any proration and without regard to any applicable one year holding period.

Letter Agreement—Mr. Kopnisky entered into a letter agreement with Webster upon the closing of the Sterling Merger. This agreement provides for a term ending on January 31, 2025, of which the first two years are defined as his Employment Period as Executive Chairman with the Company. For the third year, he will serve as a consultant to the Company. The letter agreement states his base salary, cash incentive, and equity incentive targets as well as stating that he is eligible for consistent benefits to those of other senior executives. The agreement also states that he will receive cash Synergy Awards with the first payment upon the close of the Sterling Merger and additional cash-based awards on each of the next three anniversaries of the close of the Sterling Merger in consideration of the services in support of a swift and comprehensive integration of the Company. He is covered by a Change in Control agreement (described below) and has non-compete and non-solicitation covenants included in the agreement that remain in effect for 48 months following any termination.

If the Company terminates Mr. Kopnisky without Cause or for Good Reason (as defined in the agreement), he will receive severance benefits subject to signing a Release as follows:

•

A lump sum cash payment equal to the product of (a) the sum of the executive’s then current annual base salary and target incentive payment and (b) the number equal to the quotient of (x) the number of full and partial months remaining in the Employment Period divided by twelve payable within 60 calendar days following termination.

•

A prorated annual Cash Incentive Award for the fiscal year in which the termination occurs based upon the period of time elapsed during such fiscal year, calculated on a basis no less favorable than other senior executives and payable at the time that annual Cash Incentive Awards are paid to other senior executives.

•	A monthly cash payment for 18 months equal to the monthly premium under COBRA for the Company’s group health plan.

•

Any outstanding long-term incentive awards granted to Mr. Kopnisky will vest in full with respect to service vesting requirements and any performance-vesting awards will remain outstanding and be eligible to be earned based on the level of performance achieved as determined on a basis no less favorable than that applicable to other senior executives without any proration and without regard to any applicable one year holding period.

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EXECUTIVE COMPENSATION

If Mr. Kopnisky terminates due to death or disability, the agreement provides that he would receive the following:

•	A prorated bonus payable at the time that annual incentive payments would be paid to other senior executives.

•	The Consulting Fee as defined in the agreement payable in a lump sum within 30 days.

•	Any remaining Synergy Award payments within 30 days.

Non-Compete Agreement—Mr. Motl has a non-compete agreement which was signed April 3, 2017. This agreement provides that, for a period of twelve (12) months following his termination for any reason, Mr. Motl will be restricted for competing with the Company and from soliciting the Company’s employees or clients/customers. The agreement also provides that if Mr. Motl is terminated without Cause or for Good Reason (as defined in the agreement), he would receive severance benefits subject to signing a Release as follows:

•

A lump sum payment equal to the sum of Mr. Motl’s then current annual base salary and the prorated amount of any target bonus to be paid pursuant to Webster’s annual incentive compensation plan during the then current fiscal year payable within 30 calendar days following termination.

•	Continued medical and dental coverage for the shorter of one year or until Mr. Motl accepts other employment on a substantially full-time basis if earlier.

•

Any outstanding long-term incentive awards granted to Mr. Motl will become fully vested and exercisable based on the length of time worked since the grant date (provided that the shares have been held for a period of one year).

Assuming a December 31, 2022 termination event of involuntary termination without Cause or Good Reason, the aggregate value of the payments and benefits to which each NEO would be entitled would be as follows:

PAYMENTS DUE UPON EXECUTIVE SEVERANCE

Name	Salary and Bonus ($)	Qualified and Non-qualified 401(k) Contribution Equivalents ($)	Benefits and Health Programs ($)	Value of Accelerated Equity ($)	Total Payments ($)
John R. Ciulla	7,425,000	543,576	91,964	6,889,343	14,949,883
Jack L. Kopnisky	2,681,250	—	33,053	2,601,579	5,315,882
Glenn I. MacInnes	2,400,000	115,954	37,777	2,492,877	5,046,608
Luis R. Massiani	4,500,000	122,988	64,758	6,704,480	11,392,226
Christopher J. Motl	1,332,500	—	22,209	914,861	2,269,570

Termination Upon Change in Control - Change in control provisions benefit Webster’s stockholders by assisting with retention of executives during rumored and actual change in control activity when continuity is a key factor in preserving the value of the business. These termination benefits are provided based on the time needed by executives of that level to find new employment and to facilitate changes in key executives as needed.

Each of the NEOs, other than Mr. Massiani, are covered by a Change in Control Agreement. Mr. Massiani’s Retention Agreement provides the same benefits for change in control as for termination without Cause or Good Reason. Under each agreement, each NEO is eligible to receive payments and other benefits, subject to the conditions described below, in the event the executive is terminated during the two-year period following a change in control. A change in control is defined by the agreements as:

•

with certain exceptions, the acquisition by any person of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock or (ii) the combined voting power of the outstanding voting securities of Webster entitled to vote generally in the election of directors;

•

individuals who, as of the date of each executive’s agreement, constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, except for individuals subsequently joining the Board who are approved by at least a majority of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors;

•	generally, consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster (with certain standard exceptions); or

•	approval by the stockholders of a complete liquidation or dissolution of Webster.

Payments and Benefits – The payments and benefits payable to the eligible NEOs under the Change in Control Agreements are as follows:

•

Death or Disability – If an executive’s employment is terminated by reason of death or disability (defined as the absence of the executive from his or her duties on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness determined to be total and permanent), following a change in control, the executive, or the executive’s estate, as the case may be, is entitled to receive the executive’s accrued salary, bonus, deferred compensation (together with accrued interest or earnings thereon), any accrued vacation pay plus any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies. Mr. Kopnisky’s Letter Agreement provides for additional benefits under death or disability as defined above.

•

Cause – If an executive’s employment is terminated for Cause following a change in control, the Change in Control Agreement terminates and the executive is entitled to receive only his or her annual base salary through the date of termination, the amount of any compensation previously deferred by the executive and any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies. Cause is defined as:

•

the willful and continued failure by the executive to perform substantially the executive’s duties with Webster or one of its affiliates (other than a failure resulting from incapacity due to physical or mental illness), after written demand for performance is delivered to the executive by the Chief Executive Officer, or

•	the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Webster.

•

For Good Reason or Other than for Cause, Death or Disability – Executives are entitled to certain payments and continued benefits in the event of a termination following a change in control other than for Cause, Death or Disability, or in the event the executive terminates his or her employment for “Good Reason.” Good Reason is defined as:

48    |    Webster Financial Corporation - 2023 Proxy Statement

EXECUTIVE COMPENSATION

•

the assignment to the executive of duties inconsistent with the executive’s position, authority, duties or responsibilities resulting in a diminution in such position, authority, duties or responsibilities;

•	the failure by Webster to comply with the compensation terms of the executive’s change in control agreement;

•

a material change in the office or location at which the executive is primarily based or Webster’s requiring the executive to travel on Company business to a substantially greater extent than required immediately prior to the change in control;

•	the termination by Webster of the executive’s employment other than expressly as permitted by the change in control agreement; or

•	the failure by Webster to require that any successor assume, and perform according to, the executive’s change in control agreement.

In the event of a termination pursuant to Good Reason or Other than for Cause, Death or Disability upon Change in Control, each NEO is entitled to:

•	the executive’s base salary through the termination date to the extent not previously paid;

•	a bonus based on the target bonus in effect for the executive;

•	any previously deferred compensation and accrued vacation pay;

•	an amount equal to three times the sum of the executive’s base salary and bonus for Messrs. Ciulla, Kopnisky, and Massiani and two times for the other NEOs;

•

the additional amounts that would have been contributed or credited to his accounts in both the 401(k) Plans and the SERP if the executive’s employment had continued for three years after the date of termination for Messrs. Ciulla, Kopnisky, and Massiani and two years for the other NEOs, based on the compensation amounts that would have been required to be paid to him under the change of control agreement.

•

the amount equal to the cost for continued benefits for the executive and his family for a period of three years following termination for Messrs. Ciulla, Kopnisky, and Massiani and two years for the other NEOs;

•	outplacement services other than for Mr. Massiani; and

•	any other amounts or benefits to which he is entitled under any agreement or plan of Webster and its affiliated companies.

The NEOs are not entitled to any gross-up payment in the event they would be subject to excise tax under Section 4999 of the IRC (relating to excess parachute payments).

Assuming a December 31, 2022 termination event following a Change in Control, the aggregate value of the payments and benefits to which each NEO would be entitled in the event of termination other than for Cause, Death or Disability, or in the event the executive terminates employment for Good Reason would be as follows:

Payments Due Upon Involuntary Termination Not for Cause or Termination for Good Reason following Change in Control[1]

Name	Salary and Bonus ($)	Qualified and Non-qualified 401(k) Contribution Equivalents ($)	Benefits and Health Programs ($)	Value of Accelerated Equity[2] ($)	Total Payments ($)
John R. Ciulla	7,425,000	543,576	141,964	6,889,343	14,999,883
Jack L. Kopnisky	7,425,000	46,560	116,107	2,601,570	10,189,236
Glenn I. MacInnes	2,400,000	115,954	87,777	2,492,877	5,096,608
Luis R. Massiani	4,500,000	122,988	64,758	6,704,480	11,392,226
Christopher J. Motl	2,665,000	163,196	101,418	3,676,661	6,606,275

[1]	Does not reflect potential modified cut-back in the event the executive exceeds the safe harbor limit.
[2]

In the event of a change in control, if an NEO is terminated, all equity awards granted under the Webster 2021 Stock Incentive Plan that are outstanding immediately prior to the change in control shall become fully vested and exercisable.

PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Webster’s employees and the annual total compensation of John R. Ciulla, Webster’s President and Chief Executive Officer. The pay ratio was calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2022, our last completed fiscal year, we determined that the annual median total compensation of all our employees who were employed as of December 31, 2022, other than our President and Chief Executive Officer was $83,464; the annual total compensation of our President and Chief Executive Officer was $8,076,856; and the ratio of these amounts was 97 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our President and Chief Executive Officer, we took the following steps:

•

We determined that, as of December 31, 2022, our employee population consisted of 4041 individuals with all of these individuals located in the United States. This population consisted of our full-time, part-time, and seasonal employees.

•

While not required, the Company chose to recalculate the median employee for 2022. To do this, we compared the amount of salary, overtime and other premium pay, and bonus payments of our employee population as reflected in our payroll records.

•

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The difference between such employee’s salary, overtime and other premium pay, and bonus payments and the employee’s annual total compensation represents the value of such employee’s equity awards, dividends, 401(k) matching employer contributions, change in defined pension value and any other compensation, to the extent that such employee received or is eligible for these compensation elements.

•	With respect to the annual total compensation of our President and Chief Executive Officer, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table set forth above.

Webster Financial Corporation - 2023 Proxy Statement    |    49

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information reflecting the relationship between executive compensation actually paid by the Company and the Company’s financial performance for each of the last three completed calendar years. In determining the compensation “actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2020, 2021 and 2022 fiscal years. Note that for our NEOs other than our Chief Executive Officer, compensation is reported as an average.

2022 Pay versus Performance 1

					Value of Initial Fixed $100 Investment based on:
Year	Summary Compensation Table Total for CEO ($)	Compensation “Actually Paid” to CEO ($) 2	Average Summary Compensation Table total for non-CEO NEOs ($)	Average Compensation “Actually Paid” to non-CEO NEOs ($) 3	Webster Total Stockholder Return (TSR) ($)	Peer Group TSR ($) 4	Net Income (in thousands $s)	Adjusted PPNR (in thousands $) 5
2022	8,076,856	6,999,441	5,303,542	4,464,849	99.37	116.10	644.3	1,336.7
2021	4,721,527	5,764,745	1,591,343	1,951,435	113.57	124.74	408.9	526.5
2020	3,487,859	2,659,016	1,290,681	921,679	83.13	91.29	220.6	470.0

1
The NEOs included in each year are as follows: for 2022, Chief Executive Officer is Mr. Ciulla and the other NEOs are Messrs. Kopnisky, MacInnes, Massiani, and Motl; for 2021, Chief Executive Officer is Mr. Ciulla and the other NEOs are Messrs. MacInnes, Motl, Wilkins, and Bley; for 2020,
Chief Executive Officer
 is Mr. Ciulla and the other NEOs are Messrs. MacInnes, Motl, Wilkins, Bley, and Mhatre.

2
The amounts in this column include deductions and additions from the Summary Compensation Table Total for the Chief Executive Officer as follows: for 2022, deduction of equity granted during the year of $4,824,116, deduction of dividends paid of $285,878, addition of the value of equity granted during 2022 that remains unvested based on year-end
fair value of $4,194,346, change in fair value of unvested equity awards from 2021 year-end
to 2022
year-end
of ($267,513), and change in fair value of equity awards that vested during the year from 2021 year-end
to vest date of $105,746; for 2021, deduction of equity granted during the year of $1,985,580, deduction of dividends paid of $102,043, addition of the value of equity granted during 2021 that remains unvested based on year-end
fair value of $2,246,341, change in fair value of unvested equity awards from 2020 year-end
to 2021
year-end
of $562,148, and change in fair value of equity awards that vested during the year from 2020 year-end
to vest date of $322,352; for 2020, deduction of the aggregate change in pension value of $21,800, deduction of equity granted during the year of $1,509,732, deduction of dividends paid of $62,357, addition of the value of equity granted during 2020 that remains unvested based on year-end
fair value of $1,563,568, change in fair value of unvested equity awards from 2020 year-end
to 2021
year-end
of ($490,383), and change in fair value of equity awards that vested during the year from 2020 year-end
to vest date of ($308,139). Dividends paid on unvested and vested shares and accrued for performance shares have been included in the change in share price calculations. No additional pension service cost has been added to actual compensation because the Pension Plan is frozen. The value for time based restricted shares is calculated using the closing price on the measurement date (date of vesting or each year-end).
The value for performance-based shares is based on the actual metric at the measurement date for internal metrics and based on new Monte-Carlo calculations for TSR metrics at each measurement date.

3
The amounts in this column include deductions and additions from the Summary Compensation Table Total for the average of the other NEOs as follows: for 2022, deduction of equity granted during the year of $3,119,233, deduction of dividends paid of $72,947, addition of the value of equity granted during 2022 that remains unvested based on year-end
fair value of $2,670,811, change in fair value of unvested equity awards from 2021 year-end
to 2022
year-end
of ($201,847), and change in fair value of equity awards that vested during the year from 2021 year-end
to vest date of ($115,477); for 2021, deduction of equity granted during the year of $521,280, deduction of dividends paid of $37.069, addition of the value of equity granted during 2021 that remains unvested based on year-end
fair value of $589,735, change in fair value of unvested equity awards from 2020 year-end
to 2021
year-end
of $186,516, and change in fair value of equity awards that vested during the year from 2020 year-end
to vest date of $142,190; for 2020, deduction of the aggregate change in pension value of $14,900, deduction of equity granted during the year of $426,387, deduction of dividends paid of $36,062, addition of the value of equity granted during 2020 that remains unvested based on year-end
fair value of $368,283, change in fair value of unvested equity awards from 2020 year-end
to 2021
year-end
of ($206,389), and change in fair value of equity awards that vested during the year from 2020 year-end
to vest date of ($65,468). Dividends paid on unvested and vested shares and accrued for performance shares have been included in the change in share price calculations. No additional pension service cost has been added to actual compensation because the Pension Plan is frozen. The value for time based restricted shares is calculated using the closing price on the measurement date (date of vesting or each year-end).
The value for performance-based shares is based on the actual metric at the measurement date for internal metrics and based on new Monte-Carlo calculations for TSR metrics at each measurement date.

4	The amounts in this column are calculated using the KBW Regional Banking index as the Peer Group TSR.
5
Adjusted PPNR is derived from its GAAP number by adjusting for one-time
merger and strategic costs or other extraordinary and
non-recurring
items. These adjustments may be positive or negative from the GAAP number.

50    |    Webster Financial Corporation - 2023 Proxy Statement

EXECUTIVE COMPENSATION

The Company’s actual pay for its Chief Executive Officer and other NEOs as compared to Net Income and adjusted PPNR and actual pay for its Chief Executive Officer and other NEOs as compared to the Company’s TSR and the TSR of the KBW Regional Banking index are shown below:

Below is an unranked list of the most important performance measures used to link executive compensation actually paid to the Company’s performance:

Key Performance Measures
1	Pre-Provision Net Revenue
2	Return on Average Assets
3	Relative Total Stockholder Return
4	Return on Equity
5	Strategic Goals
6	Risk Management
7	Leadership

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EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Morse (Chair), Atwell, Cahill and O’Toole and Ms. Osar.

None of the members of the Compensation Committee, including those persons who served as members during 2022, was a current or former officer or employee of Webster or any of its subsidiaries or, except as disclosed below, engaged in certain transactions with Webster required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2022, which generally means that no executive officer of Webster served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Webster.

Compensation Committee Report

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Form 10-K for its 2022 fiscal year, and the Board has approved the recommendation.

Compensation Committee

Laurence C. Morse (Chair)

William L. Atwell

John P. Cahill

Karen R. Osar

Richard O’Toole

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

Audit Committee Report

The Company’s Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting process, audit process and internal controls. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Company’s Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 with Webster’s management, which has primary responsibility for the financial statements. KPMG LLP, the Company’s independent registered public accounting firm for fiscal year 2022, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles and internal controls over financial reporting.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the PCAOB and the U.S. Securities and Exchange Commission. The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

This report is provided by the following directors, who constitute the Audit Committee:

Audit Committee

E. Carol Hayles (Chair)

Linda H. Ianieri

James J. Landy

Maureen B. Mitchell

William E. Whiston

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

52    |    Webster Financial Corporation - 2023 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Owned by Management

The following table sets forth information as of March 6, 2023 with respect to the amount of Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the NEOs and all directors and executive officers of Webster as a group.

Name and Position(s) with Webster	Number of shares and Nature of Beneficial Ownership[1]	Percent of Common Stock Outstanding

Named Executive

John R. Ciulla President and Chief Executive Officer	245,312	*

Jack Kopnisky Director and Executive Chairman	356,736	*

Glenn I. MacInnes Executive Vice President and Chief Financial Officer	166,305	*

Luis R. Massiani Chief Operating Officer	131,153	*

Christopher J. Motl President of Commercial Banking	82,428	*

Directors:

William L. Atwell Lead Independent Director	40,134	*

John P. Cahill Director	17,462	*

E. Carol Hayles Director	9,626	*

Linda H. Ianieri Director	6,847	*

Mona Aboelnaga Kanaan Director	6,479	*

James J. Landy Director	177,326	*

Maureen B. Mitchell Director	7,872	*

Laurence C. Morse Director	39,025	*

Karen R. Osar Director	24,174	*

Richard O’Toole Director	29,589	*

Mark Pettie Director	32,585	*

Lauren C. States Director	11,536	*

William E. Whiston Director	17,428	*

All Directors and Executive Officers as a group (22 persons)[2]	1,532,429	*

*	Less than 1% of Common Stock outstanding.
[1]

In accordance with Rule 13d-3 under the Exchange Act for purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security or has the right to acquire beneficial ownership at any time within 60 days from March 6, 2023. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Except as otherwise indicated, each director or executive officer has sole voting and investment power with respect to the shares shown and none of such shares are pledged.

The table includes approximately 23,468.083 shares held in the 401(k) Plan and 235,501 shares of restricted stock that were not vested as of March 6, 2023. The table also includes the following indirect holdings: (1) Jack Kopnisky’s spouse holds 4,630 shares and he holds 2,065 shares jointly with his spouse and (2) James J. Landy’s spouse holds 66,838 shares and he holds 7,056 shares jointly with his spouse.

[2]	Also includes shares beneficially owned by Daniel H. Bley, Javier L. Evans, Albert Jen-Wen Wang and Charles L. Wilkins.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Holders of Voting Securities of Webster

The following table sets forth information as of December 31, 2022 with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Company to be the beneficial owner of more than five percent of Common Stock.

Name and Addresses of Beneficial Owners	Number of Shares; Nature of Beneficial Ownership[1]		Percent of Common Stock Owned

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	17,831,254	[2]	10.3%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	17,135,995	[3]	9.8%

Capital International Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	8,499,861	[4]	4.9%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	6,157,045	[5]	3.5%

[1]

Based on information in the most recent Schedule 13D or 13G (or amendment thereto) filed with the SEC pursuant to the Exchange Act, unless otherwise indicated. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security or has the right to acquire beneficial ownership at any time within 60 days from December 31, 2022. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

[2]	The Vanguard Group reported that it had shared voting power over 123,637 shares and sole dispositive power and shared dispositive power over 17,574,520 shares and 256,734 shares, respectively.
[3]	BlackRock, Inc. reported that it had sole voting and sole dispositive power over 16,117,070 and 17,135,995 shares, respectively.
[4]	Capital International Investors reported that it had sole voting power and sole dispositive power over 8,499,861 shares.
[5]	T. Rowe Price Associates, Inc. reported that it had sole voting power over 2,261,839 shares and sole dispositive power over 6,157,045.

54    |    Webster Financial Corporation - 2023 Proxy Statement

SAY-ON-PAY

SAY-ON-PAY (Proposal 2)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires Webster to provide its stockholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of its NEOs as disclosed in this Proxy Statement. At the 2017 Annual Meeting of Stockholders, Webster’s stockholders voted on a non-binding, advisory basis to hold a non-binding, advisory vote on the compensation of Webster’s NEOs annually. Accordingly, the Board determined to hold the vote annually.

The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Board believes that Webster’s executive compensation philosophy, policies and procedures provide a strong link between each NEO’s compensation and Webster’s short- and long-term performance. The objective of Webster’s executive compensation program is to provide compensation that is competitive, based on Webster’s performance, and aligned with the long-term interests of stockholders.

Webster is asking its stockholders to indicate their support for its NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives Webster’s stockholders the opportunity to express their views on the compensation of Webster’s NEOs. Accordingly, stockholders are being asked to vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Webster Financial Corporation approve, on a non-binding, advisory basis, the compensation of the NEOs as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained in this Proxy Statement.”

Your vote on this Proposal 2 is advisory, and therefore not binding on Webster, the Compensation Committee or the Board. The Board and Compensation Committee value the opinions of Webster’s stockholders and to the extent there is any significant vote against the NEO’s compensation as disclosed in this Proxy Statement, Webster will consider its stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The next “Say-on-Pay” vote is expected to take place at the 2024 Annual Meeting of Stockholders.

A majority of the votes cast at the Annual Meeting is required to approve Proposal 2. Abstentions and broker non-votes will have no effect on the vote for this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 2.

✓ THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF THE NEOS OF WEBSTER.

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FREQUENCY OF SAY-ON-PAY

FREQUENCY OF SAY-ON-PAY (Proposal 3)

Section 14A of the Exchange Act and the related rules of the SEC require Webster to permit, not less frequently than once every six years, a separate non-binding, advisory stockholder vote with respect to the frequency of voting on the compensation of Webster’s NEOs. As an advisory vote, this proposal is not binding on Webster, the Board, or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting the advisory vote regarding the compensation of Webster’s NEOs.

In 2017, Webster’s stockholders voted, in a similar advisory vote, in favor of the annual submission to Webster’s stockholders of its NEO compensation for approval on a non-binding basis, and the Board adopted this approach. The Board and Compensation Committee continue to believe that giving Webster’s stockholders the right to cast an advisory vote every year on the compensation arrangements of Webster’s NEOs is a good corporate governance practice and is in the best interests of Webster’s stockholders, allowing its stockholders to provide their input on executive compensation philosophy, policies and practices as disclosed in the proxy statement every year.

We are providing stockholders the option of selecting a frequency of every ONE YEAR, TWO YEARS, THREE YEARS or abstaining. Stockholders are not voting to approve or disapprove of the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes on the NEO’s compensation.

The frequency option receiving the highest number of affirmative votes cast at the Annual Meeting will be considered the preferred frequency option of stockholders. We recommend that our stockholders select a frequency of every ONE YEAR. We believe that this frequency is appropriate because it will enable our stockholders to vote, on a non-binding, advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to a more meaningful and coherent communication between us and our stockholders on the compensation of our NEOs. An annual advisory vote on executive compensation is consistent with our goal of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

Abstentions and broker non-votes will have no effect on the vote for this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 3.

✓ THE BOARD UNANIMOUSLY RECOMMENDS A VOTE OF “ONE YEAR” AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON NEO COMPENSATION.

56    |    Webster Financial Corporation - 2023 Proxy Statement

AMENDMENT TO THE WEBSTER FINANCIAL CORPORATION 2021 STOCK INCENTIVE PLAN

AMENDMENT TO THE WEBSTER FINANCIAL CORPORATION 2021 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 26, 2023) (Proposal 4)

Our stockholders are being asked to consider and vote upon a proposal to approve the amendment of the Webster Financial Corporation 2021 Stock Incentive Plan, which was amended and restated effective April 22, 2021, and approved by our stockholders at the 2021 annual meeting (the “Plan”). The Plan was adopted by the Company to assist us in attracting and retaining the best talent in a competitive marketplace.

In February 2023, upon recommendation by the Compensation Committee, the Board of Directors voted to approve the amendment of the Plan, subject to stockholder approval at the Annual Meeting, to reflect Webster’s larger size following the Sterling Merger and to be competitive with the practices of our Peer Group. The amendment of the Plan would, along with other immaterial non-substantive changes: (i) rename the plan the “Webster Financial Corporation 2021 Stock Incentive Plan (as amended and restated effective April 26, 2023)”, (ii) increase the total number of shares authorized for issuance under the Plan by 4,000,000 shares (from 17,361,000 shares to 21,361,000 shares), (iii) extend the term of the Plan from April 21, 2031 to April 26, 2033, (iv) increase the maximum number of shares subject to restricted stock, performance-based stock or restricted stock units that may be granted under the Plan in any calendar year to any officer or other employee from 100,000 to 300,000, and (v) increase the aggregate grant date Fair Market Value of Incentive Awards that may be made to Non-Employee Directors from $250,000 to $500,000 per calendar year.

In determining the scope of the share increase of 4,000,000 shares, bringing the total number of shares authorized for issuance under the Plan to 21,361,000 shares, management and the Compensation Committee, in consultation with an independent compensation consultant, carefully evaluated share usage, dilution, overhang, burn rate, and the existing terms of outstanding equity awards, as discussed further below. The Plan is intended to attract, motivate and retain highly competent, effective and loyal officers, employees and non-employee directors in order to create per share intrinsic value for stockholders. The purpose of amending and restating the 2021 Plan is to ensure that an adequate number of shares of our common stock are available for the grants of restricted stock, restricted stock units, stock appreciation rights, stock options, and other equity-based awards to our employees and non-employee directors of Webster or any affiliates of Webster who are selected by our Compensation Committee (or, in the case of non-employee directors, the Board of Directors) for participation in the Plan.

The table below includes information relating to the shares remaining available for issuance under the 2021 Plan and shares underlying outstanding equity awards as of the record date of March 6, 2023, which includes the impact of grants made year-to-date in 2023:

Time-Based Restricted Stock Awards Outstanding	1,721,941
Performance-Based Restricted Stock Awards Outstanding	463,943
Stock Options Outstanding	10,972
Weighted Average Exercise Price for Stock Options Outstanding	$29.14
Weighted Average Remaining Term for Stock Options Outstanding	1.95 years
Shares Available for Future Issuance Under the 2021 Plan	470,625
Common Shares Outstanding	174,657,761

If our stockholders approve this Proposal 4, the material amendment included in the Plan would increase the number of shares of common stock of the Company reserved for issuance under the 2021 Plan by 4,000,000 shares. If this proposal is not approved by stockholders, the Compensation Committee estimates that our remaining share reserve will not be sufficient to permit us to make annual and ordinary course equity grants for the remainder of our 2023 fiscal year and beyond. Without an increase in the number of shares reserved for issuance under the Plan, we will be unable to provide competitive equity-based incentive opportunities in order to continue to retain, attract and motivate highly qualified individuals. The Compensation Committee believes that the Plan will help ensure that we have a reasonable number of additional shares available for future equity-based incentive awards to attract and retain our employees and officers, as well as reward such individuals for the attainment of long-term achievements, and compensate non-employee directors for service on the Board of Directors utilizing equity compensation consistent with market practice.

A majority of the votes cast at the Annual Meeting is required to approve Proposal 4. Abstentions and broker non-votes will have no effect on the vote for this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 4.

✓ THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE WEBSTER FINANCIAL CORPORATION 2021 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 26, 2023).

Description of the Plan

The Board of Directors originally established the Plan in 1992, and the stockholders originally approved the Plan at the 1992 annual meeting of stockholders. The Plan was most recently amended and restated effective upon approval of the Company’s stockholders on April 22, 2021. The Plan was adopted by the Company to assist us in attracting and retaining the best talent in a competitive marketplace.

On March 1, 2023, upon recommendation by the Compensation Committee, the Board of Directors approved the amendment of the 2021 Plan and its restatement, subject to stockholder approval at the Annual Meeting. The Company is requesting that our stockholders approve the amended and restated Plan, which would, along with other immaterial non-substantive changes: (i) rename the plan the “Webster Financial Corporation 2021 Stock Incentive Plan (as amended and restated effective April 26, 2023)”, (ii) increase the total number of shares authorized for issuance under the Plan by 4,000,000 shares (from 17,361,000 shares to 21,361,000 shares), (iii) extend the term of the Plan from April 21, 2031 to April 26, 2033, (iv) increase the maximum number of shares

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AMENDMENT TO THE WEBSTER FINANCIAL CORPORATION 2021 STOCK INCENTIVE PLAN

subject to restricted stock, performance-based stock or restricted stock units that may be granted under the Plan in any calendar year to any officer or other employee from 100,000 to 300,000, and (v) increase the aggregate grant date Fair Market Value of Incentive Awards that may be made to Non-Employee Directors from $250,000 to $500,000 per calendar year.

The Board of Directors believes the Plan is vital to attract and retain the best talent in this competitive marketplace. The Board of Directors also believes that equity compensation awards are an important tool to attract, retain, and motivate highly qualified directors, officers, and other key employees, to enable them to acquire a larger personal financial interest in the Company through the acquisition and ownership of Common Stock, and to encourage them to identify with stockholders through stock ownership. As of March 6, 2023, 470,625 shares remained available for future grants of Incentive Awards under the Plan. The Board of Directors has concluded that it is advisable that the Company and its stockholders continue to have equity compensation awards available under the Plan and to continue to have the ability to grant performance-based compensation under the Plan, in each case as a means of attracting and retaining directors, officers, and other employees.

If our stockholders approve the Plan, the Plan as amended and restated will become effective on the date of the Annual Meeting, which is scheduled for April 26, 2023. If our stockholders do not approve the Plan, the Plan will continue and remain as is, and the Company may continue to grant Incentive Awards under the Plan to the extent there are shares of Common Stock available for issuance under the Plan.

All figures referring to aggregate share and option totals in this proposal have been rounded to the nearest thousand.

Key Terms of the Plan

As described in more detail below, certain key terms of the Plan, as proposed, include:

Plan Term	If the proposal to extend the term of the Plan is approved by the requisite vote of our stockholders, the Plan will terminate on April 26, 2033.

Administration

The Plan is administered by the Compensation Committee, which consists of two or more directors, all of whom must be “non-employee” directors for purposes of the Exchange Act, and “independent directors” for purposes of the NYSE. However, the Board of Directors also retains the authority to amend or terminate the Plan.

Eligible Participants

The Plan provides that Incentive Awards may be granted to any employee of the Company and its subsidiaries and non-employee directors of the Company and its subsidiaries. As of March 6, 2023, approximately 4,250 employees of the Company and its subsidiaries and thirteen non-employee directors of the Company and its subsidiaries would be eligible to participate in the Plan.

Shares Authorized

If the proposal to amend the Plan to increase the number of shares that may be issued pursuant to the Plan by 4,000,000 is approved by the requisite vote of our stockholders, an aggregate of 21,361,000 shares will be authorized for issuance under the Plan, which is subject to adjustment to reflect stock splits and similar events.

Dilution Level

If the proposal to amend the Plan to increase the number of shares that may be issued pursuant to the Plan is approved by the requisite vote of our stockholders, the 4,000,000 additional shares will result in a 3.82% dilution level based on the following information as of March 6, 2023: 174,657,761 shares issued and outstanding; 470,625 shares available for grant; 10,972 shares subject to options and stock appreciation rights (“SARs”) that are granted but not exercised; and 2,185,884 shares subject to restricted stock, performance-based stock, and restricted stock unit awards. The Company’s burn rate for the past three years has been between 0.31% and 0.64%.

Award Types

Options, SARs, restricted stock, performance-based stock, and restricted stock units (collectively, “Incentive Awards”). Performance-based stock awards may entitle the grantee to receive unrestricted stock and/or restricted stock upon satisfaction of the applicable performance criteria.

Service Requirement	All Incentive Awards have a minimum one-year service requirement, with permitted exceptions in the case of death or disability.

Award Limits

The maximum number of shares that may be granted under the Plan to any officer or other employee of the Company or any subsidiary as options or SARs in any calendar year is 500,000. The maximum number of shares that may be awarded under the Plan to any officer or other employee of the Company or any subsidiary as restricted stock, performance-based stock, and restricted stock units in any calendar year is 300,000. The maximum aggregate grant date fair market value of Incentive Awards that may be granted under the Plan in any calendar year to any non-employee director may not exceed $500,000. All of the Plan’s authorized shares may be used for grants of incentive stock options.

Prohibitions

•  Repricing of options and SARs is prohibited.

•  Liberal share counting is prohibited (i.e., shares derived from any of the following may not be added back to the Plan’s reserve: (i) shares tendered in payment of an option, (ii) shares withheld for taxes, (iii) shares repurchased by the Company using option proceeds, or (iv) SARs settled in stock when only the shares delivered are counted against the Plan reserve).

•  No option or SAR may be granted below fair market value.

•  No dividends paid on unvested performance shares.

•  No single-trigger change-in-control vesting.

•  No “evergreen” provision.

Summary Description of the Material Terms of the Plan

A summary description of the provisions of the Plan, as amended and restated effective as of April 26, 2023, is set forth below. This summary description is qualified in its entirety by the detailed provisions of the Plan, which is incorporated by reference into this proposal and which is attached as Annex A to this Proxy Statement. All terms used in this section but not otherwise defined have the means set forth in the Plan.

58    |    Webster Financial Corporation - 2023 Proxy Statement

AMENDMENT TO THE WEBSTER FINANCIAL CORPORATION 2021 STOCK INCENTIVE PLAN

Administration.    The Board of Directors has delegated administration of the Plan to the Compensation Committee, which consists of two or more non-employee and independent directors appointed by the Board of Directors. The Compensation Committee has authority to grant and administer Incentive Awards made with respect to any eligible individuals, including the authority to make subsequent modifications to any such awards consistent with the Plan and to establish performance criteria in connection with any such awards. However, the Board of Directors also retains the authority to amend or terminate the Plan. In addition, the Board of Directors may delegate to any officer of the Company the power and authority to grant Incentive Awards under the Plan to any employee of the Company or any subsidiary, who is employed at a level below Executive Vice President or Executive Managing Director or equivalent title within the Company and its subsidiaries (but not in excess of the aggregate maximum number of shares specified by the Board for such purpose at the time of delegation or the number of shares remaining available for issuance under the Plan). References below to the Compensation Committee include reference to the Board of Directors and/or other delegates of the Board of Directors for those periods when the Board of Directors or such other delegate(s) appointed by the Board of Directors are acting.

Eligibility.    The Plan provides for the grant of options that are intended to qualify as “incentive stock options” under Section 422 of the Code and the regulations promulgated thereunder, as well as nonqualified stock options, SARs, restricted stock, performance-based stock, and restricted stock units to eligible employees and non-employee directors of the Company and its subsidiaries (each, a “grantee”). Dividends and dividend equivalents may be granted in connection with Incentive Awards, other than stock options and SARs, that are either payable when the Awards vest or are deemed reinvested in additional shares. For the avoidance of doubt, dividends are not paid on unvested performance shares.

Common Stock Reserved for Issuance under the Plan.    The stock that may be issued pursuant to Incentive Awards granted under the Plan will be shares of Common Stock, which shares may be treasury shares or authorized but unissued shares. The number of shares of Common Stock that may be issued pursuant to Incentive Awards granted under the Plan will not exceed in the aggregate 21,361,000 shares, which number of shares is subject to adjustment upon changes in the Company’s capitalization. If any Incentive Award expires, terminates, or is terminated for any reason before exercise or vesting in full, the shares of Common Stock that were subject to the unexercised, forfeited, expired, or terminated portion of such Incentive Award will be available for future grants of Incentive Awards under the Plan. Liberal share counting is not permitted under the Plan, which means that no shares of Common Stock derived from any of the following circumstances may be added to the Plan’s reserve of shares: (i) shares tendered in payment of an option, (ii) shares withheld for taxes, (iii) shares repurchased by the Company using option proceeds, or (iv) SARs settled in Common Stock when only the shares delivered are counted against the Plan reserve.

Award Limitations.    The Plan contains limitations on the maximum number of shares available for issuance with respect to specified types of Incentive Awards. Subject to adjustments for changes in the Company’s capitalization:

•	maximum number of shares subject to options or SARs that may be granted under the Plan in any calendar year to any officer or other employee will be 500,000 shares;

•

the maximum number of shares subject to restricted stock, performance-based stock, and restricted stock units that may be granted under the Plan in any calendar year to any officer or other employee will be 300,000 shares; and

•	the maximum aggregate grant date fair market value of Incentive Awards that may be granted under the Plan in any calendar year to any non-employee director of the Company may not exceed $500,000.

Service Requirement.    All Incentive Awards will have a minimum one-year service requirement unless the Board provides that such service will not be required in the case of death or disability of the grantee.

Options.    The option exercise price under the Plan may not be less than the greater of par value or 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock). The maximum option term is 10 years (or five years in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised at any time after grant, except to the extent subject to the minimum one-year service requirement described in the preceding paragraph or as otherwise provided in the particular award agreement. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by a grantee in any calendar year. No option may be granted after the expiration of the term of the Plan on April 26, 2033. Options are non-transferable other than by reason of the death of the grantee, unless otherwise specified in the award agreement (for example, the Company may permit limited transfers of nonqualified stock options for the benefit of immediate family members of grantees to help with estate planning concerns).

Payment for shares purchased under the Plan may be made either in cash or by exchanging shares of Common Stock of the Company with a fair market value equal to the total option exercise price (or a combination of the foregoing). Options may, if permitted by the particular award agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the grantee, provided that the broker tenders to the Company cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Company may be required to withhold in connection with the exercise of the option.

Stock Appreciation Rights.    A SAR confers on the grantee to whom it is awarded the right to receive, upon exercise, the excess of (i) the fair market value of a share of Common Stock on the date of exercise, as determined in good faith by the Board of Directors, over (ii) the grant price. The grant price of the SAR will be no less than the fair market value of a share of Common Stock on the date of grant. Each SAR will be settled in whole shares of Common Stock, with any fractional share of Common Stock that would result from exercise of the SAR eliminated entirely.

Restricted Stock.    Restricted stock is shares of Common Stock awarded to a grantee, subject to forfeiture restrictions based on the grantee’s length of service or other non-performance-based criteria. Unless the Compensation Committee otherwise provides in an award agreement, a grantee of restricted stock will have the right to vote such Common Stock and the right to receive any dividends declared or paid with respect to such Common Stock or additional shares relating to such dividends.

Performance-Based Stock.    Performance-based stock awards are Incentive Awards granted to a grantee which are subject to the attainment of pre-established performance goals over a performance period of at least one year and up to ten years, the attainment of which would, subject to the terms of the Plan, entitle the grantee to receive unrestricted stock and/or restricted stock in a pre-determined amount or an amount determined pursuant to the performance criteria formulation. Unless the Compensation Committee otherwise provides in an award agreement, a grantee of performance-based stock will have the right to vote such Common Stock and the right, upon vesting of performance-based stock, to receive any dividends declared or paid with respect to such Common Stock or additional shares relating to such dividends.

Restricted Stock Units.    Restricted stock units are rights to receive shares of Common Stock, which may be (i) subject to forfeiture restrictions based on the grantee’s length of service or other non-performance-based criteria (a “time-based restricted stock unit”) or (ii) subject to the attainment of pre-established performance goals over a performance period of at least one year and up to ten years, the attainment of which would, subject to the terms of the Plan, entitle the grantee to receive unrestricted stock and/or restricted stock in a pre-determined amount or an amount determined pursuant to the

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AMENDMENT TO THE WEBSTER FINANCIAL CORPORATION 2021 STOCK INCENTIVE PLAN

performance criteria formulation (a “performance-based restricted stock unit,” and together with a time-based restricted stock unit, “restricted stock units”). Grantees of restricted stock units shall have no right to vote any Common Stock promised upon settlement of the restricted stock unit or to vote the restricted stock unit. Dividend equivalents may be granted in an award agreement provided that such are subject to the vesting of such Incentive Award and either will be deemed reinvested subject to the same terms of the Incentive award or credited to a bookkeeping account and paid without interest after such Incentive Award vests.

Performance Objectives for Performance-Based Stock Awards and Performance-Based Restricted Stock Unit Awards.     Performance objectives may include, but are not limited to, one or more of the following criteria of the Company and can be measured on an absolute basis or relative to a comparator group:

•	total stockholders return;

•	income;

•	the Common Stock price;

•	earnings per share;

•	return on assets, equity, or investments;

•	operational efficiency;

•	operating profit;

•	operating revenue;

•	operating expenses;

•	loan quality, including without limitation, acceptable, adverse, criticized, past due, nonaccrual, and charge-off criteria, either in absolute terms or relative to loan portfolio or assets;

•	net interest spreads;

•	financial ratings by outside agencies;

•	fee income;

•	capital, including without limitation, capital adequacy, capital regulatory achievements or compliance, and capital surplus;

•	revenue targets;

•	expense targets;

•	market or market segment share or penetration;

•	stockholders’ equity;

•	assets and liabilities; or

•	any combination of the foregoing.

Performance objectives may include positive results, maintaining the status quo or limiting economic losses. The Compensation Committee may provide in any performance-based stock award or performance-based restricted stock unit award that evaluation of performance may include or exclude any of the following events that occur during a performance period:

•	asset write-downs or loan losses;

•	litigation or claims, judgements, or settlements;

•	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

•	any reorganization or restructuring events or programs or discontinued operations;

•

extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations;

•	acquisitions or divestitures;

•	foreign exchange gains and losses;

•	the impact of shares of Common Stock purchased through share repurchase programs or share offerings;

•	tax valuation allowance reversals; and

•	impairment expense.

Upon attainment of the specified performance objectives (or, to the extent specified by the Compensation Committee, partial attainment of such objectives), the grantee of a performance-based stock award or performance-based restricted stock unit award will be entitled to receive the shares of unrestricted stock and/or restricted stock specified in the grant (or the portion of such shares earned by partial attainment of the objectives, as applicable), except to the extent issuance of such shares of unrestricted stock and/or restricted stock would constitute a violation of law.

Termination of Service or Employment.    Except as otherwise provided in an award agreement, if a grantee’s employment or service with the Company or its subsidiaries terminates by reason of death or disability:

•

with respect to an employee, his or her options and SARs, whether or not then exercisable, may be exercised at any time subsequent to such termination of employment and before the expiration of the term of the option or SAR unless a different date is otherwise provided in the particular award agreement (but not later than the date the option or SAR would otherwise expire);

•	restricted stock and time-based restricted stock units held by such grantee will fully vest, and the grantee will be entitled to the shares of stock as specified in the grantee’s award agreement; and

•

performance-based stock and performance-based restricted stock units held by such grantee will fully vest if and when the ordinary performance period for the award ends, but only to the extent that the applicable performance criteria are satisfied.

Except as otherwise provided in an award agreement, if a grantee’s employment or service with the Company or its subsidiaries terminates for any reason other than attaining both age 65 and 5 years of continuous service with the Company or a subsidiary (“Normal Retirement”), death, or disability:

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AMENDMENT TO THE WEBSTER FINANCIAL CORPORATION 2021 STOCK INCENTIVE PLAN

•

with respect to an employee, his or her options and SARs will terminate three months after the date of such termination unless a different date is otherwise provided in the particular award agreement (but not later than the date the option or SAR would otherwise expire); provided that if the employee’s employment is terminated without “cause” (as defined in the Plan) prior to full vesting and exercisability of the option or SAR, vesting of the employee’s option or SAR will be prorated based on employment or service through the date of termination;

•

restricted stock and time-based restricted stock units issued to the grantee that are unvested (or with respect to which all applicable restrictions and conditions have not lapsed) will immediately be deemed forfeited unless otherwise provided by the Compensation Committee; except that as provided otherwise in the award agreement and if the grantee’s employment is terminated without “cause” (as defined in the Plan) prior to full vesting and the lapse of all applicable restrictions and conditions, vesting of the grantee’s restricted stock and time-based restricted stock units will be prorated based on employment or service through the date of termination; and

•

performance-based stock and performance-based restricted stock units issued to the grantee that are unvested (or with respect to which all applicable restrictions and conditions have not lapsed) will immediately be deemed forfeited unless otherwise provided by the Compensation Committee; and, except as provided otherwise in the award agreement, if the grantee’s employment is terminated without “cause” (as defined in the Plan) prior to completion of the performance period, the shares of performance-based stock or performance-based restricted stock units granted to the grantee will be eligible to become fully vested if and when the ordinary performance period ends, if, and only to the extent that, the applicable performance criteria are satisfied. To the extent the criteria are satisfied, the shares that actually vest will be prorated based on employment or service through the date of termination.

Except as otherwise provided in an award agreement, if a grantee’s employment or service with the Company or its subsidiaries terminates by reason of Normal Retirement, then his or her options and SAR with a grant date more than one year prior to such date of termination, whether or not exercisable on the date of termination of employment or service due to Normal Retirement, may be exercised at any time after such termination and before the expiration of the term of the option or SARs, unless a different date is otherwise provided in the particular award agreement (but not later than the date the option or SAR would otherwise expire).

Except as otherwise provided in an award agreement, restricted stock and time-based restricted stock units with a grant date more than one year prior to such date of termination that are not performance-based and that are held by such grantee will fully vest on the date such grantee terminates service due to Normal Retirement, and the grantee will be entitled to the shares of Common Stock as specified in his or her award agreement on such date.

Except as otherwise provided in an award agreement, shares of performance-based stock or performance-based restricted stock units, with a grant date more than one year prior to such date of termination, granted to the grantee shall fully vest upon termination by reason of Normal Retirement if and when the ordinary performance period ends, if, and only to the extent that, the applicable performance criteria are satisfied.

Except as otherwise provided in an award agreement, an option or SAR granted to a non-employee director will not terminate until the expiration of the term of the option or SAR regardless of whether the non-employee director continues to serve as a director.

Effect of Certain Corporate Transactions.    A proportionate adjustment will be made in the number and kinds of shares for which Incentive Awards may be granted or which are outstanding under the Plan if the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, by reason of any:

•	recapitalization;

•	reclassification;

•	stock split-up;

•	combination of shares;

•	exchange of shares;

•	stock dividend; or

•	other distribution payable in capital stock, or other increase or decrease in such shares, affected without receipt of consideration by the Company.

Any such adjustment in an outstanding option or SAR, however, will be made without a change in the total price applicable to the unexercised portion of the outstanding option or SAR but with a corresponding proportionate adjustment in the per share exercise price or grant price, as applicable.

In the event of a reorganization, merger, or consolidation of the Company in which the Company is the surviving corporation, any Incentive Award will pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Incentive Award would have been entitled immediately following such transaction, and in the case of an option or SAR, with a corresponding proportionate adjustment in the per share exercise price or grant price, as applicable.

The Plan and the Incentive Awards outstanding thereunder will terminate under the following circumstances:

•	upon any dissolution or liquidation of the Company;

•	upon a reorganization, merger, or consolidation in which the Company is not the surviving corporation;

•	upon the sale of substantially all of the assets of the Company to another corporation; or

•

upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of the Company.

However, the Plan and the Incentive Awards outstanding thereunder will not terminate under the circumstances outlined above and instead will continue in the manner and under the terms so provided to the extent provision is made in writing in connection with such transaction:

•	for the continuation of the Plan;

•	for the assumption of the Incentive Awards; or

•

for the substitution for such Incentive Awards of new options, SARs, restricted stock, performance-based stock, or restricted stock units, as applicable, covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and, in the case of options or SARs, the per share exercise price or grant price.

In the event of such termination of the Plan, unless otherwise explicitly provided in the applicable award agreement, all restrictions on restricted stock, performance-based stock, and restricted stock units will lapse, and the grantee will become the owner outright of the Common Stock, and all outstanding options and SARs will be exercisable in full for 30 days immediately prior to the occurrence of such termination.

Accelerated Vesting Upon Change of Control.    Notwithstanding whether Incentive Awards are assumed or continued in connection with the transaction, Incentive Awards granted to eligible individuals who continue to render services to the Company or a subsidiary immediately prior to a “Change of Control” (as

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AMENDMENT TO THE WEBSTER FINANCIAL CORPORATION 2021 STOCK INCENTIVE PLAN

defined below) will become fully vested, and, in the case of options and SARs, exercisable, if such individuals (i) are involuntarily terminated by the Company without “Cause” (as defined in the Plan) other than by death or “permanent and total disability” (as defined in the Plan) or (ii) resign for “Good Reason” (as defined in the Plan), in each case within two years following the Change of Control. Performance-based stock and performance-based restricted stock unit awards that become fully vested in accordance with the preceding sentences will vest at the greater of (1) the target level determined under the award agreement or (2) the amount determined as of the day immediately prior to the Change of Control as though such date were the end of the performance period.

In summary, a “Change of Control” means the occurrence of any one or more of the following, subject to the provisions of Section 409A of the Code (“Section 409A”), if applicable:

•

the acquisition by any person of beneficial ownership of 20% or more of either (i) the Company’s then-outstanding shares of Common Stock or (ii) the combined voting power of the Company’s then-outstanding voting securities, but excluding (1) any acquisition directly from the Company, (2) any acquisition by the Company, or (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate;

•

when individuals who, as of April 26, 2023, constitute the Board of Directors (the “incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, where any individual becoming a director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered a member of the incumbent Board, but excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors;

•

consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company, unless following such transaction, (i) all or substantially all of the beneficial owners of the Company’s shares of Common Stock or of the combined voting power of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of Common Stock and the combined voting power of the then-outstanding voting securities of the corporation resulting from such transaction in substantially the same proportions as immediately prior to such transaction, (ii) no person (excluding any corporation resulting from such transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such transaction) beneficially owns, directly or indirectly, 20% or more of the then-outstanding shares of Common Stock of the corporation resulting from such transaction or the combined voting power of the then-outstanding voting securities of such corporation unless such ownership existed prior to the transaction, and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such transaction were members of the incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such transaction; or

•	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Section 409A.    The Incentive Awards are intended to be exempt from Section 409A unless the Board or its delegee determines that an Incentive Award is to be designed to be subject in whole or in part to Section 409A (a “409A Award”). To the extent an Incentive Award is subject to Section 409A, the additional provisions under the Plan applicable to 409A Awards will apply to the Incentive Award.

Amendment and Termination of the Plan.    The Board of Directors may, at any time and from time to time, amend, suspend, or terminate the Plan. However, the Company’s stockholders must approve any amendment to the Plan that would:

•	materially change the requirements as to eligibility to receive Incentive Awards;

•

increase the maximum number of shares of Common Stock in the aggregate for which Incentive Awards may be sold or otherwise awarded (except for adjustments upon changes in the Company’s capitalization);

•	change the minimum exercise price for an option or the minimum grant price for a SAR set forth under the Plan (except for adjustments upon changes in the Company’s capitalization);

•	increase the maximum period during which options or SARs may be exercised;

•	extend the term of the Plan;

•	materially increase the benefits accruing to eligible individuals under the Plan; or

•	change the no-repricing provisions of the Plan.

Unless previously terminated and if such extension of the term is approved at the Annual Meeting, the Plan will terminate automatically at the end of its term on April 26, 2033. No termination, suspension, or amendment of this Plan may, without the consent of the holder of the Incentive Award, impair the rights or obligations under any Incentive Award granted under the Plan (except for adjustments upon changes in the Company’s capitalization or to comply with the requirements of Section 409A).

Transferability of Incentive Awards.    Options and SARs granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise encumbered other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of nonqualified stock options for the benefit of immediate family members of grantees (for example, to help with estate planning concerns). Shares of restricted stock, performance-based stock, and restricted stock units granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise encumbered until the grantee has satisfied all applicable performance objectives and service requirements (if any) imposed as a condition to the vesting of such shares and until the lapse or expiration of all other applicable restrictions and conditions imposed by the Compensation Committee with respect to such shares.

No Repricing.    Except in connection with certain corporate transactions involving the Company, neither the Board of Directors nor the Compensation Committee may (i) amend the terms of outstanding options or SARs to reduce the exercise price or grant price, as applicable, (ii) cancel outstanding options or SARs in exchange for or substitution of options or SARs with an exercise price or grant price, as applicable, that is less than the exercise price or grant price, as applicable, of the original options or SARs, (iii) cancel outstanding options or SARs with an exercise price or grant price, as applicable, above the current fair market value in exchange for cash, other awards, or other securities, or (iv) take any other action that would be treated as a repricing under the rules of the New York Stock Exchange, in each case, unless such action (A) is subject to and approved by the Company’s stockholders or (B) would not be deemed to be a repricing under the rules of the stock exchange on which the Common Stock is listed.

Clawback. Awards under the Plan may be subject to recovery or clawback as may be required by applicable law, or Webster’s “clawback” policy as it may be amended from time to time.

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AMENDMENT TO THE WEBSTER FINANCIAL CORPORATION 2021 STOCK INCENTIVE PLAN

New Plan Benefits

No determination has yet been made as to the awards, if any, that any individuals who would be eligible to participate in the Plan will be granted in the future and, therefore, the benefits to be awarded under the Plan are not determinable.

Summary of U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of Incentive Awards under the Plan for grantees and the Company will depend on the type of Incentive Award granted. The following summary provides only a general description of U.S. federal income tax consequences to certain grants under the Plan. This discussion is intended for the general information of stockholders considering how to vote at the meeting and not as tax guidance to grantees in the Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Tax laws are subject to change.

Incentive Stock Options.    The grant of an option is not a taxable event for the grantee or the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply). If a grantee sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the grantee exercised the incentive stock option and (b) two years from the grant date of the incentive stock option, the grantee generally will recognize long-term capital gain or loss equal to the difference between the amount the grantee received in the disposition and the exercise price of the stock option. The Company and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive stock option, except as discussed below.

If a grantee sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the grantee generally will recognize ordinary income in the year of disposition equal to the excess of the fair market value of our Common Stock on the date of exercise over the exercise price of the incentive stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the grantee’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be. The Company will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to certain reporting requirements and any limits under Section 162(m) of the Code.

Special rules govern the tax treatment of the use of Common Stock to pay the exercise price of an option. Accordingly, to the extent any award agreement permits the use of Common Stock to pay for the exercise price, special rules apply.

Nonqualified Stock Options.    The grant of a nonqualified stock option will not be a taxable event for the grantee or the Company. Upon exercising a nonqualified stock option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified stock option, the grantee will have taxable short-term or long- term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on the disposition and the tax basis of the shares. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to certain reporting requirements and any limits under Section 162(m) of the Code.

Special rules govern the tax treatment of the use of Common Stock to pay the exercise price of an option. Accordingly, to the extent any award agreement permits the use of Common Stock to pay for the exercise price, special rules apply.

Restricted Stock.    A grantee who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize ordinary income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Code Section 83(b) election within thirty days following the grant date, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as ordinary income to the grantee and will be taxable in the year the restrictions lapse. To the extent dividends are payable under the applicable restricted share award agreement, any such dividends will be taxable to the grantee at ordinary income tax rates, unless the grantee has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the grantee as dividends and will not be deductible by the Company.

The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to certain reporting requirements and any limits under Section 162(m) of the Code.

Restricted Stock Units.    A grantee who is awarded restricted stock units generally will not recognize any taxable income for U.S. federal income tax purposes in the year of the award. Instead, the grantee will recognize ordinary income at the time the restricted stock units are paid to the grantee as Common Stock in an amount equal to the fair market value of the shares of Common Stock issued to such grantee on the payment date. The subsequent disposition of shares acquired pursuant to a restricted stock unit will result in capital gain or loss (based on the difference between the price received on disposition and the fair market value of the shares of Common Stock at the time of their distribution). The capital gain tax rate will depend on a number of factors, including the length of time the grantee held the shares prior to selling them.

The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to certain reporting requirements and any limits under Section 162(m) of the Code.

Performance-Based Stock.    Performance-based stock awards can be awarded in the form of restricted stock, unrestricted stock or restricted stock units. A grantee will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance-based stock award is granted (for example, when the performance goals are established). For performance-based restricted stock, please refer to the paragraph above entitled “Restricted Stock” for a description of the tax consequences. For other performance-based awards, upon receipt of shares of Common Stock in settlement of a performance-based stock award, the grantee will recognize ordinary income equal to the fair market value of the shares of Common Stock received. The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to certain reporting requirements and any limits under Section 162(m) of the Code.

Stock Appreciation Rights.    A grantee generally will not recognize taxable income upon the grant or vesting of a stock appreciation right. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the grant price and the fair market value of the Common Stock on the date of exercise. The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to certain reporting requirements and any limits under Section 162(m) of the Code.

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AMENDMENT TO THE WEBSTER FINANCIAL CORPORATION 2021 STOCK INCENTIVE PLAN

Section 409A.    The Plan is intended to comply with Section 409A to the extent that such section would apply to all or part of any award under the Plan. Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to, and fails to satisfy the requirements of, Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20% federal tax on the recipient’s compensation recognized as ordinary income, as well as interest on such deferred compensation.

Equity Compensation Plan Information

The following table summarizes stock-based compensation plan activity for the year ended December 31, 2022.

	Non-Vested Restricted Stock Awards Outstanding[1,2]
	Time-Based		Performance-Based		Stock Options Outstanding
	Number of Shares	Weighted- Average Grant Date Fair Value	Number of Shares	Weighted- Average Grant Date Fair Value	Number of Shares	Weighted- Average Exercise Price
Balance, beginning of period	529,284	$48.77	266,417	$50.03	107,612	$23.05
Granted(3)	711,503	54.95	307,852	57.66	–	–
Sterling replacement awards(4)	1,185,499	56.81	–	–	10,972	29.14
Adjustment(5)	187,915	56.81	(187,915)	47.43	–	–
Vested	(993,512)	48.69	(59,400)	56.14	–	–
Forfeited	(140,947)	51.43	16,580	55.63	–	–
Exercised	—	—	—	—	(30,355)	23.18

Balance, end of period	1,479,742	50.47	310,374	57.65	88,229	23.76

[1]	This table does not include the 4,000,000 shares to be reserved for issuance under the Plan if Stockholders approve the Plan at the Annual Meeting.
[2]	The Company does not have any equity compensation plans that have not been approved by Stockholders.
[3]

Includes 127,524 shares for performance-based awards that were granted to certain executives on February 1, 2022, in order to incentivize their efforts to promote the integration of Webster and Sterling. One-third of these awards will be eligible to vest each year, in an amount ranging from 50% to 100% of target, based on the achievement of performance metrics in each of the three performance periods, and generally subject to the executive’s continued employment.

[4]

The Company issued 1,126,495 shares of common stock and reissued 59,004 shares from Treasury stock in order to satisfy its consideration to replace Sterling equity awards under the merger agreement. During the year ended December 31, 2022, the Company recognized an increase of $18.8 million in stock compensation expense related to the replacement equity awards.

[5]

Due to the impact of the merger with Sterling on the level of achievement of target performance conditions for the open performance periods applicable to outstanding awards, certain non-vested performance-based restricted stock awards were converted into time-based restricted stock awards on January 31, 2022.

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AMENDMENT TO THE WEBSTER FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

AMENDMENT TO THE WEBSTER FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (Proposal 5)

The Board has unanimously adopted a resolution to amend our Fourth Amended and Restated Certificate of Incorporation (as amended, our “Charter”), subject to stockholder approval, to provide for the elimination or limitation of monetary liability of specified executive officers of the Company for breach of the duty of care. Article 6 of our Charter currently provides for the Company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Effective August 1, 2022, Section 102(b)(7) was amended to permit a Delaware corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for breach of fiduciary duty, subject to certain limitations.

If our stockholders approve this proposal at the Annual Meeting, the Company intends to file a Certificate of Amendment to our Charter in the form attached hereto as Annex B (the “Charter Amendment”) in order to incorporate the provisions of Section 102)(b)(7). In accordance with the DGCL, however, our Board may elect to abandon the Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Charter Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the Charter Amendment.

Purpose and Possible Effects of the Proposed Amendment

The Board desires to amend our Charter to maintain provisions consistent with the governing statutes contained in the DGCL. Previously, Delaware law has permitted Delaware corporations to eliminate or limit directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs have employed a tactic, that would otherwise be exculpated if brought against directors, of bringing certain claims, against individual officers to avoid dismissal of such claims. Section 102(b)(7) was adopted to address this inconsistent treatment between officers and directors and rising litigation and insurance costs for stockholders.

As is currently the case with our directors, this provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims.

The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, the Board believes that this proposal, which would extend exculpation to officers, as specifically permitted by the Section 102(b)(7), is fair and in the best interests of the Company and its stockholders. The Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer nor is it being proposed in response to any litigation or threat of litigation.

The affirmative vote of the holders of a majority of shares outstanding and entitled to vote at the Annual Meeting is required to approve Proposal 5. Abstentions and broker non-votes will have the same effect as voting “AGAINST” this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 5.

✓ THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE CHARTER AMENDMENT.

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AUDITOR RATIFICATION

AUDITOR RATIFICATION (Proposal 6)

The Board, upon the recommendation of the Audit Committee, has approved the appointment of KPMG LLP (“KPMG”) to serve as the independent registered public accounting firm for Webster for the year ending December 31, 2023. KPMG audited Webster’s financial statements for the year ended December 31, 2022 and has been retained as Webster’s independent registered public accounting firm since 2013.

The Audit Committee annually reviews the performance, qualifications and experience of the independent registered public accounting firm and makes a recommendation to the Board as to the appointment or discharge of such firm. The Audit Committee is responsible for the audit fee negotiations associated with the retention of the independent registered public accounting firm.

The Audit Committee annually reviews the engagement of the independent registered public accounting firm to ensure the rotation of the lead (or coordinating) audit partner every five years and other audit partners every seven years and considers whether there should be regular rotation of the audit firm itself. The Audit Committee and its chairperson are directly involved in the selection of the independent registered public accounting firm’s new lead (or coordinating) engagement partner.

The members of the Audit Committee and the Board believe that the continued retention of KPMG to serve as Webster’s independent registered public accounting firm is in the best interest of Webster and its stockholders.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG to audit the consolidated financial statements of Webster for the year ending December 31, 2023 and the internal control over financial reporting of Webster as of December 31, 2023. No determination has been made as to what action the Board would take if Webster’s stockholders do not ratify the appointment.

Representatives of KPMG are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

A majority of the votes cast at the Annual Meeting is required to approve Proposal 6. Abstentions and broker non-votes will have no effect on the vote for this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 6.

Auditor Fee Information

The following table presents the aggregate fees and expenses incurred by Webster for professional audit services rendered by KPMG in connection with their audit of Webster’s annual financial statements for the years ended December 31, 2022 and December 31, 2021, respectively, and fees billed for other services rendered during those periods.

	Fiscal Year Ended December 31,
	2022	2021
Audit Fees(1)	$5,862,726	$2,007,200
Audit-Related Fees(2)	164,100	137,200
Tax Fees(3)	897,757	571,478
All Other Fees	—	—

Total	$6,924,583	$2,715,878

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of Webster’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent public accounting firm in connection with statutory and regulatory filings or engagements. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

(2)

Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Webster’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to financial statement audits of certain employee benefit plans, services related to certain regulatory compliance requirements, and services related to corporate equity transaction filings.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax advice.

Pre-Approval Policies and Procedures

Consistent with SEC requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. When such threshold is exceeded, pre-approval by the Audit Committee Chair is required. Management is required to report, on a quarterly basis, to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All engagements of the independent registered public accounting firm to perform any audit services and non-audit services after implementation of the pre-approval policy have been pre-approved by the Audit Committee in accordance with the policy. The pre-approval policy has not been waived in any instance. All engagements of the independent registered public accounting firm to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions, and none of those engagements made use of the de minimis exception to pre-approval contained in the SEC’s rules.

✓ THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NON-BINDING RATIFICATION OF THE APPOINTMENT OF KPMG AS WEBSTER’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

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ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

Transactions with Related Persons

From time to time, Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Webster or Webster Bank, and neither involve more than normal risk of collectability nor present other unfavorable features.

The sister of director John P. Cahill is employed by Webster and receives compensation from Webster established prior to Mr. Cahill’s appointment to the Board and in accordance with Webster’s compensation practices applicable to colleagues with comparable qualifications and responsibilities and holding similar positions.

Policies and Procedures Regarding Transactions with Related Persons

Pursuant to Webster’s Code of Business Conduct, any transactions between Webster and a Webster affiliate, director, employee, an immediate family member of a Webster director or employee or business entity in which a Webster director or employee or an immediate family member of a Webster director or employee is an officer, director and/or controlling stockholder must be conducted at arm’s length. Prior approval of the Board for any such transactions are governed by Federal Reserve Regulation O, and the related person’s interest in any such transaction requiring Board action must be disclosed to the Board prior to any action being taken. Any consideration paid or received by Webster in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances. Any interest of a director or officer in such transactions that do not require prior Board approval shall be reported to the Board at least annually.

Method of Proxy Solicitation

We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice of Internet Availability of Proxy Materials, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of these materials will be furnished to banks, brokers, or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, email, facsimile or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Webster also has retained Morrow Sodali LLC, a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,500 plus reimbursement of certain out of pocket expenses. No fees will be paid for solicitation of any stockholder to vote in accordance with the Board’s recommendation on any proposal.

Householding of Proxy Materials

The SEC has adopted “householding” rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements, notices of internet availability of proxy materials, and annual reports (collectively, “Annual Meeting Materials”) with respect to two or more stockholders sharing the same address by delivering one copy of Annual Meeting Materials to these stockholders. Unless we have received contrary instructions, we will deliver only one copy of the Annual Meeting Materials to multiple security holders sharing an address.

If we sent only one set of these documents to your household and one or more of you would prefer to receive your own set, we will promptly deliver additional copies of the Annual Meeting Materials upon request. You may contact our transfer agent, Broadridge, to receive additional copies of the Annual Meeting Materials. Also contact Broadridge if you would like to request separate copies of future Annual Meeting Materials or if you are receiving multiple copies of Annual Meeting Materials and you would like to request delivery of just one copy.

Electronic Delivery of Annual Meeting Materials

As a stockholder, you have the option of electing to receive future proxy materials (including annual reports) online over the Internet. This online service provides savings to Webster by eliminating printing, mailing, processing and postage costs associated with hard copy distribution and reduces our environmental impact. You may enroll for this service on the Internet after you vote your shares in accordance with the instructions for Internet voting set forth on the enclosed proxy card. You may also enroll for electronic delivery of future Webster proxy materials at any time on our website at https://investors.websterbank.com. Under “Resources,” choose “Transfer Agent” and select the “Click Here to Enroll” link. Then select the box indicating your appropriate form of share ownership and follow the instructions for electronic delivery enrollment. In the future, you will receive an email message at the address you provided while enrolling informing you that the Webster proxy materials are available to be viewed online on the Internet. Follow the instructions to view the materials and vote your shares. Your enrollment in electronic delivery of Webster proxy materials will remain in effect until revoked by you.

Where You Can Find More Information

Webster files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by Webster with the SEC at the SEC’s website, http://www.sec.gov.

Webster is required to file an Annual Report on Form 10-K for its 2022 fiscal year with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Investor Relations, Webster Financial Corporation, 200 Elm Street, Stamford, Connecticut 06902. Our Annual Report on Form 10-K is available on the Company’s website, https://investors.websterbank.com.

In addition, this Proxy Statement is available without charge to stockholders of Webster upon written or oral request. If you would like a hard copy of this Proxy Statement or if you have questions about the Proposals to be presented at the Annual Meeting, you should contact Webster in writing at the above address or by telephone at (203) 578-2202.

Information and statements contained in this Proxy Statement and the Annexes hereto are qualified in all respects by reference to the copies of the Annexes.

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ADDITIONAL INFORMATION

Information Not Incorporated into This Proxy Statement

Information contained on or accessible through our website at https://investors.websterbank.com, including but not limited to our various corporate social responsibility reports, is not and shall not be deemed to be a part of this Proxy Statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate such information by reference. Some of these statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time, and we undertake no obligation to update them, except as required by law.

Stockholder Proposals and Director Nominations

Requirements for Stockholder Proposals to Be Considered for Inclusion in Webster’s Proxy Materials

In order to be considered for inclusion in Webster’s proxy statement for its 2024 Annual Meeting of Stockholders (the “2024 Meeting”) in accordance with SEC Rule 14a-8, stockholder proposals must be submitted in writing to Webster’s Corporate Secretary at the address shown below under “Additional Information” and received by the close of business, Eastern Time, on November 16, 2023. However, if the date of our 2024 Meeting is changed by more than 30 days from the date of the previous year’s meeting, then we will disclose the new stockholder proposal deadline in a document filed with the SEC. Only those stockholder proposals that comply with the requirements of Rule 14a-8, including the proof of ownership requirements of SEC Rule 14a-8(b)(2), and Delaware law, will be included in the Webster proxy statement for the 2024 Meeting.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

Pursuant to our Bylaws, stockholders may present nominees or proposals at the 2024 Meeting (and not for inclusion in Webster’s proxy statement) by providing timely notice in writing to Webster’s Corporate Secretary and satisfying the other applicable requirements set forth in our Bylaws. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting; provided, however, that in the event that less than 45 days’ notice or prior public disclosure of the date of the 2024 Meeting is given or made to stockholders, notice by the stockholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the 2024 Meeting was mailed or such public disclosure was made.

Requirements for Stockholder Submission of Candidates for Nomination to be Elected

The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 13 of the Bylaws, which must be set forth in a stockholder’s notice of nomination. Section 13 of the Bylaws requires that the notice include: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Webster which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in this Proxy Statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving notice, (i) the name and address, as they appear on Webster’s books, of such stockholder, and (ii) the class and number of shares of Webster which are beneficially owned by such stockholder. In considering any nominees for directors recommended by a stockholder, the Nominating and Corporate Governance Committee considers, among other things, the factors set forth above.

Universal Proxy Rules

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the SEC’s new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Webster’s nominees for the 2024 Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 26, 2024. However, if the date of the 2024 Meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Meeting or the 10th calendar day following the day on which Webster first publicly announces the date of the 2024 Meeting.

Additional Information

•

Please note that, in addition to the foregoing, if a stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, Webster may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

•

As described above, prior written notice of stockholder proposals, director nominations or other business for consideration must contain the information specified in our Bylaws. Webster has filed a copy of the Bylaws with the SEC, which are available at the SEC’s website, http://www.sec.gov. You may also request a copy of the Bylaws from Webster’s Corporate Secretary.

•	The address for Webster’s Corporate Secretary is as follows:

c/o Webster Financial Corporation

200 Elm Street

Stamford, Connecticut 06902

Attention: Corporate Secretary

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QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS

The information provided in the “question and answer” format below is for your convenience only. You should read this entire Proxy Statement carefully. The term “proxy materials” includes this Proxy Statement and our Annual Report on Form 10-K for our 2022 fiscal year.

How do I attend the virtual Annual Meeting?

You may log into and attend the virtual Annual Meeting beginning at 2:45 p.m. Eastern Time on April 26, 2023. The Annual Meeting will begin promptly at 3:00 p.m. Eastern Time.

If you are a registered stockholder or beneficial owner of common stock holding shares at the close of business on the record date, you may attend the Annual Meeting by going to www.virtualshareholdermeeting.com/WBS2023 and logging in by entering your name, a valid email address and the 16-digit control number found on your proxy card, the Notice of Internet Availability of Proxy Materials, or voting instruction form, as applicable. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.

To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 p.m. Eastern Time on April 25, 2023 and enter your 16-digit control number.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance online, or, if you requested printed copies of the proxy materials, by phone or by mail to ensure that your vote will be represented at the Annual Meeting.

Will I be able to participate in the virtual Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost to our stockholders. We believe that holding the Annual Meeting online provides the opportunity for participation by a broader group of stockholders while reducing environmental impacts and the costs associated with planning, holding and arranging logistics for in-person meeting proceedings.

We designed the format of the virtual Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. To ensure such an experience, we are providing stockholders with the ability to submit appropriate questions real-time via the meeting website (limiting questions to one per stockholder unless time otherwise permits), and answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

How does the Board recommend I vote on these proposals?

The Board recommends that you vote FOR each of the director nominees, FOR Proposals 2, 4, 5, and 6, and ONE YEAR for Proposal 3.

Who is entitled to vote?

The securities that can be voted at the Annual Meeting consist of shares of common stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares.

The Board has fixed the close of business on March 6, 2023 as the record date for the determination of stockholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 8,251 holders of record of the 174,657,761 shares of common stock then outstanding and eligible to be voted at the Annual Meeting.

How do I vote my shares?

For shares held in “street name”. If your common stock is held by a bank, broker, or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of common stock voted.

For shares held in your own name. If you hold your common stock in your own name and not through a bank, broker, or other nominee, you may vote your shares of common stock:

•

By Telephone – You can vote your shares of common stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 25, 2023. Easy-to-follow voice prompts allow you to vote your shares of common stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

•

By Internet - The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 25, 2023. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

•	By Proxy Card – You can sign, date, and mail the proxy card in the enclosed postage-paid envelope.

•	In Person - You can attend the Annual Meeting virtually and vote during the meeting.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your common stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board.

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QUESTIONS AND ANSWERS

Can I change my vote?

You can revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting, in which case only your latest, validly-executed proxy that you submit will be counted. To change your vote or revoke your proxy, you must do one of the following:

•	enter a new vote online or by telephone pursuant to the above instructions;

•	return a later-dated proxy card or voting instruction form so that it is received prior to the Annual Meeting;

•	notify the Corporate Secretary of Webster, in writing, c/o Webster Financial Corporation, 200 Elm Street, Stamford, Connecticut 06902, Attention: Corporate Secretary; or

•	vote online during the virtual Annual Meeting.

How many votes are needed for approval of each matter?

•	Proposal No. 1 — Election of Directors: The election of each nominee to the Board requires “FOR” votes of the holders of a majority of the votes cast at the Annual Meeting.

•	Proposal No. 2 — Say-on-Pay: The non-binding advisory vote regarding approval of our NEOs’ compensation requires “FOR” votes of the holders of a majority of the votes cast at the Annual Meeting.

•

Proposal No. 3 — Frequency of Say-on-Pay: The frequency option receiving the highest number of affirmative votes cast at the Annual Meeting will be considered the preferred frequency option of stockholders.

•

Proposal No. 4 — Amendment to the Webster Financial Corporation 2021 Stock Incentive Plan: The approval of the amendment to the Webster Financial Corporation 2021 Stock Incentive Plan (which would, among other things, increase the total number of shares authorized for issuance under such plan), requires “FOR” votes of the holders of a majority of the votes cast at the Annual Meeting.

•

Proposal No. 5 — Amendment to the Certificate of Incorporation: The approval of the amendment to the Webster Fourth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to recent Delaware General Corporation Law amendments requires “FOR” votes of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting.

•

Proposal No. 6 — Auditor Ratification: The ratification, on a non-binding basis, of the appointment of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2023 requires “FOR” votes of the holders of a majority of the votes cast at the Annual Meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. The persons named in the proxy have been designated as proxies by our Board. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares at the adjourned meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is a quorum?

The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Both abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum at the Annual Meeting.

Who is Webster’s transfer agent?

Webster’s transfer agent is Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”). If we sent only one set of these documents to your household and one or more of you would prefer to receive your own set, we will promptly deliver additional copies of the Annual Meeting Materials upon request. You may contact our transfer agent, Broadridge, to receive additional copies of the Annual Meeting Materials.

You may email Broadridge at shareholder@broadridge.com. or you may call Broadridge at 1-855-222-4926. The mailing address for Broadridge is:

Broadridge Shareholder Services

P.O. Box 1342

Brentwood, NY 11717

How are proxies solicited for the Annual Meeting?

The Board is soliciting proxies for use at the Annual Meeting. We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice of Internet Availability of Proxy Materials, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of these materials will be furnished to banks, brokers, or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, email, facsimile or any other means by our directors, officers or colleagues. No additional compensation will be paid to these individuals for any such services.

In addition, we have engaged Morrow Sodali LLC to assist in the solicitation of proxies and provide related advice and informational support. See “Additional Information—Method of Proxy Solicitation” above for additional information.

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QUESTIONS AND ANSWERS

How may my bank, broker, or other nominee vote my shares if I fail to provide timely directions?

Banks, brokers, and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your bank, broker, or other nominee will have discretion to vote your shares on our sole routine matter — Proposal 6 (Auditor Ratification). Your bank, broker, or other nominee will not have discretion to vote on Proposals 1, 2, 3, 4, or 5 absent direction from you, as they are considered “non-routine” matters.

Why did I receive a notice regarding the availability of proxy materials electronically instead of a full set of proxy materials?

In accordance with SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and our fiscal 2022 Annual Report to stockholders, primarily online. Beginning on or about March 14, 2023, the Notice of Internet Availability of Proxy Materials is being mailed to our stockholders, which contains notice of the Annual Meeting and instructions on how to access our proxy materials online, how to vote online, and how to request a paper or email copy of the proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce both the impact on the environment and the administrative costs of our Annual Meetings.

What does it mean if multiple members of my household are stockholders, but we only received one Internet Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is referred to as “householding,” potentially provides extra convenience for stockholders and reduces printing and postage costs for companies. Webster and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain stockholders who share a single address, only one copy of the proxy materials is being sent to that address, unless we received contrary instructions from any stockholder at that address. Householding will continue until you are notified otherwise or until one or more stockholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Webster stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.

However, if you wish to receive a separate copy of the proxy materials, we will promptly deliver one to you upon request sent to: Webster Financial Corporation, 200 Elm Street, Stamford, Connecticut 06902, Attention: Corporate Secretary.

In addition, if you would like to receive separate proxy statements and annual reports of Webster in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

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OTHER BUSINESS

OTHER BUSINESS

The Board does not know of any other business to be transacted at the 2023 Annual Meeting of Stockholders, but if any other matters do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

Sincerely,

John R. Ciulla	Jack L. Kopnisky
President and Chief Executive Officer	Executive Chairman

Stamford, Connecticut

March 15, 2023

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ANNEX A

WEBSTER FINANCIAL CORPORATION

2021 STOCK INCENTIVE PLAN

(as amended and restated effective April 26, 2023)

Webster Financial Corporation (the “Corporation”) sets forth herein the terms of this 2021 Stock Incentive Plan (the “Plan”), as amended and restated effective April 22, 2021, which amends and restates the Plan effective April 26, 2023 as follows:

1.	PURPOSE.

The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries (“Subsidiaries”), and will encourage such eligible individuals to remain in the employ or service of the Corporation or that of one or more of its Subsidiaries. To this end, the Plan provides for the grant of stock options (“Options”), stock appreciation rights (“SARs”), Restricted Stock (as defined in Section 6(b)), Performance-Based Stock (as defined in Section 6(c)) and Stock Units (as defined in Section 6(e)) to eligible individuals. Options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. Grants of Options, SARs, Restricted Stock, Performance-Based Stock and Stock Units under the Plan are referred to collectively as “Incentive Awards.” The agreements or other documents setting out the terms of such grants are referred to collectively as “Award Agreements.” An Award Agreement may, from time to time, be issued as a grant notice (“Grant Notice”).

2.	ADMINISTRATION.

(a)    Board. The Plan shall be administered by the Board of Directors of the Corporation (the “Board”), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Incentive Award granted or Award Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Incentive Award granted or Award Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or by unanimous consent of the Board executed in writing in accordance with the Corporation’s Certificate of Incorporation and By-Laws, and with applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Incentive Award granted or Award Agreement entered into hereunder shall be final and conclusive.

(b)    Committee. The Board may from time to time appoint a committee to administer the Plan (the “Committee”) consisting of two or more members of the Board who qualify in all respects as (i) “non-employee directors” as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 as now in effect or as hereafter amended (the “Exchange Act”) and (ii) “independent directors” in accordance with the rules of the stock exchange on which the Stock is listed. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-Laws of the Corporation and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Corporation’s Certificate of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

(c)    Designated Officer. In addition to delegation to the Committee, the Board may delegate to any officer of the Corporation (the “Designated Officer”) the power and authority to grant Incentive Awards under the Plan to any employee of the Corporation or any Subsidiary, who is employed at a level below Executive Vice President or Executive Managing Director or equivalent title within the Corporation and the Subsidiaries; provided, however, that the Designated Officer shall not grant Incentive Awards covering Stock in excess of the aggregate maximum number of shares of Stock specified by the Board for such purpose at the time of delegation to such officer (or in excess of the number of shares of Stock remaining available for issuance under the Plan pursuant to Incentive Awards).

(d)    Delegation to the Committee or the Designated Officer. In the event that the Plan or any Incentive Award granted or Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee or the Designated Officer if the power and authority to do so has been delegated to the Committee or the Designated Officer, respectively, by the Board as provided for in Section 2(b) or Section 2(c) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee or the Designated Officer shall be final and conclusive.

(e)    No Liability. No member of the Board or of the Committee nor any Designated Officer shall be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted or Award Agreement entered into hereunder.

3.	STOCK.

The stock that may be issued pursuant to Incentive Awards granted under the Plan shall be shares of Common Stock, par value $0.01 per share, of the Corporation (the “Stock”), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Incentive Awards granted under the Plan shall not exceed in the aggregate 21,361,000 shares. Of the aggregate shares, (1) 4,000,000 resulted from an increase in the prior share pool, approved by the Board on February 23, 2021, and approved by the Corporation’s shareholders at the Corporation’s 2021 annual meeting and (2) another 4,000,000 resulted from an increase in the prior share pool, approved by the Board on March 1, 2023, and subject to approval by the Corporation’s shareholders at the Corporation’s 2023 annual meeting. The maximum aggregate number of shares of Stock which may be issued and delivered upon the exercise of Incentive Stock Options shall be 21,361,000 shares. The number of shares so reserved is subject to adjustment as hereinafter provided in Section 17 below.

Shares of Stock covered by an Incentive Award shall be counted against the share pool as of the date of grant. Any shares of Stock that are subject to any Incentive Award shall be counted against the limit set forth in the preceding paragraph as one (1) share for every one (1) share subject to an Incentive Award. If any Incentive Award expires, terminates, or is terminated for any reason before exercise or vesting in full, the shares of Stock that were subject to the unexercised, forfeited, expired or terminated portion of such Incentive Award shall be available for future grants of Incentive Awards under the Plan. Notwithstanding any provision of the Plan to the contrary, liberal share counting is not permitted under the Plan such that no shares of Stock derived from any of the following circumstances may be added to the Plan’s reserve of shares: (i) shares tendered in payment of an Option, (ii) shares withheld for taxes, (iii) shares repurchased by the Corporation using Option proceeds, or (iv) SARs settled in Stock when only the shares delivered are counted against the Plan reserve.

4.	ELIGIBILITY.

Employees and Subsidiary Directors. Incentive Awards may be granted under the Plan to any employee of the Corporation or any Subsidiary (including any such employee who is an officer or director of the Corporation or any Subsidiary) or to any directors of a Subsidiary who are not officers or employees of the Corporation or any Subsidiary (“Subsidiary Directors”) as the Board shall determine and designate from time to time before expiration or termination of the Plan. (An eligible individual who receives an Incentive Award under the Plan shall be referred to as a “Grantee.”) The maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 500,000 shares (subject to adjustment as provided in Section 17 hereof). The maximum number of shares of Stock that can be awarded under the Plan as Restricted Stock, Performance-Based Stock and Stock Units to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 300,000 shares (subject to adjustment as provided in Section 17 hereof).

Non-Employee Directors. Directors of the Corporation who are not officers or other salaried employees of the Corporation or any Subsidiary thereof (“Non-Employee Directors”) shall be eligible to become Grantees under the Plan. During any calendar year, no Non-Employee Director may receive Incentive Awards with an aggregate grant date Fair Market Value (computed as of the grant date in accordance with applicable financial accounting rules) in excess of $500,000.

An individual may hold more than one Incentive Award, subject to such restrictions as are provided herein.

5.	EFFECTIVE DATE AND TERM OF THE PLAN.

(a)    Effective Date. The Plan was originally effective as of March 23, 1992. The Plan has been previously restated five times effective April 26, 2001, January 31, 2005, October 23, 2006, April 28, 2016 and April 22, 2021 respectively. The Plan now is amended and restated effective April 26, 2023, subject to approval by the shareholders of the Corporation on such date, and shall be applicable to Incentive Awards granted on or after that date.

(b)    Term. The Plan shall terminate on April 26, 2033.

6.	GRANT OF INCENTIVE AWARDS.

(a)    Options. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the corresponding provision of any subsequently enacted tax statute (the “Code”). The date on which the Board approves the grant of an Option shall be considered the date on which such Option is granted; provided that the date on which the Grantee first renders services to the Corporation or a Subsidiary (the “Hire Date”) shall be the grant date if the Hire Date is later than the date on which the Board approves the grant. No Option may be exercisable after the date of grant prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. The Board shall account for which Options were granted from the increased shares in its sole and complete discretion.

(b)    Restricted Stock Awards. For purposes of the Plan, “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to this Section 6(b), which are subject to forfeiture restrictions based on the Grantee’s length of service or other non-performance-based criteria. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee shares of Restricted Stock. Except with respect to Restricted Stock issued upon fulfillment of the performance criteria for Performance-Based Stock, no Restricted Stock award may vest prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. Each grant of Restricted Stock shall be affected by the execution of an Award Agreement setting out the terms and conditions applicable thereto and by the issuance of shares of Restricted Stock.

Upon attainment of the vesting requirements (or, to the extent specified by the Board, partial attainment of such requirements), the Grantee of a Restricted Stock award shall be entitled to the shares of Stock specified in the grant (or the portion of such shares earned by partial attainment of the requirements, as applicable) free of restrictions, except as set out in Section 15. Upon the failure of the Grantee to pay the price specified for the shares within the time set by the Board at the time of the grant or upon termination of the Grantee’s employment without the Grantee having satisfied the service requirement specified at the time of grant, except as shall otherwise have been specified in the Award Agreement at the time of grant or in an amendment thereto, the shares of Restricted Stock (or appropriate portion thereof) shall be forfeited and shall again be available for re-grant under the terms of the Plan. The Board may require that the certificates evidencing the grant of shares of Restricted Stock hereunder be held by an officer of the Corporation until such restrictions have expired. The Board may also cause a legend to be placed on such certificates making appropriate reference to the restrictions to which the shares are subject. Unless the Board otherwise provides in an Award Agreement, Grantees of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board shall determine the amount, form, timing and other terms regarding payment of such dividends. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock.

(c)    Performance-Based Stock Awards. For purposes of the Plan, “Performance-Based Stock” means an Incentive Award granted to a Grantee pursuant to this Section 6(c), which is subject to the attainment of pre-established performance goals over a performance period of at least one year and up to ten years, the attainment of which would, subject to the additional terms and conditions of this paragraph and the Plan generally, entitle the Grantee to receive Stock and/or Restricted Stock in a pre-determined amount or an amount determined pursuant to the performance criteria formulation. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee an Incentive Award of Performance-Based Stock. No Performance-Based Stock may vest prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. Each grant of Performance-Based Stock shall be affected by the execution of an Award Agreement setting out the terms and conditions applicable thereto and, in the Board’s discretion, all or a portion of the shares of Stock subject to the Performance-Based Stock award may be issued at the time of grant subject to the applicable performance objectives.

Performance objectives may include, but are not limited to, on one or more of the following criteria and can be measured on an absolute basis or relative to a comparator group: (i) total shareholder return, (ii) income, (iii) the Stock price, (iv) earnings per share, (v) return on assets, equity or investments, (vi) operational efficiency, (vii) operating profit, (viii) operating revenue, (ix) operating expenses, (x) loan quality, including without limitation acceptable, adverse, criticized, past due, nonaccrual, and charge-off criteria, either in absolute terms or relative to loan portfolio or assets, (xi) net interest spreads, (xii) financial ratings by outside agencies, (xiii) fee income, (xiv) capital, including without limitation capital adequacy, capital regulatory achievements or compliance, and capital surplus, (xv) revenue targets, (xvi) expense targets, (xvii) market or market segment share or penetration, (xviii) shareholders equity, (xix) assets and liabilities, or (xx) any combination of the foregoing.

Performance objectives may include positive results, maintaining the status quo or limiting economic losses. The Board may provide in any Performance-Based Stock award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (a) asset write-downs or loan losses; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs or discontinued operations; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs or share offerings; (i) tax valuation allowance reversals; and (j) impairment expense.

Upon attainment of the specified performance objectives (or, to the extent specified by the Board, partial attainment of such objectives), the Grantee of a Performance-Based Stock award shall be entitled to the shares of Stock and/or Restricted Stock specified in the grant (or the portion of such shares earned by partial attainment of the objectives, as applicable), except as set out in Section 15. Upon the failure of the Grantee to pay the price specified for the shares within the time set by the Board at the time of the grant or upon the expiration of the specified period for attaining performance objectives without such objectives having been achieved, except as shall otherwise have been specified in the Award Agreement at the time of grant or in an amendment thereto, the shares of Performance-Based Stock (or appropriate portion thereof) shall be forfeited and shall again be available for re-grant under the terms of the Plan. The Board may require that the certificates evidencing the grant of shares of Performance-Based Stock hereunder be held by an officer of the Corporation until the applicable performance objectives have been attained.

(d)    Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee a SAR. A SAR shall confer on the Grantee to whom it is awarded the right to receive, upon exercise, the excess of (i) the Fair Market Value of a share of Stock on the date of exercise (determined in good faith by the Board), over (ii) the grant price. Each grant of a SAR shall be affected by execution of an Award Agreement setting out the terms and conditions applicable thereto. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be no less than the Fair Market Value of a share of Stock on the date of grant. The date on which the Board approves the award of a SAR shall be considered the date of grant. No SAR may be exercisable after the date of grant prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. Each SAR shall be settled in whole shares of Stock, with any fractional share of Stock that would result from exercise of the SAR eliminated entirely.

(e)    Stock Units. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee a Stock Unit. For purposes of the Plan, the term “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to this Section 6(e), which is subject to forfeiture restrictions as determined by the Board and provided in the related Award Agreement. Stock Units shall be awarded on terms and conditions that otherwise would be permitted under the Plan to apply to Restricted Stock or Performance-Based Stock; provided, however, that holders of Stock Units shall have no right to vote any Stock promised upon settlement of the Stock Unit or to “vote” the Stock Unit. No Stock Unit may vest prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. A holder of Stock Units shall have no rights other than those of a general creditor of the Corporation. Stock Units represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Award Agreement.

(f)    Deferral. Subject to the provisions of Section 22 below, the Board may establish rules and procedures setting forth the circumstances under which distribution or the receipt of Stock and other amounts payable with respect to an Incentive Award shall be deferred either automatically or at the election of the Grantee and whether and to what extent the Corporation shall pay or credit amounts constituting interest (at rates determined by the Board) or dividends or deemed dividends on such deferrals.

(g)    Dividends and Dividend Equivalents on Performance-Based Stock and Stock Units. The Committee may, in its sole discretion and subject to compliance with applicable law including Code Section 409A, provide that Awards of Performance-Based Stock and Stock Units granted under the Plan earn dividends or dividend equivalents and provide that dividends and dividend equivalents either (i) will be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested, which shall be subject to the same vesting provisions as provided for the Award, or (ii) will be credited to a bookkeeping or other account for the Grantee and accumulated without interest until the date upon which the Award becomes vested (and any such dividends or dividend equivalents accrued with respect to forfeited Awards will be reconveyed to the Company or cancelled without further consideration or any act or action by the Grantee); and will be paid or distributed to the Grantee as accrued no later than the fifteenth (15th) day of the third (3rd) month following the first (1st) calendar year in which the Grantee’s right to such dividends and dividend equivalents is no longer subject to a substantial risk of forfeiture or are otherwise vested. In no event shall dividends or dividend equivalents with respect to an Award of Performance-Based Stock be paid or distributed until the performance goals of such Award are met.

7.	LIMITATION ON INCENTIVE STOCK OPTIONS.

An Option shall constitute an Incentive Stock Option only (i) if the Option is awarded to an eligible individual who is an employee of the Corporation or any Subsidiary; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year (under the Plan and all other plans of the Grantee’s employer corporation and its parent and subsidiary corporations within the meaning of Code Section 422(d)) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.	AWARD AGREEMENTS.

(a)    General. All Incentive Awards granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an award of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed non-qualified stock options. To the extent an Award Agreement is issued in the form of a Grant Notice which omits the specific terms governing the Incentive Award, the standard provisions set forth in the Plan shall apply. In particular, under any such Grant Notice, the terms set forth in Sections 6, 10, 11, 12, and 13, respectively, shall apply to (i) the term and exercisability of the Option or SAR or time and form of vesting and payment of other Incentive Awards; (ii) the transferability of the Option or SAR; (iii) the effect of termination of service or employment; or (iv) the rights in the event of death, disability or termination of employment of an employee on or after attainment of both age 65 and 5 years of continuous service with the Corporation or a Subsidiary (“Normal Retirement”).

(b)    “Clawback” Provisions. Any Incentive Award granted pursuant to the Plan is subject to mandatory repayment by the Grantee to the Corporation to the extent the Grantee is, or in the future becomes, subject to any Corporation “clawback” or recoupment policy that requires the repayment by the Grantee to the Corporation of compensation paid by the Corporation to the Grantee in the event the payment was based on results of a materially inaccurate financial statements or was based on materially inaccurate performance criteria, or in the event the Grantee fails to comply with, or otherwise violates, the terms of requirements of such policy.

(c)    No Repricing. Notwithstanding anything in the Plan to the contrary, the Board shall not have the authority (i) to amend the terms of outstanding Options or SARs to reduce the Option Price or grant price, as applicable, of any outstanding Option or SAR, (ii) to cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or grant price, as applicable, that is less than the Option Price or grant price, as applicable, of the original Options or SARs, (iii) to cancel outstanding Options or SARs with an Option Price or grant price, as applicable, above the current Fair Market Value in exchange for cash, other awards, or other securities, or (iv) to take any other action that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, unless such action (A) is subject to and approved by the Corporation’s shareholders or (B) would not be deemed to be a repricing under the rules of the stock exchange on which the Stock is listed; provided, that nothing in this Section 8(b) is intended to prevent appropriate adjustments to be made to outstanding awards, without shareholder approval, pursuant to Section 17.

(d)    Electronic Transmissions, Documents and Signatures. Subject to limitations under applicable law, the Board (or its designee, which may be a third party) is authorized in its discretion to issue Incentive Awards and Award Agreements and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Grantees by electronic or similar means, including, without limitation, transmissions through electronic mail or specialized software, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan. Subject to any requirements imposed by the Board, any signatures or acknowledgments may be made in electronic format. The Corporation may issue any Stock in book-entry or electronic format.

9.	OPTION PRICE.

The purchase price of each share of the Stock subject to an Option (the “Option Price”) shall be fixed by the Board and stated in each Award Agreement, and shall be not less than the greater of par value or 100 percent of the Fair Market Value of a share of the Stock on the date the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the Fair Market Value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the Nasdaq National Market, or otherwise is publicly traded in an established securities market, in determining the Fair Market Value of the Stock, the Board shall use the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.

No Option granted under the Plan shall be amended or modified so as to reduce the Option Price of such Option and no other action shall be taken to reprice any Option if such amendment, modification or other repricing would result in a charge against the earnings of the Corporation or any of its affiliates.

10.	TERM AND EXERCISE OF OPTIONS AND SARS.

(a)    Term. Subject to Sections 12 and 13 below, each Option or SAR granted under the Plan shall terminate and all rights to acquire shares thereunder shall cease upon the expiration of 10 years from the date such Option or SAR is granted, or on such earlier date as explicitly stated in the Award Agreement; provided, however, that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to stock ownership of more than 10 percent), an Option granted to such Grantee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of 5 years from the date it is granted.

(b)    Exercisability Period and Limitations on Exercise. Subject to Sections 6(a) and 6(d), as applicable, each Option or SAR shall vest and become exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option or SAR, as the Board shall determine and set forth in the Award Agreement relating to such Option or SAR; provided, however, that to the extent the Option or SAR is awarded pursuant to a Grant Notice, and subject to Sections 6(a) and 6(d), as applicable, the Option or SAR shall then vest in equal annual installments ratable on each vesting date stated in the Grant Notice or, if the Grant Notice provides for cliff vesting, on the last day of the vesting period, subject to the continued service of the Grantee on each vesting date or, in the case of cliff vesting, the vesting date, such that, except as provided otherwise in Section 12 or Section 17, any portion of an Option or SAR not yet vested or exercisable as of the date the Grantee ceases to provide continuous services to the Corporation or a Subsidiary, shall be forfeited and shall not in the future become exercisable. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option or SAR may not be exercised in whole or in part for any period or periods of time during which such Option or SAR is outstanding; provided, however, that any such limitation on the exercise of an Option or SAR may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option or SAR, so as to accelerate the time at which the Option or SAR may be exercised. Each Option or SAR granted to Non-Employee Directors or Subsidiary Directors shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on the date of grant and ending on the expiration or termination of the Option or SAR as set forth in the Award Agreement.

(c)    Method of Option Exercise. Except to the extent electronic exercise has been authorized under Section 8(d), an Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value (determined in the manner described in Section 9 above) on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). Unless the Award Agreement provides otherwise, payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount, if any, of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. If the person exercising the Option is not the Grantee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates, which may be in book-entry or electronic form, evidencing his ownership of such shares. A separate Stock certificate or certificates, which may be in book-entry or electronic form, shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 17 below, no adjustment shall be made for dividends or other rights for which the record date is before the date of such issuance.

11.	TRANSFERABILITY OF INCENTIVE AWARDS.

(a)    Restricted Stock, Performance-Based Stock and Stock Units. No shares of Restricted Stock, Performance-Based Stock or Stock Units shall be sold, transferred, assigned, pledged or otherwise encumbered until the Grantee has satisfied all applicable performance objectives, if any, and service requirements, if any, imposed as a condition to the vesting of such shares and until the lapse or expiration of all other applicable restrictions and conditions imposed by the Board with respect to such shares.

(b)    SARs. During the lifetime of a Grantee to whom a SAR is granted, only such Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise such SAR. No SAR shall be sold, transferred, assigned, pledged or otherwise encumbered by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

(c)    Options. During the lifetime of a Grantee to whom an Incentive Stock Option is granted, only such Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise such Incentive Stock Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and provided the Award Agreement sets forth this provision explicitly, the Board, subject to the terms and conditions of the Plan, may in its sole discretion permit a Grantee to transfer not for value all or part of an Option that is not intended to constitute an Incentive Stock Option to a Family member or a Family Trust, provided that the transferee shall enter into a written agreement to be bound by the terms of the Plan and the Award Agreement and any subsequent transfer of the Option or shares of Stock shall be subject to the transfer restrictions set out in the Plan. A transfer to an entity in which more than 50 percent of the voting interests are owned by Family members (or the Grantee) in exchange for an interest in that entity, shall be considered to be “not for value” for this purpose. For this purpose, “Family” means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Grantee, including adoptive relationships, or any person sharing the Grantee’s household (other than a tenant or employee), and “Family Trust” means a trust in which members of the Grantee’s Family have more than 50 percent of the beneficial interest, a foundation in which members of the Grantee’s Family (and/or the Grantee) control the management of assets, and any other entity in which a member of the Grantee’s Family (and/or the Grantee) owns more than 50 percent of the voting interests.

12.	TERMINATION OF SERVICE OR EMPLOYMENT.

(a)    Employees. With respect to an Option or SAR, upon the termination of the employment or service of the Grantee (other than a Subsidiary Director or Non-Employee Director) with the Corporation or a Subsidiary, other than by reason of the death or “permanent and total disability” (within the meaning of Code Section 22(e)(3)) or after the Grantee’s attainment of Normal Retirement, except as provided in the applicable Award Agreement, any Option or SAR granted pursuant to the Plan shall terminate 3 months after the date of such termination of employment or service, unless earlier terminated pursuant to Section 10(a) above, and such Grantee shall have no further right to purchase shares of Stock pursuant to such Option or to settle the SAR; provided, however, that, subject to Sections 6(a) and 6(d), in the event the Corporation or Subsidiary, as applicable, terminates the Grantee’s employment without Cause (as defined below), and this termination occurs prior to full vesting and exercisability of the Option or SAR, the portion of the Grantee’s Option or SAR considered vested and exercisable shall be determined by multiplying the number of shares of Stock subject to the Option or SAR by a fraction, the numerator of which is the number of full calendar days during which the Grantee was employed by the Corporation or a Subsidiary after the vesting commencement date specified in the Award Agreement and the denominator of which is the number of full calendar days of service required to achieve full vesting and exercisability. For purposes of this Section 12(a), “Cause” shall mean termination because of the Grantee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, material breach of any provision of any employment agreement between the Grantee and the Corporation or any Subsidiary, or a definitive determination that the Grantee’s job performance is unsatisfactory pursuant to the written performance review procedures of the Corporation or any Subsidiary. Furthermore, in the event of a Grantee’s death during the period following the Grantee’s termination of employment or service under this Section 12(a), the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such Grantee’s death and before termination of the Option as provided in Section 10(a) above, to exercise any Option held by such Grantee at the date of such Grantee’s death, subject to any installment limitation on exercise imposed pursuant to Section 10(b) above or above in this Section 12(a), as applicable. Notwithstanding the preceding provisions of this Section 12(a), with respect to a Grantee whose employment terminates without Cause (as defined above), the Board may provide, in its discretion, by inclusion of appropriate language in an Award Agreement at the time of grant or later, that in the event of termination of employment or service of the Grantee with the Corporation and Subsidiaries Options or SARs held by the Grantee shall not terminate for a specified period longer than stated above (but not extending beyond termination of the Option or SAR as provided in Section 10(a) above), either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.

With respect to an award of Restricted Stock or an award of Stock Units which are not subject to the attainment of pre-established performance goals over a performance period, upon the termination of the employment or service of a Grantee with the Corporation or a Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Code Section 22(e)(3)) or after the Grantee’s attainment of Normal Retirement, any Restricted Stock issued to such Grantee or Stock Units issued to such Grantee and not subject to the attainment of pre-established performance goals over a performance period that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise; provided, however, that, subject to Sections 6(b) and 6(e) and except as provided otherwise in the Award Agreement, in the event the Corporation or Subsidiary, as applicable, terminates the Grantee’s employment without Cause (as defined above) and this termination occurs prior to full vesting and the lapse of all applicable restrictions and conditions, the vested portion of the Grantee’s Restricted Stock or Stock Units not subject to the attainment of pre-established performance goals over a performance period shall be determined by multiplying the number of shares of Restricted Stock or Stock Units not subject to the attainment of pre-established performance goals over a performance period subject to the award by a fraction, the numerator of which is the number of calendar days during which the Grantee was employed by the Corporation or a Subsidiary after the vesting commencement date specified in the Award Agreement and the denominator of which is the number of days of service required to achieve full vesting and the lapse of all applicable restrictions and conditions.

With respect to an award of Performance-Based Stock or an award of Stock Units which is subject to the attainment of pre-established performance goals over a performance period, upon termination of the employment or service of a Grantee with the Corporation or a Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Code Section 22(e)(3)) or after the Grantee’s attainment of Normal Retirement, any Performance-Based Stock issued to such Grantee or Stock Units issued to such Grantee which are subject to the attainment of pre-established performance goals over a performance period that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise; provided, however, that, subject to Sections 6(c) and 6(e), and except as provided otherwise in the Award Agreement, in the event the Corporation or Subsidiary, as applicable, terminates the Grantee’s employment without Cause (as defined above) and this termination occurs prior to completion of the performance period, shares of Performance-Based Stock granted to such Grantee or Stock Units granted to such Grantee subject to the attainment of pre-established performance goals over a performance period shall be eligible to become fully vested if and when the ordinary performance period ends, provided, and only to the extent that, the applicable performance criteria are satisfied. To the extent the criteria are satisfied, the shares that actually shall vest shall be the number of shares issuable upon the attained level of performance multiplied by a fraction, the numerator of which is the number of calendar days during which the Grantee was employed by the Corporation or a Subsidiary after the vesting commencement date specified in the Award Agreement and the denominator of which is the number of days of service required to achieve full vesting of the Performance-Based Stock or Stock Unit award.

Upon forfeiture of Restricted Stock, Performance-Based Stock or Stock Units, the Grantee shall have no further rights with respect to such Restricted Stock, Performance-Based Stock or Stock Units, including but not limited to any right to vote Restricted Stock or Performance-Based Stock or any right to receive dividends with respect to such shares of Restricted Stock or Performance-Based Stock or Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment or service with the Corporation or a Subsidiary shall not be deemed to occur if immediately thereafter the Grantee is employed with the Corporation or any Subsidiary or is serving as a Subsidiary Director or Non-Employee Director.

(b)    Non-Employee Directors and Subsidiary Directors. Any Option or SAR granted to a Non-Employee Director or Subsidiary Director shall not terminate until the expiration of the term of the Option or SAR regardless of whether the Non-Employee Director or Subsidiary Director continues to serve as a director of the Corporation or a Subsidiary, unless earlier terminated pursuant to Section 10(a) above; provided, however, that the Board may provide, by inclusion of appropriate language in an Award Agreement, that a Grantee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of service of the Grantee with the Corporation as a Non-Employee Director or with a Subsidiary as a Subsidiary Director, exercise an Option or SAR, in whole or in part, within a specified period of time subsequent to such termination of service and before termination of the Option or SAR as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.

13.	RIGHTS IN THE EVENT OF DEATH, DISABILITY OR NORMAL RETIREMENT.

(a)    Death of an Employee. If a Grantee (other than a Non-Employee Director or Subsidiary Director) dies while employed by the Corporation or a Subsidiary, except as provided otherwise in the applicable Award Agreement, the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such Grantee’s death and before termination of the Option or SAR as provided in Section 10(a) above, to exercise any Option or SAR held by such Grantee at the date of such Grantee’s death, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. If a Grantee dies while employed by the Corporation or a Subsidiary, except as provided otherwise in the applicable Award Agreement, all shares of Restricted Stock granted to such Grantee and all Stock Units granted to such Grantee which are not subject to the attainment of pre-established performance goals over a performance period shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate. If a Grantee dies while employed by the Corporation or a Subsidiary, except as provided otherwise in the applicable Award Agreement, shares of Performance-Based Stock granted to such Grantee and Stock Units granted to such Grantee which are subject to the attainment of pre-established performance goals over a performance period shall fully vest if and when the ordinary performance period for the Incentive Award ends, provided, and only to the extent that, the applicable performance criteria are satisfied. The preceding sentence also applies to any Restricted Stock otherwise issuable in connection with such Performance-Based Stock. The shares of Stock deliverable in accordance with the terms of this Section 13(a) shall be delivered to the executors, administrators, legatees or distributees of the Grantee’s estate.

(b)    Disability of an Employee. If a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of the “permanent and total disability” (within the meaning of Code Section 22(e)(3)) of such Grantee, except as provided otherwise in the applicable Award Agreement, then such Grantee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such termination of employment or service and before termination of the Option or SAR as provided in Section 10(a) above, to exercise, in whole or in part, any such Option or SAR held by such Grantee at the date of such termination of employment or service, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. If a Grantee terminates employment or service with the Corporation or a Subsidiary by reason of “permanent and total disability” (within the meaning of Code Section 22(e)(3)), except as provided otherwise in the applicable Award Agreement, all shares of Restricted Stock granted to such Grantee and all Stock Units granted to such Grantee which are not subject to the attainment of pre-established performance goals over a performance period shall fully vest upon such termination of employment. If a Grantee terminates employment or service with the Corporation or a Subsidiary by reason of “permanent and total disability” (within the meaning of Code Section 22(e)(3)), except as provided otherwise in the applicable Award Agreement, shares of Performance-Based Stock granted to such Grantee and Stock Units granted to such Grantee which are subject to the attainment of pre-established performance goals over a performance period shall fully vest if and when the ordinary performance period for the Incentive Award ends, provided, and only to the extent that, the applicable performance criteria are satisfied. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

(c)    Death or Disability of a Non-Employee Director or Subsidiary Director. Any Option or SAR granted to a Non-Employee Director or Subsidiary Director shall not terminate until the expiration of the term of the Option or SAR regardless of whether the Non-Employee Director or Subsidiary Director continues to serve as a director of the Corporation or Subsidiary, unless earlier terminated pursuant to Section 10(a) above; provided, however, that the Board may provide, by inclusion of appropriate language in an Award Agreement, that a Grantee (or, in the event of the death of the Grantee, the executors or administrators or legatees or distributees of such Grantee’s estate) may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of service of the Grantee with the Corporation as a Non-Employee Director or Subsidiary Director because of death or disability, exercise an Option or SAR, in whole or in part, within a specified period of time subsequent to such termination of service and before termination of the Option or SAR as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.

(d)    Normal Retirement of an Employee. Subject to Sections 6(a) and 6(d), as applicable, if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement of such Grantee, except as provided otherwise in the applicable Award Agreement, then such Grantee shall have the right, at any time after such termination of employment or service and before termination of the Option or SAR as provided in Section 10(a) above, to exercise, in whole or in part, any Option or SAR with a grant date more than 1 year prior to such date of termination of employment or service held by such Grantee at the date of such termination of employment or service, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Subject to Section 6(b), if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement of such Grantee, except as provided otherwise in the applicable Award Agreement and subject to the provisions of the Plan unrelated to Normal Retirement, then the restrictions on such Grantee’s Restricted Stock with a grant date more than 1 year prior to such date of termination of employment or service which are not subject to the attainment of pre-established performance goals over a performance period shall lapse upon the date the Grantee becomes eligible for Normal Retirement, and the Grantee shall be entitled to the shares of Stock as specified in the Grantee’s Award Agreement on such date. Subject to Section 6(e), if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement of such Grantee, except as provided otherwise in the applicable Award Agreement, then the restrictions on such Grantee’s Stock Units with a grant date more than 1 year prior to such date of termination of employment or service which are not subject to the attainment of pre-established performance goals over a performance period shall lapse and the Grantee shall be entitled to the shares of Stock as specified in the Grantee’s Award Agreement. Subject to Sections 6(c) and 6(e) and notwithstanding any provision to the contrary in the Plan, except as provided otherwise in the applicable Award Agreement, if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement, shares of Performance-Based Stock, with a grant date more than 1 year prior to such date of termination of employment or service, granted to such Grantee or Stock Units granted to such Grantee which are subject to the attainment of pre-established performance goals over a performance period shall fully vest if and when the ordinary performance period for the award ends, provided, and only to the extent that, the applicable performance criteria are satisfied.

14.	USE OF PROCEEDS.

The proceeds received by the Corporation from the sale of Stock pursuant to Incentive Awards granted under the Plan shall constitute general funds of the Corporation.

15.	REQUIREMENTS OF LAW.

The Corporation shall not be required to sell or issue any shares of Stock under any Incentive Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Incentive Award or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933 as now in effect or as hereafter amended (the “Securities Act”), upon exercise of any Option or SAR, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option or SAR, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option or SAR may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding and conclusive.

16.	AMENDMENT AND TERMINATION OF THE PLAN.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Incentive Awards have not been granted; provided, however, that no amendment by the Board shall, without approval by a majority of the votes cast at a duly held meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, (a) materially change the requirements as to eligibility to receive Incentive Awards; (b) increase the maximum number of shares of Stock in the aggregate that may be sold or otherwise awarded pursuant to Incentive Awards granted under the Plan (except as permitted under Section 17 hereof); (c) change the minimum Option Price set forth in Section 9 hereof or the minimum grant price for a SAR set forth in Section 6(d) hereof (except as permitted under Section 17 hereof); (d) increase the maximum period during which Options or SARs may be exercised; (e) extend the term of the Plan; or (f) materially increase the benefits accruing to eligible individuals under the Plan. Except as permitted under Section 17 and 22 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Incentive Award, impair rights or obligations under any Incentive Award theretofore granted under the Plan. No amendment will be made to the no-repricing provisions of Section 8(b) without the approval of the Corporation’s shareholders.

17.	EFFECT OF CHANGES IN CAPITALIZATION.

(a)    Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares affected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kinds of shares for which Incentive Awards may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Incentive Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Incentive Award immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or grant price payable with respect to shares subject to the unexercised portion of the Option or SAR outstanding, but shall include a corresponding proportionate adjustment in the Option Price or grant price per share.

(b)    Reorganization in Which the Corporation Is the Surviving Corporation. Subject to Subsection (c) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger, or consolidation of the Corporation with one or more other corporations, any Incentive Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Incentive Award would have been entitled immediately following such reorganization, merger or consolidation, and, in the case of an Option or SAR, with a corresponding proportionate adjustment of the Option Price or grant price per share so that the aggregate Option Price or grant price thereafter shall be the same as the aggregate Option Price or grant price of the shares remaining subject to the Option or SAR immediately before such reorganization, merger or consolidation.

(c)    Reorganization in Which the Corporation Is Not the Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Incentive Awards outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Incentive Awards theretofore granted, or for the substitution for such Incentive Awards of new options, stock appreciation rights, Restricted Stock, Performance-Based Stock or Stock Units as applicable, covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and, in the case of Options and SARs, exercise or grant prices, in which event the Plan and Incentive Awards theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, all restrictions on Restricted Stock, Performance-Based Stock and Stock Units shall lapse and the Grantee shall become the owner outright of the Stock, and each individual holding an Option or SAR shall have the right, for 30 days immediately prior to the occurrence of such termination, to exercise such Option or SAR in whole or in part, without regard to any limitation on exercise imposed pursuant to Section 10(b) above, unless otherwise explicitly provided in the Award Agreement. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options or SARs not later than the time at which the Corporation gives notice thereof to its shareholders.

(d)    Change of Control Accelerated Vesting. Even if Incentive Awards are assumed or continued in connection with such transaction, the following provisions shall apply:

(i)    If the service of an eligible individual who continues to render services to the Corporation or a Subsidiary immediately prior to a Change of Control is involuntarily terminated by the Corporation without Cause (as defined in Section 12(a)), within 2 years following the Change of Control, other than by reason of death or “permanent and total disability” (within the meaning of Code Section 22(e)(3)) or, in the case of an employee, the individual resigns from the Corporation for Good Reason within two years following the Change of Control, the individual’s Incentive Awards shall become fully vested, and, in the case of Options or SARs, exercisable upon such termination of service;

(ii)    For purposes of Sections 17(d)(i), any Performance-Based Stock award or any award of Stock Units which are subject to pre-established performance over a performance period that shall become fully vested pursuant to this Section 17(d) shall vest at the greater of (i) the target level determined under the Award Agreement or (ii) the amount determined immediately prior to such consummation of the Change of Control as though that were the end of the performance period.

For purposes of this Section 17(d), “Good Reason” means the occurrence of any of the following conditions: (i) a material diminution in the eligible individual’s base compensation; (ii) a material diminution in the eligible individual’s authority, duties or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the eligible individual is required to report (including a requirement that an eligible individual report to a corporate officer or employee instead of reporting directly to the Board); (iv) a material change in the geographic location at which the eligible individual must perform services; or (v) any other action or inaction that constitutes a material breach by the Corporation of any agreement under which the eligible individual provides services. Prior to termination for Good Reason the eligible individual must provide notice to the Corporation of the existence of a condition for Good Reason within 90 days of the initial existence of the condition. The eligible individual will only be eligible to terminate employment for Good Reason if the Corporation does not remedy the condition within 30 days of such notice.

(e)    Adjustments and Limitations. Adjustments under this Section 17 related to Stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. All provisions of this Section 17 shall be subject to the requirements and limitations of Section 22 to the extent applicable.

(f)    No Limitations on Corporation. The grant of an Incentive Award pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(g)    Distribution of Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock or Performance-Based Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original grant.

18.	CHANGE OF CONTROL DEFINED.

(a)    General Rule. For the purpose of the Plan, a “Change of Control” shall mean the occurrence of any one of the events described in Sections 18(b) through 18(e) below, subject to Section 22 below, if applicable.

(b)    Stock Acquisition. A Change of Control shall occur upon the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any company controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (d) of this Section 18.

(c)    Board Change. A Change of Control shall occur when individuals who, as of April 26, 2023, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(d)    Certain Other Business Transactions. A Change of Control shall occur upon consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(e)    Liquidation or Dissolution. A Change of Control shall occur upon approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

19.	DISCLAIMER OF RIGHTS.

No provision in the Plan or in any Incentive Award granted or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary.

20.	NONEXCLUSIVITY OF THE PLAN.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

21.	WITHHOLDING TAXES.

The Corporation or any Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Incentive Awards or with respect to the exercise of Options or SARs. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Corporation or such Subsidiary, as the case may be, any amount that the Corporation or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Corporation or any Subsidiary, as the case may be, which may be withheld in the sole discretion thereof, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation or such Subsidiary to withhold shares of Stock otherwise deliverable under a Restricted Stock, Performance-Based Stock or Stock Unit award or a SAR or by withholding from the Stock to be issued upon the exercise of an Option or (ii) by delivering to the Corporation or such Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have a Fair Market Value equal to the withholding obligations. The Fair Market Value of the shares of Stock used to satisfy the withholding obligation shall be determined by the Corporation or any Subsidiary as of the date that the amount of tax to be withheld is determined.

22.	CODE SECTION 409A.

(a)    Intent of Awards. It is intended that Incentive Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Code and applicable regulations issued thereunder (“Code Section 409A”) unless otherwise specified by the Board. Towards that end, all Incentive Awards under the Plan are intended to contain such terms as will qualify the Incentive Awards for an exemption from Code Section 409A unless otherwise specified by the Board. The terms of the Plan and all Incentive Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any provision of the Plan to the contrary, the Board may amend any outstanding Incentive Award without the Grantee’s consent if, as determined by the Board, in its sole discretion, such amendment is required either to (a) confirm exemption under Code Section 409A, (b) comply with Code Section 409A or (c) prevent the Grantee from being subject to any tax or penalty under Code Section 409A. Notwithstanding the foregoing, however, neither the Corporation nor any of its Subsidiaries nor the Board shall be liable to the Grantee or any other person or entity if an Incentive Award that is subject to Code Section 409A or the Grantee or any other person or entity is otherwise subject to any additional tax, interest or penalty under Code Section 409A. Each Grantee is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Code Section 409A) that may result from an Award.

(b)    409A Awards. The Board may grant an Incentive Award under the Plan that is subject in whole or in part to Code Section 409A and is intended to comply with Code Section 409A (a “409A Award”). The terms of such 409A Award, including any authority by the Corporation and the rights of the Grantee with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Code Section 409A.

(c)    Time of Payment. The time and form of payment of a 409A Award shall be as set forth in the applicable Award Agreement or, if not provided for in the Award Agreement, shall be as set forth in the Plan for the particular type of Incentive Award. A 409A Award may only be paid in connection with a separation from service (subject to a 6-month delay, if applicable), a fixed time, death, disability, a change of control or an unforeseeable emergency, in each case within the meaning of Code Section 409A. The time of distribution of the 409A Award must be fixed by reference to the specified payment event. For purposes of Code Section 409A, to the extent a 409A Award is paid in installments, each installment payment shall be treated as the entitlement to a separate payment. No discretion provided within the Plan shall apply to a 409A Award to the extent such discretion would result in a violation under Code Section 409A.

(d)    Acceleration or Deferral. The Corporation shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Code Section 409A.

(e)    Termination Distribution Requirements. Any distribution of a 409A Award triggered by a Grantee’s termination of employment shall be made only at the time that the Grantee has had a separation from service within the meaning of Code Section 409A. A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Grantee will perform after that date (whether as an employee or independent contractor of the Corporation or a Subsidiary) will permanently decrease to less than 20 percent of the average level of bona fide services performed over the immediately preceding 36 month period. Continued services solely as a director of the Corporation or a Subsidiary shall not prevent a separation from service from occurring by an employee as permitted by Code Section 409A. If the Grantee is deemed on the date of separation from service with the Corporation to be a “specified employee”, within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Corporation from time to time, or if none, the default methodology, then with regard to any 409A Award that is required to be delayed in compliance with Code Section 409A(a)(2)(B), such 409A Award shall not be paid or issued prior to the earlier of (i) the expiration of the 6-month period measured from the date of the Grantee’s separation from service or (ii) the date of the Grantee’s death. On the first day of the seventh month following the date of the Grantee’s separation from service or, if earlier, on the date of the Grantee’s death, any 409A Award delayed pursuant to this Section 22(e) shall be paid or issued in a lump sum.

(f)    Scope and Application of this Provision. For purposes of this Section 22, references to a term or event (including any authority or right of the Corporation or a Grantee) being “permitted” under Code Section 409A means that the term or event will not cause the Grantee to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, stock or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

*        *        *

This amended and restated Plan reflects the plan restatement duly adopted and approved by the Board of Directors of the Corporation by resolution at a meeting held on March 1, 2023, subject to approval by the shareholders of the Corporation at the Corporation’s 2023 Annual Meeting on April 26, 2023.

WEBSTER FINANCIAL CORPORATION

By:
Name:	John R. Ciulla
Title:	President and Chief Executive Officer

ANNEX B

CERTIFICATE OF AMENDMENT

TO THE

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

WEBSTER FINANCIAL CORPORATION

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Webster Financial Corporation, a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), does hereby certify that:

1.

The last paragraph of Article 6 of the Fourth Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended (as so amended, the “Charter”), shall be deleted in its entirety:

2.	A new Article 16, the text of which is set forth below, shall be added to the Charter immediately after the existing Article 15 of the Charter:

“Article 16. Limitation of Director and Officer Liability. To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer owed to the Corporation or its stockholders, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. Neither the amendment nor repeal of this Article 16, nor the adoption of any provision of this Fourth Amended and Restated Certificate of Incorporation, nor, to the fullest extent permitted by the Delaware General Corporation Law, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director or officer of the Corporation existing at the time of such amendment, repeal, adoption or modification.”

3.	This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	This Certificate of Amendment shall become effective at [_]:[_] [a/p].m., Eastern Time, on [Month] [day], 2023.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this                  day of                 , 2023.

WEBSTER FINANCIAL CORPORATION

By:	[ ]
Name: John R. Ciulla
Title: President and Chief Executive Officer

[Signature Page to Certificate of Amendment]

200 ELM STREET STAMFORD,

CT 06902

SCAN TO VIEW MATERIALS & VOTE

INSTRUCTIONS FOR VOTING BY INTERNET, TELEPHONE OR MAIL
Webster Financial Corporation encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever. Proxies submitted by Internet or telephone must be received no later than 11:59 P.M. Eastern Time on April 25, 2023 for shares held directly and by 11:59 P.M. Eastern Time on April 21, 2023 for shares held in a Plan (as defined below).

VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information no later than 11:59 P.M. Eastern Time on April 25, 2023 for shares held directly and by 11:59 P.M. Eastern Time on April 21, 2023 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions.
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY TELEPHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions no later than 11:59 P.M. Eastern Time on April 25, 2023 for shares held directly and by 11:59 P.M. Eastern Time on April 21, 2023 for shares held in a Plan. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE During The Meeting—Go to www.virtualshareholdermeeting.com/WBS2023

PLEASE RETAIN A COPY OF THE 16-DIGIT CONTROL NUMBER FROM YOUR PROXY CARD, AS YOU WILL NEED IT TO PARTICIPATE IN THE VIRTUAL-ONLY MEETING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D98334-P85961-Z84279 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WEBSTER FINANCIAL CORPORATION

The Board of Directors recommends a vote FOR ALL Nominees:

1.	To elect fifteen directors to serve for one-year terms (Proposal 1).	For	Against	Abstain
Nominees:

	1a. John R. Ciulla	☐	☐	☐

	1b. Jack L. Kopnisky	☐	☐	☐

	1c. William L. Atwell	☐	☐	☐

	1d. John P. Cahill	☐	☐	☐

	1e. E. Carol Hayles	☐	☐	☐

	1f. Linda H. Ianieri	☐	☐	☐

	1g. Mona Aboelnaga Kanaan	☐	☐	☐

	1h. James J. Landy	☐	☐	☐

	1i. Maureen B. Mitchell	☐	☐	☐

	1j. Laurence C. Morse	☐	☐	☐

	1k. Karen R. Osar	☐	☐	☐

	1l. Richard O’Toole	☐	☐	☐

	1m. Mark Pettie	☐	☐	☐

	1n. Lauren C. States	☐	☐	☐

	1o. William E. Whiston	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal:		For	Against	Abstain

2.	To approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster (Proposal 2).	☐	☐	☐

The Board of Directors recommends you vote 1 Year on the following proposal:		1 Year	2 Years	3 Years	Abstain

3.	To vote, on a non-binding, advisory basis, on the frequency of voting on the compensation of named executive officers of Webster (Proposal 3).	☐	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposals:		For	Against	Abstain

4.	To approve an amendment to the Webster Financial Corporation 2021 Stock Incentive Plan (Proposal 4).	☐	☐	☐

5.	To approve an amendment to Webster’s Fourth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of Webster as permitted pursuant to recent Delaware General Corporation Law amendments (Proposal 5).	☐	☐	☐

6.	To vote, on a non-binding, advisory basis, to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2023 (Proposal 6).	☐	☐	☐

The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting, or any adjournments thereof, in accordance with the determination of a majority of the Board of Directors of Webster.

PURSUANT TO THE TERMS OF THE WEBSTER BANK RETIREMENT SAVINGS PLAN, WEBSTER BANK PENSION PLAN, AND STERLING NATIONAL BANK 401(k) AND PROFIT SHARING PLAN (COLLECTIVELY, THE “PLANS”), THIS PROXY CARD, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PLANS.

PLEASE SIGN THIS PROXY CARD EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, OR OTHER FIDUCIARY, PLEASE GIVE FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. ALL HOLDERS MUST SIGN. IF A CORPORATION OR PARTNERSHIP, PLEASE SIGN IN FULL CORPORATE OR PARTNERSHIP NAME BY AUTHORIZED OFFICER.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D98335-P85961-Z84279

REVOCABLE PROXY

ANNUAL MEETING OF STOCKHOLDERS

April 26, 2023—3:00 p.m. Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Webster Financial Corporation (the “Company”) hereby appoints William L. Atwell, Laurence C. Morse and Karen R. Osar, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 3:00 p.m. Eastern Time, on Wednesday, April 26, 2023 in a virtual-only format via the Internet, and at any adjournments of the meeting, for the purposes set forth below. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned stockholder. Unless contrary direction is given, this proxy will be voted FOR the election of all nominees listed (Proposal 1); FOR the approval, on a non-binding, advisory basis, of the compensation of the named executive officers of Webster (Proposal 2); FOR ONE YEAR as the frequency of voting on the compensation of named executive officers of Webster (Proposal 3); FOR the approval of an amendment to the Webster Financial Corporation 2021 Stock Incentive Plan (Proposal 4); FOR the amendment to the Fourth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of Webster as permitted pursuant to recent Delaware General Corporation Law amendments (Proposal 5); FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm (Proposal 6); and in accordance with the determination of a majority of the Board of Directors as to other matters. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Assistant Secretary of the Company, by re-voting by Internet or telephone, or by attending the Annual Meeting and voting during the meeting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

Additional Instructions for Plan Participants:

Where applicable, the undersigned hereby directs the Trustee of the Webster Bank Retirement Savings Plan, Webster Bank Pension Plan, and Sterling National Bank 401(k) and Profit Sharing Plan (collectively, the “Plans”) to vote all shares of common stock of Webster Financial Corporation credited to the undersigned’s account, for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 26, 2023 at 3:00 p.m. Eastern Time, and at any and all adjournments thereof as set forth on the reverse side hereof.

Your vote and the votes of other participants will be tallied by Broadridge and the results provided to the Trustee who will: (1) vote the shares held in the Plans for which the Trustee has received timely instructions on each proposal specified on this proxy card based on the timely voting instructions it has received from participants and (2) vote all shares for which the Trustee has not received timely instructions (including unallocated shares) on each proposal specified on this proxy card in the same proportion as shares for which it has received timely voting instructions.

Voting instructions for shares allocated to the Plans must be received by 11:59 p.m. Eastern Time on April 21, 2023. Your voting instruction is confidential. All proxy cards should be forwarded to Broadridge and should not be mailed to Webster Financial Corporation. If Broadridge receives more than one proxy card from you, the card bearing the latest date will be considered to have cancelled all cards bearing an earlier date.

Please sign and return the proxy card promptly in the enclosed envelope, or vote via the internet or by telephone. (Continued and to be signed and dated on the reverse side)